UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Accendra Health, Inc.

(Name of Registrant as Specified in its Charter)

Not applicable.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

 cover

Accendra Health

2026
NOTICE OF ANNUAL MEETING AND
PROXY STATEMENT

BRINGING CARE TO LIFE™

Our Purpose & Vision

At Accendra Health, care is a promise that ensures healthcare professionals that their patients will receive the necessary care; gives patients confidence to manage their health and live independently; and connects patients, providers, and insurers for better healthcare.

Our Purpose drives us. It captures who we are and the scale of our impact. Bringing Care To Life™ means meeting people where they are and delivering care that fits their lives beyond traditional settings.

We focus on the details of bringing care into the home so patients can focus on the moments that matter most. Our Vision is to be a leading partner in care for medical equipment, supplies, and solutions in the home for individuals, families, and caregivers.

Our IDEAL Values (Integrity, Development, Excellence, Accountability, Listening) define our standards and are embedded in everything we do, from our internal operations to patient engagement.

Healthcare is complicated, and Accendra Health is here to make it a little easier. Our Purpose gives us our true north, our Vision focuses our efforts, and our IDEAL Values inform our decisions. Together, they help Accendra Health deliver on our Mission to provide innovative solutions that ensure patients get the care they need in the comfort of their homes.

4435 Waterfront Drive
Suite 300
Glen Allen, Virginia 23060

April 2, 2026

Dear Accendra Health Shareholders:

It is a pleasure to invite you to the Accendra Health, Inc. Annual Meeting of Shareholders (the “Annual Meeting”) on Thursday, May 14, 2026, at 9:00 a.m. Eastern Time. The Annual Meeting will be held in a virtual meeting format only, via the Internet, which allows us to make participation accessible for shareholders from any geographic location while reducing the costs and environmental impact associated with holding an in-person meeting. Information regarding attending the virtual Annual Meeting can be found on page 76 of the Proxy Statement.

The Notice of 2026 Annual Meeting of Shareholders and Proxy Statement describe the items of business for the meeting. In addition to considering these matters, we will review significant accomplishments and events since our last shareholders’ meeting, as well as future opportunities and initiatives we intend to pursue. Our Board of Directors and management team will be present to discuss items of interest and to answer questions.

The Notice of 2026 Annual Meeting of Shareholders contains instructions on how to access our proxy materials and our 2025 Annual Report over the Internet, as well as how shareholders can receive paper copies of such documents, if they so desire.

You may vote your shares via the Internet or by telephone, or, if you prefer, you may request paper copies of the proxy materials and submit your vote by mail by following the instructions on the proxy card. We encourage you to vote via the Internet. Whichever method you choose, your vote is important so please vote as soon as possible. All of us at Accendra Health appreciate your continued interest and support.

Warm regards,

Mark A. Beck

Chair of the Board of Directors

Accendra Health, Inc.

WHETHER OR NOT YOU PRESENTLY PLAN TO ATTEND THE MEETING,

THE BOARD OF DIRECTORS URGES YOU TO VOTE.

A LETTER FROM OUR PRESIDENT & CHIEF EXECUTIVE OFFICER

Edward A. Pesicka

Dear Shareholders:

This past year marked a pivotal milestone for our company. With the sale of the Products & Healthcare Services business and Owens & Minor brand finalized on December 31, 2025, we launched Accendra Health as a more focused organization dedicated to advancing healthcare in the home and beyond. This strategic move allows us to focus our investments and resources on areas with substantial long-term opportunities.

Accendra Health operates through two primary go-to-market brands — Apria and Byram Healthcare — with deep expertise in supporting patients living with both acute and chronic conditions. Together, we provide a national platform serving patients, providers, payors, and manufacturing partners across the United States by enabling patients to manage their health at home while also improving outcomes and increasing efficiency in the healthcare system.

Aging populations, increasing rates of chronic conditions, and the need for more affordable care options with positive outcomes outside of institutional settings are driving the demand for home-based healthcare. With our scale, expertise, and established relationships across the healthcare ecosystem, we believe Accendra Health is an ideal choice to meet this demand.

To capitalize on these opportunities, we are strengthening our core businesses to be more nimble, helping us to deliver a simpler and more efficient experience for those we serve. Investments in technology, automation, and streamlined processes are helping make Accendra Health a partner of choice in home-based care while at the same time lowering our cost to serve. We believe that these enhancements will support steady growth, strong free cash flow generation, consistent earnings, and continued balance sheet strengthening.

None of this would be possible without the dedication of our teammates. Their compassion and commitment help ensure patients receive the support they need each day, and they embody our Purpose — Bringing Care To Life™. Healthcare can be complex, and Accendra Health is committed to making it easier for patients to manage their care when and where they need it.

As we begin our next chapter as Accendra Health, we are excited about the opportunities ahead. With leading brands, a focused strategy, expansive national scale, and a growing market for home-based care, we believe we are well positioned to deliver sustainable long-term value for shareholders.

Please join us at the virtual Annual Meeting on May 14, 2026, at 9:00 a.m. Eastern Time. Your vote is very important. You are encouraged to vote your shares via the internet, telephone, or mobile device prior to the meeting, or by completing and returning your proxy card by mail so that your shares will be represented and voted at the meeting.

Thank you for your continued support.

Edward A. Pesicka

President & Chief Executive Officer

Accendra Health, Inc.

Proxy Statement Table of Contents

Your Vote Is Important

Whether or not you plan to attend the Annual Meeting, please vote your shares promptly, as instructed in the Notice Regarding the Availability of Proxy Materials, by the Internet, or by telephone. You may also request a paper proxy card to submit your vote by mail, if you prefer. We encourage you to vote via the Internet.

Forward-Looking Statements. This proxy statement (the “Proxy Statement”) contains certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and generally can be identified by the use of words such as “may,” “could,” “aim,” “seek,” “believe,” “will,” “expect,” “project,” “estimate,” “intend,” “target,” “anticipate,” “plan,” “continue,” or similar expressions. The forward-looking statements in this Proxy Statement are based on certain risks and uncertainties, which could cause actual results to vary materially from the expectations and projections expressed or implied by our forward-looking statements. Risks and uncertainties that may cause such differences include, among other things: increasing competitive and pricing pressures in the marketplace; our ability to retain existing and attract new customers and our dependence on certain customers, vendors, suppliers and third-parties; our ability to successfully identify, manage or integrate acquisitions; risks arising from the legal, regulatory or licensing requirements of the markets in which we operate; and general economic, regulatory and business conditions, including related to our international operations, among others. New risks and uncertainties may arise from time to time and are difficult to predict. Although we believe our expectations with respect to the forward-looking statements are based upon reasonable assumptions within the bounds of our knowledge of our business and operations, all forward-looking statements involve risks and uncertainties and, as a result, actual results could differ materially from those projected, anticipated or implied by these statements. We could also be affected by risks that we currently are not aware of or that we currently do not consider material to our business. For factors that could cause actual results to differ from expected results, see the risks and uncertainties described in our publicly filed reports, including our Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Annual Report”). Forward-looking statements in this Proxy Statement speak only as of the date of this Proxy Statement. We undertake no obligation to publicly update or revise any forward-looking statement in this Proxy Statement.

Information on, or that can be accessed through, our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC.

Non-GAAP Measures. This document contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). In general, the measures exclude items and charges that (i) management does not believe reflect Accendra Health, Inc.’s (“Accendra Health” or the “Company”) core business and relate more to strategic, multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends. Management uses these non-GAAP financial measures internally to evaluate the Company’s performance, evaluate the balance sheet, engage in financial and operational planning and determine incentive compensation. Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on its financial and operating results and in comparing the Company’s performance to that of its competitors. However, the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The non-GAAP financial measures disclosed by the Company should not be considered substitutes for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated. A description of these non-GAAP financial measures and a reconciliation to the most comparable GAAP equivalent financial measures are included in the Company’s Current Report on Form 8-K filed with the SEC on February 19, 2026 and in Appendix B to this Proxy Statement as notated throughout.

Notice of 2026 Annual Meeting of Shareholders

Date and Time Thursday, May 14, 2026 at 9:00 a.m., Eastern Time	Virtual Meeting Site Shareholders may attend virtually at https://meetnow.global/ M9CXXJJ	Record Date Shareholders of record at the close of business on March 18, 2026 are entitled to vote at the Annual Meeting.

TO THE SHAREHOLDERS OF ACCENDRA HEALTH, INC:

The Annual Meeting of Shareholders of Accendra Health, Inc. will be held virtually, via the internet, on Thursday, May 14, 2026, at 9:00 a.m. Eastern Time. The purposes of the meeting are listed below:

Items of Business	Board Recommendation	Page
Proposal 1 To elect as directors the six nominees named in the accompanying Proxy Statement, each for a one-year term and until their respective successors are elected and qualified	FOR each nominee	16
Proposal 2 To ratify the appointment of KPMG LLP as Accendra Health’s independent registered public accounting firm for the year ending December 31, 2026	FOR	20
Proposal 3 To conduct a non-binding advisory vote on the compensation of Accendra Health’s named executive officers	FOR	62
Proposal 4 To approve the Accendra Health, Inc. Amended and Restated 2023 Omnibus Incentive Plan	FOR	63

Shareholders will also transact such other business as may properly be brought before the Annual Meeting.

Attending the Meeting: You will be able to attend the virtual Annual Meeting online, listen to the meeting live, submit questions, and vote your shares electronically during the meeting. To be admitted to the Annual Meeting at https://meetnow.global/M9CXXJJ you must enter the control number found on your Notice Regarding the Availability of Proxy Materials, voting instructions form, or proxy card. We encourage you to access the meeting in advance of the designated start time. For additional information on attending the meeting, please see “Information about the Annual Meeting” on page 76 of this Proxy Statement.

2025 Annual Report: A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Annual Report”) accompanies this Proxy Statement.

This Notice, the Proxy Statement, the proxy card, and the 2025 Annual Report are being made available or mailed to shareholders on or about April 2, 2026.

By Order of the Board of Directors of Accendra Health, Inc.,

Heath H. Galloway

Executive Vice President, General Counsel & Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 14, 2026. Our 2026 Proxy Statement and 2025 Annual Report are available free of charge at www.envisionreports.com/ACH.

April 2, 2026

Accendra Health, Inc. ● 2026 Proxy Statement	i

Proxy Statement Summary

This summary highlights information about Accendra Health, Inc. (the “Company”, “Accendra Health”, “we”, “us”, “our”, etc.) and selected information contained in this Proxy Statement in connection with Accendra Health’s 2026 Annual Meeting of Shareholders (the “Annual Meeting” or the “meeting”). This summary does not contain all the information that you should consider in voting your shares, and you should carefully read the entire Proxy Statement before voting.

About Accendra Health

Accendra Health, Inc. (f/k/a Owens & Minor, Inc.) and subsidiaries is a leading nationwide provider of products, technology, and services that supports health beyond the hospital for millions of people each year. We connect patients, providers, and insurers, delivering innovative solutions that help promote better health outcomes and improve quality of life for people living with chronic, complex, and acute health conditions. Together, our leading and trusted brands, Apria and Byram Healthcare, bring nearly 90 years of combined experience in promoting health beyond the hospital in communities across the country.

Our Product Offering and Services

We provide delivery of products, including disposable medical supplies sold directly to patients and home health agencies and are a leading provider of integrated home healthcare equipment and related services in the U.S. We offer a comprehensive range of products and services for in-home care and delivery across diabetes treatment, home respiratory therapy (including home oxygen and non-invasive ventilation services), and obstructive sleep apnea treatment (including continuous positive airway pressure (CPAP) and bi-level positive airway pressure devices, and patient support services). Additionally, we supply a wide range of other home medical equipment, patient care product lines including ostomy, wound care (including negative pressure wound therapy), urology, incontinence and other products and services to help improve the quality of life for patients with home care needs.

[1]

Generated total revenue of $10.672 billion

Achieved total adjusted operating income of $215 million

Achieved total adjusted EBITDA of $424 million

Total adjusted net income per common share[1] of $0.61

[2]

Total debt increased by $209 million and reduced net debt by $46 million

Used $102 million of operating cash flow, which included the generation of $154 million of operating cash flow from continuing operations

Completed sale of P&HS business to Platinum Equity on December 31, 2025 and retained equity stake

Advanced strategic evolution to pure-play, home-based care business

         Total revenue and non-GAAP financial measures including total adjusted operating income, total adjusted EBITDA, and total adjusted net income per share are included in this Proxy Statement reflect the combined results of continuing operations and discontinued operations and a reconciliation to the most comparable GAAP equivalent financial measure are described in Appendix A of this Proxy Statement.

Net debt is a non-GAAP financial measures included in this Proxy Statement and a reconciliation to the most comparable GAAP equivalent financial measure is described in the Company’s Current Report on Form 8-K filed with the SEC on February 19, 2026.

2025 Business Highlights

Income[1]

●

Generated total revenue of $10.672 billion

●

Achieved total adjusted operating income of $215 million

●

Achieved total adjusted EBITDA of $424 million

●

Total adjusted net income per common share of $0.61

Balance Sheet and Cash Flows[2]

●

Total debt increased by $209 million and reduced net debt by $46 million

●

Used $102 million of operating cash flow, which included the generation of $154 million of operating cash flow from continuing operations

Business Achievements

●

Completed sale of P&HS business to Platinum Equity on December 31, 2025 and retained equity stake

●

Advanced strategic evolution to pure-play, home-based care business

[1]

Non-GAAP financial measures including total revenue, total adjusted operating income, total adjusted EBITDA, and total adjusted net income per share, which as included in this Proxy Statemen, reflect the combined results of continuing operations and discontinued operations. A reconciliation to the most comparable GAAP equivalent financial measure is described in Appendix B of this Proxy Statement.

[2]

Net debt is a non-GAAP financial measures included in this Proxy Statement and a reconciliation to the most comparable GAAP equivalent financial measure is described in the Company’s Current Report on Form 8-K filed with the SEC on February 19, 2026.

Accendra Health, Inc. ● 2026 Proxy Statement	1

Proxy Statement Summary

Director Nominees

You are being asked to vote on the following six nominees for director. All directors are elected annually by a majority of the votes cast. More information about each director can be found under “Proposal 1: Election of Directors” beginning on page 16.

					Committee Memberships[1]
Name	Primary Occupation	Age	Director Since	Independent	Audit	Exec	Gov & Nom	OP&C
Mark A. Beck	Chair of the Board, Accendra Health, Inc. Co-founder and Owner of B-Square Precision, LLC	60	2019	✓		✓	✓	✓
Gwendolyn M. Bingham	Retired United States Army Lieutenant General (three stars)	66	2020	✓		✓	✓
Kenneth Gardner-Smith	Chief Executive Officer, Veritas Veterinary Partners	45	2022	✓		✓		✓
Stephen W. Klemash	Retired Partner, Ernst & Young LLP Former Lead Partner, Ernst & Young Americas Center for Board Matters	65	2021	✓	✓	✓
Teresa L. Kline	Retired President and Chief Executive Officer of Health Alliance Plan of Michigan and Executive Vice President of Henry Ford Health System	67	2022	✓	✓
Edward A. Pesicka	President & Chief Executive Officer, Accendra Health, Inc.	59	2019			✓

Audit = Audit Committee Exec = Executive Committee Gov & Nom = Governance & Nominating Committee

OP&C = Our People & Culture Committee

1     Committee membership is as of April 2, 2026 which will be updated following the Annual Meeting.

Director Nominee Group Information

2	Accendra Health, Inc. ● 2026 Proxy Statement

Proxy Statement Summary

Our Corporate Governance Highlights

Director Independence and Board Leadership
●
All directors, including our Board Chair, are independent except for our CEO
●
Only independent directors serve on the Audit, Governance & Nominating, and Our People & Culture Committees
●
The independent directors on our Board and our Board committees conduct regular executive sessions without management

Board Evaluation and Selection
●
The Board and each of its committees conduct an annual self-evaluation to assess their respective performance
●
The Governance & Nominating Committee identifies Board candidates based on selection criteria and considers candidates with a diversity of experiences and backgrounds
●
Our Bylaws provide that no director nominee can stand for election if the nominee is over age 72
●
Average age of director nominees is 60

Board and Committee Oversight
●
The Board actively engages annually in comprehensive senior management succession planning
●
The Board and its committees perform risk oversight of our Company, including our enterprise risk management (“ERM”) program, environmental, social, and governance (“ESG”) framework, governance structure, and cybersecurity and information security risks
●
Each Board committee oversees the specific financial, compensation, and governance risks related to its functions and responsibilities

Governance Practices
●
Annual review of our Corporate Governance Guidelines and Board committee charters
●
Our insider trading policy prohibits hedging or pledging Accendra Health stock
●
Recoupment (“clawback”) policy for incentive compensation and all time-vesting equity awards
●
Maintain substantial stock ownership requirements for directors and executive officers
●
Our Code of Honor applies to our directors, executive officers, and all teammates
●
Corporate Governance Guidelines limit director membership on other public company boards

Shareholder Rights
●
Declassified Board with annual election of our directors serving one-year terms
●
Majority voting standard for uncontested director elections (plurality voting in contested elections)
●
Proxy access allowing holders of 3% of our stock for at least three years to include the greater of two nominees or nominees representing 20% of board seats in our proxy statement if they satisfy the requirements in our Company Bylaws
●
Annual shareholder advisory vote on the compensation of our named executive officers

Accendra Health, Inc. ● 2026 Proxy Statement	3

Proxy Statement Summary

Corporate Responsibility

Accendra Health recognizes the important role we play in building a more sustainable healthcare supply chain. Our sustainability activities focus on ensuring that our company and facilities operate effectively, responsibly, and sustainably. We are also firmly committed to conducting business in compliance with applicable environmental laws and regulations. We believe that acting in an environmentally responsible way throughout our operations benefits our businesses and the communities we serve.

Accendra Health continues to advance environmental stewardship across our operations, including efforts to reduce waste, lower our carbon footprint, and expand renewable energy usage. We are enhancing the accuracy and scope of our emissions data and identifying priority areas for emissions-reduction initiatives across our distribution network.

Our transportation team remains focused on improving fleet efficiency and collaborating with logistics partners to identify the most fuel-efficient routing options. We continue to prioritize lower-emission transportation modes when practicable and invest in equipment upgrades that reduce carbon output.

In 2025, we deployed 24 new electric vehicles, expanding our low-emission fleet and supporting our commitment to sustainable operations. These vehicles enhance delivery reliability for essential medical supplies while reducing emissions. To support this transition, additional charging infrastructure is being installed across key operating sites. Our idle-time reduction program, launched as a pilot in prior years, has now been fully integrated into fleet operations, contributing to measurable reductions in fuel consumption and carbon output, which benefits both our business and the environment in which we live and work.

Accendra Health remains committed to evaluating freight strategies, optimizing transportation modes, refining delivery routes, and upgrading equipment to advance our climate-risk mitigation objectives while serving the needs of our business. Indeed, these efforts not only reduce our environmental footprint but also strengthen operational performance and resilience across the organization.

Supporting Our Communities

We invest in the communities where we live and work through charitable contributions from the Accendra Health Foundation (the “Foundation”) and by supporting our employees’ volunteerism. In 2025, the Foundation focused on impactful investments to charitable and civic organizations in the communities we served in three primary areas: Healthcare; Environment, with particular attention to the stewardship of waterways; and Community. Since its inception, the Foundation has contributed more than $3 million to organizations supporting these focus areas.

In 2021, the Foundation selected Ronald McDonald House Charities® (“RMHC”) as its flagship charity partner, donating Halyard® products and contributing more than $1.5 million for multi-year support of RMHC programming that directly improves the health and well-being of children and their families. This partnership continued through 2025, and in the last year alone, Accendra Health employees across the world volunteered over 200 hours to support over 500 RMHC families in the communities they call home.

Also in 2025, the Foundation continued our collaboration with our Veterans Teammate Resource Group to again partner with Hope for the Warriors® to help support active U.S. servicemembers, veterans, and military families, as well as to provide ongoing engagement opportunities for Accendra Health teammates. The Foundation’s contributions have supported hundreds of veterans within its critical needs and peer-to-peer support program, to address pressing challenges faced by veterans and their families, particularly in housing stability, which continues to be one of the most urgent needs.

Finally, the Foundation continued its commitment to environmental charities with contributions to our partners The James River Association and the Chesapeake Bay Foundation, Inc. to increase access, education and conservation of waterways. In summary, these and other contributions continue Accendra Health’s longstanding legacy of service to our teammates, customers, and the communities to which we belong.

4	Accendra Health, Inc. ● 2026 Proxy Statement

Proxy Statement Summary

Shareholder Engagement

Our Board and our leadership value our shareholders’ perspectives. Shareholder engagement is an integral part of the Company’s strategy. To help ensure that we understand and focus on the priorities that matter most to our shareholders, our Board and senior management proactively conduct investor outreach throughout the year.

We engage with shareholders through various outreach initiatives, including:

●	Quarterly earnings releases with corresponding conference calls and webcasts;
●	Regular reports filed with the SEC, including annual and quarterly reports;
●	Participation in investor conferences and non-deal roadshows;
●	In-person and virtual meetings with current and prospective investors and research analysts;
●	Proactive outreach to institutional investors, pension funds, and governance professionals; and
●	Our annual shareholders’ meeting.

In addition to discussing business results and initiatives, strategy, and capital structure, we engage with investors on various other matters essential to our business and the Company, such as regulatory and legislative environment, governance practices, succession, risk management, corporate responsibility, and community engagement. Our senior executives regularly share with our Board the feedback received from our shareholders.

Specific Ways We Engaged with Shareholders in 2025

We actively engaged with shareholders throughout 2025 and consistently discussed the Company’s strategic vision, operating and growth strategy, and financial targets.

Management’s engagement with shareholders and other members of the investment community included individual meetings that occurred at industry and investor conferences and at the Company’s office. In addition to these meetings, there are dozens of telephonic discussions with current shareholders, prospective investors, debtholders, and sell-side analysts. These critical constituencies also attend our quarterly earnings presentations. During 2025, we participated in three industry or investor conferences. Through all of these various types of interactions, management engaged more than 75 individual firms representing the ownership of over one-fifth of our shares.

Accendra Health, Inc. ● 2026 Proxy Statement	5

Proxy Statement Summary

Our Executive Compensation Highlights

Executive Compensation Philosophy

Our executive compensation programs, which are described in more detail in our “Compensation Discussion and Analysis” section, are designed to reflect a pay-for-performance philosophy that aligns with the business’s strategy and goals, both short and long-term, and pays for sustained performance, profitable growth, and achievement of results. We generally target the 50th percentile of our peer group and the relevant market as a reference point for positioning target total compensation for our executives[1], with the ability to earn above or below the 50th percentile based on Company and/or individual performance. Key considerations when determining an executive’s compensation include experience, size and scope of role, pay position relative to the market, internal equity, and talent retention.

We designed our executive compensation program framework to reward executive leaders for Company and individual performance, with a focus on the following objectives:

●
Reasonable but market-competitive base salaries to attract, motivate, and retain executives.
●
Appropriate balance between short- and long-term incentives, and fixed and at-risk incentive compensation, to weigh cost against expected benefit and to align with the creation of shareholder value, including:
●
Annual cash incentives to drive critical business results each year; and
●
Long-term equity awards to retain management and incentivize executives to focus on longer-term financial performance and execution of our operational and strategic plans.
●
Retirement, severance, and other market-competitive benefits to attract executive talent and encourage retention.
1
This is a reference point, not a policy, and actual compensation may be above or below the target level based on Company and/or individual performance.

Compensation Components

We base a significant portion of compensation on the achievement of objective financial measures to create a strong link between pay and performance. We have no specific policies on the percentage of total compensation that should be “performance-based,” but consider this relationship in determining the overall balance and reasonableness of the executives’ total direct compensation packages. In 2025, our President & CEO’s total target compensation was 90% performance-based and 10% fixed, and our other named executive officers’ (“NEOs”) total target compensation was 80% performance-based and 20% fixed.

We believe our proportionate mix of compensation opportunities is appropriate in that we provide a greater relative percentage of incentive-based compensation tied to financial performance and long-term objectives to the

6	Accendra Health, Inc. ● 2026 Proxy Statement

Proxy Statement Summary

President & CEO versus other NEOs because the President & CEO is able to more directly impact financial results and create long-term shareholder value.

Compensation Factors and Governance

The Our People & Culture Committee (“OP&C Committee”) applies several corporate governance features related to executive compensation, which are summarized below. We believe that these mechanisms help to ensure the alignment of executive and shareholder interests.

WHAT WE DO

Pay for Performance.  We link pay to performance, and a significant portion of our executives’ potential total annual compensation, both cash and equity, is based on the achievement of objective, simple, and transparent financial measures designed to enhance short- and long-term performance.

Performance-Based Equity Awards. At least half of our annual equity award grants are performance share units (“PSUs”) with multi-year performance requirements.

Share Ownership Guidelines.  We have established stock ownership guidelines for our executive officers that are NEOs are expected to meet and maintain. Newly appointed officers are in the process of attaining the required ownership level.

Limited Perquisites. We provide limited perquisites to executive officers.

Double-Trigger Change in Control Provisions.  Equity vesting and severance benefits resulting from a change in control are “double-trigger” and require a qualifying termination of employment following the change in control.

Recoupment Policy.  We maintain a recoupment policy to recover incentive compensation and all time-vesting equity awards granted or paid to current and former executive officers and other senior executives and teammates designated as subject to the policy under circumstances involving restatement of our financial statements.

Risk Mitigation.  We mitigate risks associated with compensation by establishing caps on incentive compensation, balancing multiple performance targets and measurement periods for incentive compensation, and maintaining ongoing processes to identify and manage risk.

Independent Compensation Consulting Firm.  The OP&C Committee receives advice about its compensation programs and practices from an independent consulting firm that provides no other services to the Company, and the Company is not aware of any conflicts of interest with respect to its work.

WHAT WE DON’T DO
No Employment Agreements. We do not have employment agreements with our executive officers.
No Hedging. We prohibit our executive officers and directors from hedging against the economic ownership of Company stock.
No Pledging. We prohibit our executive officers from pledging Company stock.
No Repricing of Equity Awards. Our stock plans do not permit the repricing of equity awards without shareholder approval.
No Tax Gross-Ups. We do not provide excise tax gross-ups.

Accendra Health, Inc. ● 2026 Proxy Statement	7

Corporate Governance

General. The Company is managed under the direction of the Board of Directors (the “Board”), which has adopted Corporate Governance Guidelines to set forth certain corporate governance practices applicable to the Board. Each year, we review our corporate governance policies and practices relative to applicable laws, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Sarbanes-Oxley Act of 2002, and rules and regulations promulgated thereunder or adopted by the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange (the “NYSE”), the exchange on which our common stock, $2.00 par value (the “Common Stock”) is listed, as well as the policies and practices recommended by groups and authorities active in corporate governance.

Corporate Governance Materials. The Company’s Bylaws, Corporate Governance Guidelines, Code of Honor, and the charters of the Audit Committee, the Governance & Nominating Committee, and the OP&C Committee are available on our website at http://www.accendrahealth.com under “Governance” in the “Investor” tab. The information available on, or that can be accessed through, our website is not a part of, or incorporated by reference into, this Proxy Statement.

Code of Honor. The Board has adopted a Code of Honor that is applicable to all teammates of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer, as well as the members of the Board. We would post any amendments to or waivers from our Code of Honor (to the extent applicable to the Company’s principal executive officer, principal financial officer, principal accounting officer, any other executive officer, or any director) on our website http://www.accendrahealth.com under “Governance” in the “Investor” tab.

Director Independence. The Board has determined that the following Board members and/or nominees are “independent” within the meaning of the NYSE listing standards and the Company’s Corporate Governance Guidelines: Mark A. Beck, Gwendolyn M. Bingham, Kenneth Gardner-Smith, Robert J. Henkel, Rita F. Johnson-Mills, Stephen W. Klemash, Teresa L. Kline, and Carissa L. Rollins. To assist it in making determinations of independence, the Board has adopted categorical standards which are included in the Company’s Corporate Governance Guidelines available on our website at http://www.accendrahealth.com under “Governance” in the “Investor” tab. The Board has determined that all directors and/or nominees identified as independent in this Proxy Statement meet these standards.

Structure and Leadership of the Board. The Board does not have a firm policy with respect to the separation of the offices of Chair of the Board and the Chief Executive Officer. Instead, the Board believes that it is in the best interests of the Company for the Board to make this determination from time to time taking into account many factors including the make-up of the Board, the performance of the business, the tenure of the Chief Executive Officer, or as part of the succession planning process when it selects a new Chief Executive Officer or when a Chair ceases his or her service on the Board. The Board believes that the separation of the Chair and Chief Executive Officer roles currently serves the best interests of the Company by allowing a non-executive, independent director to lead the Board while our current Chief Executive Officer focuses on the Company’s performance, day-to-day operations, customer service, teammate engagement, Company culture, leadership, and the implementation of strategic initiatives.

Our Corporate Governance Guidelines also provide for the annual election of a lead independent director by our non-management directors if the Chair is not independent. The lead independent director primarily presides at Board meetings in the absence of the Chair, presides at meetings of the independent directors, serves as the principal liaison between the independent directors and the Chair and Chief Executive Officer, and advises the Chair with respect to agendas and information requirements relating to the Board and committee meetings. The Board believes that the lead independent director, when the Chair is not independent, enhances communications between Board members (including the Chair) and committees as well as the overall functioning of the Board’s leadership.

Majority Vote Requirement for Election of Directors. The Company’s Bylaws and Corporate Governance Guidelines provide for the election of directors by majority vote in uncontested elections. Under the Company’s Corporate Governance Guidelines, with respect to director nominations, the Board will only nominate those incumbent directors who submit irrevocable resignations effective upon the failure of such director nominee to receive the required vote for re-election and the Board’s acceptance of such resignation. In the event an incumbent director fails to receive a majority of the votes cast, the Governance & Nominating Committee (or such other committee designated

8	Accendra Health, Inc. ● 2026 Proxy Statement

Corporate Governance

by the Board) will make a recommendation to the Board as to whether to accept or reject the resignation. The Board must act on the resignation, considering the Governance & Nominating Committee’s recommendation, and publicly disclose its decision regarding the resignation, including, if applicable, its rationale for rejecting a resignation, in a press release and an appropriate disclosure with the SEC within 90 days following certification of the election results. The Governance & Nominating Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant.

Annual Performance Evaluation. The Board conducts an annual self-evaluation (for the full Board and for each of its committees) to determine whether it and its committees are functioning effectively. The Governance & Nominating Committee receives comments from all directors and reports annually to the Board with an assessment of the Board’s performance. The assessment examines the Board’s contribution to the Company and specifically focuses on areas in which the Board or management believes that the Board can improve.

Board Composition. Consistent with the Company’s Corporate Governance Guidelines, the Governance & Nominating Committee seeks to select directors who reflect a diverse set of skills, technical expertise, educational and professional backgrounds, industry experiences, and public service. The Governance & Nominating Committee and the Board believe that it is important to consider all factors of a potential candidate’s background to identify the best director nominees and doing so is consistent with the Board’s goal of creating a Board that best serves the needs of the Company and the interests of its shareholders. The table on page 16 sets forth the experience, skills, demographics, and tenure of our director nominees.

The Board’s Role in Risk Oversight. The Board currently administers its risk oversight function through the full Board and not through a separate risk committee of the Board. However, each of the Audit Committee, the OP&C Committee, and the Governance & Nominating Committee oversees the specific financial, compensation, and governance risks, respectively, relating to its functions and responsibilities and reports on these matters to the full Board. The Board performs its risk oversight function through regular reporting by the Board committees as well as the officers and management-level personnel who supervise the day-to-day risk management activities of the Company, including an enterprise risk steering committee that is composed of senior leaders of the Company and is a component of the Company’s enterprise risk management (“ERM”) program.

Cybersecurity Risks. The Board recognizes the importance of oversight of cybersecurity and information security risks and at least annually receives a comprehensive presentation and report from management on the state of the Company’s cybersecurity program and systems protection. The presentation and report address topics and updates on all layers of cybersecurity, technology, applications, threat environment, and processes to prevent, detect, and respond to threats. Cybersecurity and information security monitoring, mitigation, and threat assessment are also part of the Company’s ERM program. Additionally, the Audit Committee monitors our information security programs and receives updates from management quarterly, or more frequently as determined appropriate, on the cybersecurity program and matters related to cybersecurity incidents, as well as one-on-one discussions with the head of the Company’s information technology function and Chief Information Security Officer.

We model our cybersecurity program to align with practices and standards referenced within the National Institute of Standards and Technology cybersecurity framework. Our information security program includes, but is not limited to:

●	Following the methodology of Identify, Protect, Detect, Respond, Recover, and Govern;
●	Mandatory annual cybersecurity awareness training for all teammates accessing the Company’s network;
●	Monthly Company-wide phishing prevention and awareness exercises;
●	Identification and remediation of information security risks and vulnerabilities in our information technology (“IT”) systems, including regular scanning of both internal and externally facing systems, and annual third-party penetration testing;
●	Implementation of security technologies intended to identify and assist in containing and remediating malware risks;
●	Active monitoring of logs and events for our network perimeter and internal systems;
●	Due diligence of information security programs for third-party vendors that handle our data;

Accendra Health, Inc. ● 2026 Proxy Statement	9

Corporate Governance

●	Partnering with the Cybersecurity and Infrastructure Security Agency (“CISA”)/U.S. Department of Homeland Security/Federal Bureau of Investigation, to leverage their provided sensitive/confidential threat intel and with CISA for weekly vulnerability scans of our key public facing servers;
●	Maintaining a cyber insurance policy that provides coverage for security breach recovery and response; and
●	Engagement of third-party consultants to assess the health of our cybersecurity program.

Additional information related to our cybersecurity program is contained in the Company’s 2025 Annual Report.

Environmental, Social, and Governance. The Governance & Nominating Committee reviews and has oversight of the Company’s ESG programs and practices. The Governance & Nominating Committee and full Board regularly receive reports on the progress of our ESG programs.

Governance & Nominating Committee Report

The Governance & Nominating Committee is composed of three directors, all of whom the Board has determined are independent. The Governance & Nominating Committee met four times during 2025. In performing the various duties and responsibilities outlined in its charter, the Governance & Nominating Committee, among other things, received regular reports on the Company’s ESG programs; conducted the annual review of its charter and the Corporate Governance Guidelines; reviewed and assessed the Company’s director compensation program relative to comparable peer companies, including appropriate compensation for the non-executive Chair of the Board; led the annual Board and committee assessment process; and reviewed director education for the full Board. Also during 2025, the Governance & Nominating Committee discussed the size and composition of the Board; considered director skills and qualification criteria to support current and long-term business needs as the Company transitions to a pure-play home-based care company; and reviewed the composition and structure of the Board committees. The Governance & Nominating Committee, along with the full Board, devoted time to enterprise leadership development and succession planning, including the review and approval of updates to the CEO emergency replacement plan; and, in conjunction with the OP&C Committee, reviewed the performance of the Chief Executive Officer.

THE GOVERNANCE & NOMINATING COMMITTEE

Gwendolyn M. Bingham, Chair
Mark A. Beck
Rita F. Johnson-Mills

10	Accendra Health, Inc. ● 2026 Proxy Statement

Corporate Governance

Board Meetings

The Board held 21 meetings during 2025, which included regular meetings and special meetings to provide oversight related to, among other things, the Company’s strategic planning, the formerly planned acquisition of Rotech Healthcare Holdings, Inc., the divestiture of the Company’s Products & Healthcare Services (“P&HS”) business, certain executive management changes, and navigating macro-economic conditions during 2025. All directors attended at least 75% of the meetings of the Board and committees on which they served. Our directors attend our Annual Meeting of Shareholders unless there is a compelling reason why they cannot attend. All our directors attended our 2025 Annual Meeting of Shareholders.

Committees of the Board

The Board currently has the following committees, which the Board established to assist it with its responsibilities:

Audit Committee. The Audit Committee oversees:

●	Integrity of the Company’s financial statements;
●	The Company’s compliance with legal and regulatory requirements;
●	Qualification and independence of the Company’s independent registered public accounting firm;
●	Performance of the Company’s independent registered public accounting firm and internal audit functions;
●	Certain aspects of the Company’s ERM program, including cybersecurity risk;
●	Information security programs and matters related to cybersecurity incidents;
●	Artificial intelligence (“AI”) applications and AI’s impact on financial reporting; and
●	Issues involving the Company’s ethical and legal compliance responsibilities.

The Audit Committee has sole authority to appoint, retain, compensate, evaluate, and terminate the Company’s independent registered public accounting firm. The Board has determined that Committee Chair, Stephen Klemash, is an “audit committee financial expert,” as defined by SEC regulations, and that each member of the Audit Committee is financially literate under NYSE listing standards. All members of the Audit Committee are independent as such term is defined under the enhanced independence standards for audit committees in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder as incorporated into the NYSE listing standards and under the Company’s Corporate Governance Guidelines. The Audit Committee met eight times during 2025.

Our People & Culture Committee. The OP&C Committee:

●	Administers executive compensation programs, policies, and practices;
●	Advises the Board on salaries and compensation of the executive officers;
●	Conducts studies and recommendations concerning compensation and compensation policies;
●	May delegate authority for day-to-day administration and interpretation of compensation plans to certain senior officers of the Company (other than for matters affecting executive officer compensation and benefits); and
●	Exercises oversight over other matters affecting our culture and our teammates such as, teammate satisfaction, teammate health and well-being, community, job satisfaction, and turnover.

All members of the OP&C Committee are independent within the meaning of the enhanced NYSE listing standards and the Company’s Corporate Governance Guidelines and are “non-employee directors” as defined in Rule 16b-3 under the Exchange Act. The OP&C Committee met seven times during 2025.

Accendra Health, Inc. ● 2026 Proxy Statement	11

Corporate Governance

Governance & Nominating Committee. The Governance & Nominating Committee:

●	Considers and recommends nominees for election as directors and officers and nominees for each Board committee;
●	Reviews and recommends changes to director compensation;
●	Reviews and evaluates the procedures, practices, and policies of the Board and its members and leads the Board in its annual self-review;
●	Oversees the governance of the Company, including reviewing and recommending changes to the Corporate Governance Guidelines;
●	Conducts succession planning for senior management; and
●	Reviews the Company’s ESG programs and practices.

All members of the Governance & Nominating Committee are independent within the meaning of the NYSE listing standards and the Company’s Corporate Governance Guidelines. The Governance & Nominating Committee met four times during 2025.

Executive Committee. Exercises limited powers of the Board when the Board is not in session. The Executive Committee did not meet during 2025.

Board Committee Membership

The Board, upon recommendation from the Governance & Nominating Committee, reviews and determines the composition of the Committees, appoints the Committee Chairs, and considers periodic rotation of committee members and chairs, taking into account the benefits of continuity and depth of experience, professional background, and experience with understanding different aspects of our business.

Director	Board	Audit	Executive	Governance & Nominating	Our People & Culture
Mark A. Beck	C		C	●	●
Gwendolyn M. Bingham	●		●	C
Kenneth Gardner-Smith	●		●		C
Robert J. Henkel	●				●
Rita F. Johnson-Mills	●			●
Stephen W. Klemash**	●	C	●
Teresa L. Kline	●	●
Edward A. Pesicka*	●		●
Carissa L. Rollins	●	●
No. of Meetings in 2025	21	8	0	4	7

C Chair    • Member    * Non-Independent Director    ** Financial Expert

12	Accendra Health, Inc. ● 2026 Proxy Statement

Corporate Governance

Director Compensation

The Governance & Nominating Committee reviews director compensation annually and is responsible for recommending to the Board any changes in director compensation. The Board makes the final determination with respect to director compensation. The Governance & Nominating Committee has the authority under its charter to retain outside consultants or advisors to assist it in gathering information and making decisions.

The Company uses a combination of cash and equity compensation to attract and retain qualified candidates to serve on its Board. In setting director compensation, the Company considers the time commitment that directors must make in performing their duties, the level of skills required by the Company of its Board members and the market competitiveness of its director compensation levels. Additionally, from time to time, the Company performs a market review considering other leading companies of similar size to the Company and the Company’s peer group under the supervision of the Governance & Nominating Committee, and in consultation with the Company’s independent compensation consultant, to assess the compensation arrangements for the independent directors of the Company. The table below sets forth the schedule of fees paid to non-employee directors for their annual retainer and service in various capacities on Board committees and in Board leadership roles. Employee directors do not receive any additional compensation for serving on the Board or any of its committees.

Schedule of Director Fees(1)

Type of Fee	Cash ($)	Equity ($)
Annual Retainer	125,000	205,000	(2)
Additional Annual Retainer for Independent Board Chair	130,000	N/A
Additional Annual Retainer for Audit Committee Chair	30,000	N/A
Additional Annual Retainer for OP&C Committee Chair	25,000	N/A
Additional Annual Retainer for Governance & Nominating Committee Chair	25,000	N/A
(1)	Effective as of May 15, 2025.
(2)	Grant of restricted stock units (“RSUs”) with a grant date fair value of $205,000 (computed in accordance with the FASB ASC Topic 718) and a one-year vesting period.

Directors may defer the receipt of all or part of their director fees under the Directors’ Deferred Compensation Plan. Amounts deferred are “invested” in bookkeeping accounts that measure earnings and losses based on the performance of a particular investment. Directors may elect to defer their fees into the following two subaccounts: (i) an account based upon the price of the Common Stock and (ii) an account based upon the current interest rate of the Company’s fixed income fund in its Retirement and Savings Plan (the “401(k) Plan”). Subject to certain restrictions, a director may take cash distributions from a deferred fee account either prior to or following the termination of his or her service as a director.

Accendra Health, Inc. ● 2026 Proxy Statement	13

Corporate Governance

2025 Director Compensation Table

The table below summarizes the actual compensation paid by the Company to non-employee directors who served during the year ended December 31, 2025. Mr. Pesicka’s compensation is shown in the table entitled “2025 Summary Compensation Table”.

	Fees Earned
	or Paid	Stock
	in Cash	Awards	Total
Name	($)	($)(1)(2)(3)	($)
Mark A. Beck	255,000	205,000	460,000
Gwendolyn M. Bingham	150,000	205,000	355,000
Kenneth Gardner-Smith	143,750	205,000	348,750
Robert J. Henkel	131,250	205,000	336,250
Rita F. Johnson-Mills	125,000	205,000	330,000
Stephen W. Klemash	155,000	205,000	360,000
Teresa L. Kline	125,000	205,000	330,000
Carissa L. Rollins	125,000	205,000	330,000
(1)	Includes amounts deferred by the directors under the Directors’ Deferred Compensation Plan.
(2)	The amounts included in the “Stock Awards” column are the aggregate grant date fair value of the awards computed in accordance with the FASB ASC Topic 718. Assumptions used in the calculation of the stock awards are included in note 9 to the consolidated financial statements included in the Company’s 2025 Annual Report, which is incorporated herein by reference. The actual value a director may receive for Stock Awards depends on market prices, and there can be no assurance that the amounts shown are the amounts that will be realized.
(3)	The Stock Award amount of $205,000 equated to 28,914 RSUs based on the closing stock price of $7.09 on May 15, 2025, the date of grant. These shares will vest on May 15, 2026, subject to continued service through the applicable vesting date and accelerated vesting on a change in control.

Stock Ownership Guidelines for Directors

Our Board believes that stock ownership guidelines align the interests of our Board with those of our shareholders. Our directors are expected to attain a level of equity ownership of our Common Stock in an amount having a value of at least four times the director’s annual cash retainer within five years of being elected to our Board. Currently, the annual cash retainer is $125,000, and the equity ownership guideline value is $500,000. Directors may not sell equity in the Company any time his or her ownership is below the specified value. The Board has discretion to temporarily suspend enforcement of the ownership requirement during periods where the Company’s Common Stock price has declined for an extended period of time, until the stock price stabilizes.

14	Accendra Health, Inc. ● 2026 Proxy Statement

Corporate Governance

Director Nominating Process

Director Candidate Recommendations and Nominations by Shareholders. The Governance & Nominating Committee charter provides that the Governance & Nominating Committee will consider director candidate recommendations by shareholders. Shareholders should submit any such recommendations to the Governance & Nominating Committee through the method described under “Communications with the Board” below. In addition, our Bylaws provide that any shareholder of record entitled to vote for the election of directors at the applicable meeting of shareholders may nominate directors by complying with the procedures and requirements set forth in the Bylaws. For more information, see “Shareholder Proposals” on page 80 of this Proxy Statement.

Process for Identifying and Evaluating Director Candidates. The Governance & Nominating Committee evaluates all director candidates in accordance with the director qualification standards and the criteria described in our Corporate Governance Guidelines. These guidelines require the Governance & Nominating Committee on an annual basis to review and evaluate the requisite skills and characteristics of individual Board members and nominees as well as the composition of the Board as a whole. This assessment includes whether the member or candidate is independent and includes consideration of background, age, skills, and experience in the context of the Board’s needs. The goal of the Governance & Nominating Committee is to have a Board whose membership reflects a mix of diverse skill sets, technical expertise, educational and professional backgrounds, industry experiences, and public service, as well as well as diverse perspectives. The Governance & Nominating Committee reviews its annual assessment with the Board each year and, as new member candidates are sought, attempts to maintain and enhance the level of diverse backgrounds and viewpoints of directors composing the Board. As part of the Board’s annual self-assessment process, the Board evaluates the effectiveness of its overall composition and structure, as well as its performance and functioning.

There are no differences in the way the Governance & Nominating Committee evaluates director candidates based on whether the candidate is recommended by a shareholder or was identified by other means. The Governance & Nominating Committee did not receive any nominations from shareholders for the Annual Meeting.

Our Bylaws provide that no director nominee can stand for election if, at the time of appointment or election, the nominee is over the age of 72; however, under exceptional circumstances, the Board may waive on a temporary basis the director age limitations to allow a director to be appointed, elected, and serve past age 72.

Communications with the Board of Directors

The Board has approved a process for shareholders and other interested parties to send communications to the Board. Shareholders and other interested parties can send written communications to the Board, any committee of the Board, non-management directors as a group, the Chair, the lead director, or any other individual director by one of the following means: (1) postal mail to 4435 Waterfront Drive, Suite 300, Glen Allen, VA 23060, or (2) on our website at www.accendrahealth.com under “Governance” in the “Investors” tab. The Company will receive the communications and process them before forwarding them to the addressee. The Company may also refer communications to other departments within the Company. The Company generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding the Company.

Accendra Health, Inc. ● 2026 Proxy Statement	15

Proposal 1: Election of Directors

Six directors have been nominated for election to the Board for a one-year term expiring at the 2027 Annual Meeting of Shareholders (the “2027 Annual Meeting”) or until their respective successors are elected. Each nominee has agreed to serve if elected and qualified. If any nominee is not able to serve, the Board may designate a substitute or reduce the number of directors serving on the Board. Proxies will be voted for the nominees shown below (or if not able to serve, such substitutes as may be designated by the Board). The Board has no reason to believe that any of the nominees will be unable to serve.

Following the divestiture of the Company’s P&HS business at the end of 2025, the Board conducted an assessment of its size and composition to determine whether adjustments were appropriate in light of the smaller size and scope of the Company. The Board ultimately determined that the Company would be better served by a smaller, more nimble Board and reduced the number of directors to six.

Our Bylaws currently provide that the number of directors constituting the Board shall from time to time be set by resolution adopted by the affirmative vote of a majority of the directors in office. In accordance with the Bylaws, the Board has approved that the Board would consist of six directors. The Governance & Nominating Committee has recommended to the Board, and the Board has approved, six persons as nominees for election to the Board. Proxies cannot be voted for a greater number of directors than the number of nominees named.

The Board recommends a vote FOR the election of each director nominee.

Board Composition and Qualifications

We believe that our Board has a breadth of skills and experience that promotes effective oversight of our business strategies. Our Board periodically reviews its composition with a view to maintaining an appropriate mix of attributes as our business evolves.

Information on each nominee, including the particular experience, qualifications, attributes, and/or skills that led the Board to conclude that he or she should serve as a director of the Company, is set forth below in the following table and in nominee specific disclosures.

Experience & Skills of Director Nominees	Beck	Bingham	Gardner-Smith	Klemash	Kline	Pesicka
Significant Executive Leadership	✔	✔	✔	✔	✔	✔
Healthcare Industry	✔	✔	✔	✔	✔	✔
Home Healthcare Industry			✔	✔	✔	✔
Operations	✔	✔	✔	✔	✔	✔
Distribution, Supply Chain, & Logistics	✔	✔		✔		✔
Procurement & Supplier Management	✔	✔	✔		✔	✔
Technology / Cybersecurity / IT Oversight	✔	✔	✔	✔	✔	✔
Financial Literacy & Reporting	✔	✔	✔	✔	✔	✔
Risk Oversight / Risk Management	✔	✔	✔	✔	✔	✔
Public Company Governance	✔	✔	✔	✔	✔	✔
Sustainability and Human Capital Management	✔	✔	✔	✔	✔	✔

16	Accendra Health, Inc. ● 2026 Proxy Statement

Proposal 1: Election of Directors

Nominees for Election

Mark A. Beck

Principal Occupation:
Co-founder and Owner of
B-Square Precision, LLC

Age 60
Director since 2019
Independent Director,
Chair of the Board

Committees:
Executive (Chair),
Governance & Nominating,
Our People & Culture

Background:

Mr. Beck serves as the Board’s Chair, a position he has held since September 2020, and is the co-founder and owner of B-Square Precision, LLC, a private company engaged in the acquisition and management of companies that manufacture high-precision tools, dies, molds and components. Previously, Mr. Beck served as President and Chief Executive Officer of JELD-WEN Holding, Inc. (JELD-WEN), one of the world’s largest door and window manufacturers, from November 2015 to February 2018, and was a director of JELD-WEN from May 2016 to February 2018. Prior to JELD-WEN, Mr. Beck served as an Executive Vice President at Danaher Corporation, leading Danaher’s water quality and dental platforms, beginning in April 2014. Previously, he spent 18 years with Corning Incorporated in a series of management positions with increasing responsibility, culminating in his appointment as Executive Vice President overseeing Corning’s environmental technologies and life science units in July 2012. In 2025, Mr. Beck was appointed visiting Professor of Practice at Cornell University, teaching courses on leadership, strategy, and innovation at the MBA, master of engineering and undergraduate levels. Mr. Beck currently serves on the board of directors of IDEX Corporation where he chairs the Nominating and Corporate Governance Committee and is a member of the Compensation Committee. Mr. Beck also serves on the board of kdc/one, a privately held company sponsored by KKR and Cornell Capital. He formerly served on the board of directors of Dow-Corning Corporation from 2010 to 2014.

Qualifications:

The Board has nominated Mr. Beck to continue his service as a director based on his experience as a chief executive officer of a public company with significant leadership and operations experience, and his track-record of innovation and successfully integrating acquired businesses. His insights, knowledge, and experience leading business development bring a well-informed perspective to Accendra Health’s Board that assists us strategically as we drive sustainable growth in our home-based care services and solutions.

Gwendolyn M. Bingham
Principal Occupation: Retired United States Army Lieutenant General (three-stars) Age 66 Director since 2020 Independent Director Committees: Executive, Governance & Nominating (Chair)

Background:

Lieutenant General (three-stars) Bingham retired in September 2019 from the U.S. Army following a 38-year career in the military. During her military career, LTG (retired) Bingham served as Department of the Army Assistant Chief of Staff for Installation Management from 2016 through her retirement in 2019. Previously, she was Commanding General, U.S. Army Tank-Automotive and Armaments Lifecycle Management Command from 2014 to 2016; Commanding General, White Sands Missile Range from 2012 to 2014; Commandant, U.S. Army Quartermaster School from 2010 to 2012; and Chief of Staff, Combined Arms Support Command and Sustainment Center of Excellence from 2008 to 2010. LTG (retired) Bingham holds numerous civic and military honors commensurate with her rank and lauded achievements. LTG (retired) Bingham serves on the board of SitelogIQ, a privately held company, since January 2021. She previously served on the board of Exactech, Inc, a privately held company from 2021 to October 2025.

Qualifications:

The Board has nominated LTG (retired) Bingham to continue her service as a director of the Company based on her over 23 years of senior executive leadership experience in complex logistics and supply chain management, resource management, environmental and energy matters, talent management and strategic planning. Additionally, LTG (retired) Bingham has unique experience in leading the Army’s most significant integrated material management center with manufacturing centers in multiple locations and personnel worldwide to support the Army’s efforts to sustain, prepare and transform its operations. LTG (retired) Bingham’s installation (city) management expertise provides insight into the challenges faced in the business of providing critical products and services to supported customers while enabling their highest readiness outcomes and quality of life.

Accendra Health, Inc. ● 2026 Proxy Statement	17

Proposal 1: Election of Directors

Kenneth Gardner-Smith
Principal Occupation: Chief Executive Officer, Veritas Veterinary Partners Age 45 Director since 2022 Independent Director Committee: Executive, Our People & Culture (Chair)

Background:

Mr. Gardner-Smith has served as the Chief Executive Officer of Veritas Veterinary Partners since December 2024. Mr. Gardner-Smith served from 2020 to April 2024 as the Chief People Officer for DaVita, Inc., a Fortune 500 kidney dialysis service provider. Prior to that Mr. Gardner-Smith held the following positions with DaVita, including Regional Group VP, Field Operations – Southeast from 2015 to 2019, Division VP from 2014 to 2015, Group Director from 2013 to 2014, and Regional Director, Operations from 2011 to 2013. Prior to his employment with DaVita from 2008 to 2011, Mr. Gardner-Smith worked as an investment banker at Morgan Stanley focused on mergers and acquisitions. From 2003 to 2006, Mr. Gardner-Smith was a Relationship Manager for Wells Fargo.

Qualifications:

The Board has nominated Mr. Gardner-Smith to continue his service as a director of the Company based on his extensive experience and business management leadership in the healthcare industry, including home-based care, as well as his experience developing process innovation, transformation, and talent strategies. His experience and range of perspectives as a senior healthcare executive in compensation, succession planning and diversity and inclusion will benefit the Company as it continues to develop talent and invest in human capital resources and expand as a healthcare solutions partner for the healthcare industry.

Stephen W. Klemash
Principal Occupation: Retired Partner, Ernst & Young and EY Americas Center for Board Matters Age 65 Director since 2021 Independent Director Committees: Audit (Chair), Executive

Background:

Mr. Klemash retired in June 2021 as a Partner with Ernst & Young LLP (EY), a position he held since 1997. Mr. Klemash served in a limited consulting capacity with EY through June 2022. In addition, Mr. Klemash also previously served as the Lead Partner with the EY Americas Center for Board Matters (CBM), from 2016 to December 2021. Prior to that Mr. Klemash held multiple Managing Partner positions for EY including from 2011 to 2016 East Central and Central Managing Partner of Accounts, from 2009 to 2011 East Central Region Managing Partner of Advisory, from 2007 to 2009 North Central Region Managing Partner of Assurance and Advisory Business Services and from 2002 to 2007 Pittsburgh Office Managing Partner. Prior to 2002, Mr. Klemash was an assurance practitioner, from the date of his hire by EY in 1984, serving clients in a variety of industries. Mr. Klemash is a certified public accountant and member of the American Institute of Certified Public Accountants.

Qualifications:

The Board has nominated Mr. Klemash to continue to serve as a director of the Company based on his extensive experience working with public companies, strong financial knowledge, and breadth of experience in business consulting, accounting, risk management, technology and cybersecurity, and corporate governance. The Board believes that the Company will benefit from Mr. Klemash’s comprehensive knowledge of board governance along with his accounting, general business advisory skills and background in risk management and information security programs.

18	Accendra Health, Inc. ● 2026 Proxy Statement

Proposal 1: Election of Directors

Teresa L. Kline

Principal Occupation:
Retired, President & Chief
Executive Officer of
Health Alliance Plan of
Michigan and Executive
Vice President of Henry
Ford Health System

Age 67
Director since 2022
Independent Director

Committee:
Audit

Background:

Ms. Kline retired in 2019 as President and Chief Executive Officer of Health Alliance Plan of Michigan and Executive Vice President of Henry Ford Health System, positions she held since 2016. Prior to that, her 40+ years of experience in healthcare include executive roles at Health Care Service Corporation (Senior Vice President and Chief Health Care Management Officer), HealthSouth (Senior Vice President), CHA Health (Chief Executive Officer), United Health Group (Chief Executive Officer of UHC-GA), OnCare (Senior Vice President) and Aetna Health Plans (Regional Vice President). Ms. Kline currently serves on the private company board of directors of National Mobility & Seating, a mobility solutions company, SaVida Health, an outpatient opioid use disorder treatment provider, and Presbyterian Healthcare Services, a health system. Previously, Ms. Kline served on the public company board of directors of Amedisys, Inc., a home health and hospice company, until it was acquired in August 2025 by United Health Group’s Optum (committee service: Audit, Compensation, Governance). Ms. Kline also serves on the board of Kalamazoo College. Previously, Ms. Kline served as the Chairman of two private health care technology companies, Medecision and Availity. Ms. Kline formerly served on the board of directors of Apria, Inc., until it was acquired in March 2022 by Accendra Health, Inc., and Intersect ENT, until it was acquired in May 2022 by Medtronic, Inc. (committee service: Audit, Compensation, Governance).

Qualifications:

The Board has nominated Ms. Kline to continue her service as a director of the Company based on her extensive knowledge in many different aspects of the healthcare industry including payor and provider experience, insurance, managed care, consulting, and outpatient facility management, and has successfully driven financial and operational turnaround, growth, mergers and acquisitions. Additionally, Ms. Kline is a seasoned healthcare executive with more than 40 years’ experience and deep knowledge of healthcare market dynamics and regulations, as well as healthcare technology and cybersecurity oversight. Ms. Kline has significant outside board experience, including other public company boards.

Edward A. Pesicka
Principal Occupation: President and Chief Executive Officer of Accendra Health, Inc. Age 59 Director since 2019 Committee: Executive

Background:

Mr. Pesicka is the President and Chief Executive Officer of Accendra Health, Inc. a position he has held since March 2019. Previously Mr. Pesicka served as an independent consultant and advisor in the healthcare, life sciences and distribution industries since January 1, 2016. From January 2000 through April 2015, Mr. Pesicka served in various roles of increasing responsibility at Thermo Fisher Scientific Inc., including, Chief Commercial Officer and Senior Vice President from January 2014 to April 2015. Prior to that, he was President, Customer Channels at Thermo Fisher from July 2008 to January 2014 and President, Research Market from November 2006 to July 2008. Earlier in his career, Mr. Pesicka held various Vice President-level roles in Thermo Fischer Scientific’s finance department, serving as Chief Financial Officer of numerous divisions. Prior to Thermo Fisher Scientific, Mr. Pesicka spent eight years with TRW, Inc. in its finance department and three years with PricewaterhouseCoopers as an auditor. Mr. Pesicka serves on the public company board of directors of Fortrea, where he is a member of the Audit Committee and the Management Development & Compensation Committee.

Qualifications:

The Board has nominated Mr. Pesicka to continue to serve as a director of the Company based upon his unique ability as President and Chief Executive Officer to communicate to and inform the Board about the Company’s day-to-day operations, implementation of strategic initiatives, and industry developments. The Board believes that Mr. Pesicka brings an important perspective on the Company’s current operations and ongoing relationships with customers and suppliers. Mr. Pesicka’s substantial experience and expertise in distribution, as well as the healthcare and life sciences industries, allow him to contribute valuable industry perspectives and strategic leadership to the Board.

Accendra Health, Inc. ● 2026 Proxy Statement	19

Proposal 2: Ratification of Independent Registered Public Accounting Firm

The Audit Committee (with confirmation of the Board) has selected KPMG LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2026, and has directed that management submit such appointment of KPMG LLP for ratification by the shareholders at the Annual Meeting. Representatives of KPMG LLP will be present at the Annual Meeting to answer questions and to make a statement if they desire to do so.

Under the Sarbanes-Oxley Act of 2002 and the rules of the SEC promulgated thereunder, the Audit Committee is solely responsible for the appointment, compensation, and oversight of the work of the Company’s independent registered public accounting firm. Shareholder ratification of this appointment is not required by the Company’s Bylaws or otherwise. If shareholders fail to ratify the appointment, the Audit Committee will take such failure into consideration in future years. If shareholders ratify the appointment, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of the Company.

Prior to selecting KPMG LLP for fiscal 2026, the Audit Committee evaluated KPMG LLP’s performance with respect to fiscal 2025. In conducting this annual evaluation, the Audit Committee considered management’s assessment of KPMG LLP’s performance in areas such as (i) independence, (ii) the quality and the efficiency of the services provided, including audit planning and coordination, (iii) industry knowledge, and (iv) the quality of communications, including KPMG LLP staff accessibility and keeping management and the Committee apprised of issues. The Audit Committee also considered KPMG LLP’s tenure, the impact on the Company of changing auditors, and the reasonableness of KPMG LLP’s rates. The Audit Committee is responsible for the audit fee negotiations associated with the retention of KPMG LLP. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered accounting firm. Further, in conjunction with the rotation of the auditing firm’s lead engagement partner every five years, the Audit Committee and its chair will continue to be directly involved in the selection of KPMG LLP’s new lead engagement partner. The members of the Audit Committee and the Board believe that the continued retention of KPMG LLP to serve as our independent external auditor is in the best interests of Accendra Health and our shareholders.

The Board recommends a vote FOR the ratification of the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

Fees Paid to Independent Registered Public Accounting Firm

For each of the years ended December 31, 2025 and 2024, KPMG LLP billed the Company the fees set forth below in connection with professional services rendered by that firm to the Company:

	Year 2025 ($)	Year 2024 ($)
Audit Fees(1)	$5,402,360	$4,539,500
Audit-Related Fees(2)	555,000	111,000
Tax Fees(3)	49,728	170,537
All Other Fees(4)	153,900	10,780
Total	$6,160,988	$4,831,817
(1)	Fees for professional services performed for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s filings on Forms 10-K and 10-Q, Sarbanes-Oxley compliance, and services normally provided in connection with statutory and regulatory filings.
(2)	Fees primarily for the annual audit of the Company’s employee benefit plan financial statements, and real-time system implementation assessment services in 2025 and 2024.
(3)	Fees primarily for advice and consulting services related to the structuring of international operations, sales and use tax returns, and tax compliance services in 2025 and 2024.
(4)	All other fees include fees for online resources provided by KPMG LLP in 2025 and 2024, and a cyber maturity assessment in 2025.

20	Accendra Health, Inc. ● 2026 Proxy Statement

Proposal 2: Ratification of Independent Registered Public Accounting Firm

The Audit Committee has established policies and procedures for the pre-approval of audit services and permitted non-audit services to ensure the services do not impair the auditor’s independence. The Audit Committee will pre-approve on an annual basis the annual audit services engagement terms and estimated fees and will also pre-approve certain audit-related services that may be performed by the independent auditors up to the estimated pre-approved fee levels, as well as permissible tax planning and compliance services. The Audit Committee may delegate pre-approval authority to one or more of its members, but any pre-approval decision by such member or members must be presented to the full Audit Committee at its next scheduled meeting. All services provided by, and fees paid to, KPMG LLP in 2025 were pre-approved by the Audit Committee in accordance with the pre-approval policies, and there were no instances of approval requirements or guidelines being waived during this period.

Audit Committee Report

The Audit Committee was composed of three directors in 2025 each of whom is independent under Rule 10A-3 of the Exchange Act, the rules thereunder, and the listing standards of the NYSE and under the Company’s Corporate Governance Guidelines, and one of whom has been determined by the Board to be an audit committee financial expert as defined by SEC regulations. The Audit Committee met eight times during 2025. The Audit Committee operates under a written charter adopted by the Board, which the Audit Committee reviews at least annually and revises as necessary to ensure compliance with current regulatory requirements, industry changes, and governance best practices.

As its charter reflects, the Audit Committee has a broad array of duties and responsibilities and assists the Board in fulfilling its oversight responsibility related to the preparation of financial statements; compliance with legal and regulatory requirements; the Company’s independent registered public accounting firm, including its qualifications, performance and independence; the Company’s internal audit function, treasury and finance matters; the Company’s enterprise risk management; and the Company’s data protection and cybersecurity risks.

With respect to financial reporting and the financial reporting process, the Company’s management, the Company’s independent registered public accounting firm, and the Audit Committee have the respective responsibilities set forth below.

Management is responsible for:

●	Establishing and maintaining the Company’s internal control over financial reporting;
●	Assessing the effectiveness of the Company’s internal control over financial reporting as of the end of each year; and
●	Preparation, presentation, and integrity of the Company’s consolidated financial statements.

The Company’s independent registered public accounting firm is responsible for:

●	Performing an independent audit of the Company’s consolidated financial statements and the Company’s internal control over financial reporting;
●	Expressing an opinion as to the conformity of the Company’s consolidated financial statements with U.S. generally accepted accounting principles; and
●	Expressing an opinion as to the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee is responsible for:

●	Selecting the Company’s independent registered public accounting firm;
●	Overseeing and reviewing the consolidated financial statements and the accounting and financial reporting processes of the Company; and
●	Overseeing and reviewing management’s evaluation of the effectiveness of internal controls over financial reporting.

Accendra Health, Inc. ● 2026 Proxy Statement	21

Proposal 2: Ratification of Independent Registered Public Accounting Firm

In this context, the Audit Committee has met and held discussions with management and KPMG LLP, the Company’s independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements for the year ended December 31, 2025, were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed these consolidated financial statements with management and KPMG LLP, including the scope of the independent registered public accounting firm’s responsibilities, critical accounting policies and practices used, and significant financial reporting issues and judgments made in connection with the preparation of such financial statements, and considered the quality, not just the acceptability, of the Company’s accounting principles and financial disclosures.

The Audit Committee has discussed with KPMG LLP the matters required to be discussed pursuant to Public Company Accounting Oversight Board Auditing Standard No. 1301 (Communications with Audit Committees). The Audit Committee has also received the written disclosures and communications from KPMG LLP required by the PCAOB regarding the independence of that firm and has discussed with KPMG LLP the firm’s independence from the Company.

In addition, the Audit Committee has discussed with management its assessment of the effectiveness of internal control over financial reporting and has discussed with KPMG LLP its opinion as to the effectiveness of the Company’s internal control over financial reporting.

Based upon its discussions with management and KPMG LLP and its review of the representations of management and the report of KPMG LLP to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.

THE AUDIT COMMITTEE

Stephen W. Klemash, Chair
Teresa L. Kline
Carissa L. Rollins

22	Accendra Health, Inc. ● 2026 Proxy Statement

Executive Compensation

A Message from Our People & Culture Committee

The Our People & Culture (“OP&C”) Committee of the Board oversees Accendra Health’s executive compensation philosophy and reviews and approves compensation programs, opportunities, and awards for our named executive officers (“NEOs”). While Accendra Health management and our independent compensation consultants provide input to the OP&C Committee, it is the sole responsibility of the OP&C Committee to approve our executive compensation philosophy, plans, policies, programs, and decisions.

2025 was a transformative year for the Company and we saw the achievement of an important milestone in our strategic evolution into a pure-play, home-based care business. Most notably in 2025, the Company successfully completed the sale of the Products & Healthcare Services (“P&HS”) business, which, going forward, will allow us to focus all our energy, efforts, and resources on being the best home-based care provider in the industry. With this transformative change, the Company also adopted our new name, Accendra Health, to better reflect our long-term strategy and trajectory, and a new Purpose – Bringing Care to Life.TM

The divestiture of the P&HS business closed on December 31, 2025, so the Company’s overall performance for the year included results from that business, which is reflected in the information provided below. The decision to pursue the divestiture was driven by the recognition that the P&HS business was the lower growth, lower profitability business between our two segments. Although we achieved our strategic objective of divesting that segment, we nevertheless had to absorb the underperformance of the P&HS business for the entirety of 2025. Additionally, there were several other significant headwinds in 2025, including the termination of the Company’s intended acquisition of Rotech, as well as a challenging macroeconomic environment. Driven by these factors and others, the Company underperformed relative to the total-company financial goals set for the year, and the OP&C Committee’s compensation decisions reflect that reality.

Notwithstanding these challenges, the Patient Direct segment, which is now the entirety of Accendra Health, continued to deliver solid financial and operational results in 2025. As compared to 2024, the Patient Direct segment saw growth in revenue (+3.1%), adjusted operating income (+4.2%), and adjusted EBITDA (+1.2%). Additionally, our Apria and Byram brands continued to deliver an outstanding customer experience, leveraging our extensive footprint and broad product offering to support home-based care for millions of patients with chronic conditions. Looking ahead, we are confident that Accendra Health is well-positioned to succeed as a dedicated, pure-play, home-based care business.

In 2025, the OP&C Committee approved annual equity award grants to executive management in a mix of 50% time-based restricted stock units (“RSUs”) vesting over a three-year period and 50% performance share units (“PSUs”). The 2025 PSUs cliff vest after a three-year period and are earned based on achievement of two equally weighted metrics. The first metric is cumulative adjusted EBITDA measured over two years (with an additional year of vesting). The second metric is relative total shareholder return (“TSR”) measured over three years, which is intended to further enhance alignment of our executives with shareholder returns as compared to that of other comparable companies in the performance index. PSUs can be earned in an amount ranging from 0% to 200% of the target performance level.

In addition to compensation matters, the OP&C Committee also oversees programs relating to the culture of the Company, and during 2025, was deeply engaged with executive leadership to ensure that Company’s culture continued to reflect our IDEAL Values, which are essential to who we are and vital to our continued growth and long-term success. As the year progressed and the divestiture of our P&HS business became more certain, the OP&C Committee also focused on how our culture should evolve as we move forward as a smaller, more nimble company and how we can live up to our new Purpose – Bringing Care to Life.TM

Accendra Health, Inc. ● 2026 Proxy Statement	23

Executive Compensation

With the divestiture of the P&HS business and the Company’s evolution into Accendra Health, we also made key changes to our executive leadership structure to better reflect the Company’s needs moving forward. Our Executive Vice President and CEO of the P&HS business left the Company in connection with the divestiture, and the Company’s Chief Human Resources Officer elected to depart to right-size our executive team and better fit the go-forward strategy of Accendra Health. Under the leadership of our President & Chief Executive Officer, Ed Pesicka, Perry Bernocchi took on a new role as Executive Vice President and Chief Operating Officer, and Heath Galloway, Executive Vice President, General Counsel & Corporate Secretary, assumed oversight responsibility for Accendra Health’s human resources function. With these changes, we have streamlined the Company’s leadership model to better fit the future of Accendra Health.

A key focus for the Company in 2025 was, of course, the successful divestiture of the P&HS business and the transformation into Accendra Health. While the information provided below reflects the OP&C Committee’s work in 2025 when the P&HS business was part of the Company, we are already looking ahead to our future. Looking forward, the OP&C Committee will evaluate our compensation and governance practices to ensure alignment with our transformed Company, adherence to our overall philosophy, and cognizance of prevailing market dynamics. In so doing we will continue our commitment to ensuring that Accendra Health’s executive compensation programs are designed to incentivize business performance and value creation for our shareholders.

More details are provided on the following pages, and we look forward to getting shareholder feedback in the future. Thank you for your continued engagement.

THE OUR PEOPLE & CULTURE COMMITTEE

Kenneth Gardner-Smith, Chair

Mark A. Beck

Robert J. Henkel

24	Accendra Health, Inc. ● 2026 Proxy Statement

Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation philosophy and programs, the role of our OP&C Committee and its independent consultant, the compensation decisions made by the OP&C Committee under these programs, and the considerations that went into our decisions as a result of the Company’s operational and financial performance in 2025, all as they relate to our NEOs.

 Our Executive Compensation Philosophy

Our executive compensation programs are designed to reflect a pay-for-performance philosophy that aligns with the business’s strategy and goals, both short and long-term, and pays for sustained performance, profitable growth, and achievement of results. We generally target the 50th percentile of our peer group and the relevant market as a reference point for positioning target total compensation for our executives[1], with the ability to earn above or below the 50th percentile based on Company and/or individual performance. Key considerations when determining an executive’s compensation include experience, size and scope of role, pay position relative to the market, internal equity, and talent retention.

We designed our executive compensation program framework to reward for Company and individual performance, with a focus on the following objectives:

●
Reasonable but market-competitive base salaries to attract, motivate, and retain executives.
●
Appropriate balance between short- and long-term incentives and fixed and at-risk incentive compensation, to weigh cost against expected benefit and to align with the creation of shareholder value, including:
●
Annual cash incentives to drive critical business results each year; and
●
Long-term equity awards to retain management and incentivize executives to focus on longer-term financial performance and execution of our operational and strategic plans.
●
Retirement, severance, and other market-competitive benefits to attract executive talent and encourage retention.

[1]

This is a reference point, not a policy, and actual compensation may be above or below the target level based on Company and/or individual performance.

2025 CD&A At-a-Glance

The following section identifies our NEOs for 2025, highlights our performance for the year, and discusses considerations in the resulting compensation approved by the OP&C Committee. We believe the OP&C Committee’s actions in 2025 and outcomes of the 2025 incentive programs were in-line with the Company’s compensation philosophy. Further, we believe the 2025 pay results illustrate and emphasize the strong link between executive pay and the actual results of our Company.

2025 Named Executive Officers

Named Executive Officer	Role

Edward A. Pesicka	President and Chief Executive Officer (“CEO”)

Jonathan A. Leon	Executive Vice President & Chief Financial Officer (“CFO”)

Andrew G. Long	Executive Vice President, CEO, P&HS1

Perry A. Bernocchi	Executive Vice President, Chief Operating Officer (“COO”)[2]

Heath H. Galloway	Executive Vice President, General Counsel & Corporate Secretary

1	Effective as of January 1, 2026, Mr. Long left the Company in connection with the divestiture of the P&HS business.
2	On December 5, 2025, Mr. Bernocchi transitioned from EVP, CEO of Patient Direct to EVP, COO.

Accendra Health, Inc. ● 2026 Proxy Statement	25

Executive Compensation

2025 Business Highlights

Income[1]

●

Generated total revenue of $10.672 billion

●

Achieved total adjusted operating income of $215 million

●

Achieved total adjusted EBITDA of $424 million

●

Total adjusted net income per common share of $0.61

Balance Sheet and Cash Flows[2]

●

Total debt increased by $209 million and reduced net debt by $46 million

●

Used $102 million of operating cash flow, which included the generation of $154 million of operating cash flow from continuing operations

Business Achievements

●

Completed sale of P&HS business to Platinum Equity on December 31, 2025 and retained equity stake

●

Advanced strategic evolution to pure-play, home-based care business

[1]

Non-GAAP financial measures including total revenue, total adjusted operating income, total adjusted EBITDA and total adjusted net income per common share which as included in this Proxy Statement reflect the combined results of continuing operations and discontinued operations. A reconciliation to the most comparable GAAP equivalent financial measure is described in Appendix B of this Proxy Statement.

[2]

Net debt is a non-GAAP financial measures included in this Proxy Statement and a reconciliation to the most comparable GAAP equivalent financial measure is described in the Company’s Current Report on Form 8-K filed with the SEC on February 19, 2026.

Compensation Components

Short-Term Compensation Cash	●Base salary ●Annual Incentive Plan (AIP)

Long-Term Compensation Equity	●Stock Incentive Plan ● 50% restricted stock units (RSUs) ● 50% performance stock units (PSUs)

Other	●Retirement Savings (401(k)) & Executive Deferred Compensation & Retirement Plan[1] ●Health and welfare benefits ●Termination-related pay
[1]	The Executive Deferred Compensation & Retirement Plan was frozen effective as of January 1, 2026.

We base a significant portion of compensation on the achievement of objective financial measures to create a strong link between pay and performance. We have no specific policies on the percentage of total compensation that should be “performance-based,” but consider this relationship in determining the overall balance and reasonableness of the executives’ total direct compensation packages. In 2025, our President & CEO’s total target compensation was 90% performance-based and 10% fixed, and our other NEOs’ total target compensation was 80% performance-based and 20% fixed.

26	Accendra Health, Inc. ● 2026 Proxy Statement

Executive Compensation

Because the successful operation of our business requires near-term execution and a long-term approach, our executive compensation program is designed to enhance both short- and long-term performance. We consider the relationship of short-term to long-term compensation in determining the overall balance and reasonableness of our executives’ total direct compensation packages. We believe that short-term compensation is a necessary complement to long-term compensation to provide remuneration for the attainment of near-term goals that ultimately lead to the achievement of our long-term objectives and strategic initiatives. In 2025, our President & CEO’s total target compensation consisted of 75% long-term and 25% short-term compensation, and our other NEOs’ total target compensation consisted of 63% long-term and 37% short-term compensation.

We believe our proportionate mix of compensation opportunities is appropriate in that we provide a slightly greater relative percentage of incentive-based compensation tied to financial performance and long-term objectives to the President & CEO versus other NEOs because the President & CEO is able to more directly impact financial results and create long-term shareholder value.

Performance Goals and Results

				Weighted
	Performance Metric	Target	Actual[1]	Achievement
2025 AIP	2025 Total Adjusted EBITDA (60%)	$575 million	$426 million	0%
(Paid in March 2026)	2025 Total Revenue (20%)	$11,000 million	$10,665 million	0%
	Net Debt Reduction (20%)[2]	$100 million	$0 million	0%
1	Shown on a constant currency basis. Total revenue was $10,672 million for the year-ended December 31, 2025 and was favorably impacted by foreign currency of $7.1 million. Total Adjusted EBITDA was $424 million for the year-ended December 31, 2025 and was unfavorably impacted by foreign currency of $1.3 million. Total revenue and total Adjusted EBITDA are non-GAAP financial measures which as included in this Proxy Statement reflect the combined results of continuing operations and discontinued operations. A reconciliation to the most comparable GAAP equivalent financial measure is described in Appendix B of this Proxy Statement.
2	Actual net debt reduction excluded the $342 million of proceeds received in connection with the sale of the P&HS business, as such sale proceeds were not contemplated when the OP&C approved this performance goal. Net debt is a non-GAAP financial measures included in this Proxy Statement and a reconciliation to the most comparable GAAP equivalent financial measure is described in the Company’s Current Report on Form 8-K filed with the SEC on February 19, 2026.
Say-on-Pay Voting History

2023	97%
2024	98%
2025	95%

Learn more about recent shareholder input on compensation on page 32.

Accendra Health, Inc. ● 2026 Proxy Statement	27

Executive Compensation

Summary of Our 2025 Decisions

The OP&C Committee makes decisions regarding NEO total compensation (base salary, annual bonus objectives and payments, and annual equity grants) in connection with our annual performance review process. The table below summarizes the OP&C Committee’s considerations and their decisions for 2025.

Factors That Guided Compensation Decisions

●

Executive compensation philosophy

●

Degree of achievement of key strategic financial and operational goals for 2025 (for base salary, annual bonus payments and equity grant decisions made in early 2026)

●

Recommendations of our President & CEO (other than with respect to his own compensation)

●

Advice of an independent compensation consultant

●

Shareholder input

●

Market pay practices

●

Current and historical Accendra Health compensation

2025 Compensation Program Changes

Annual Incentive Plan

The metrics for the 2025 AIP were adjusted from the 2024 AIP to reflect the Company’s key short-term objectives. The Company retained the Revenue metric (20% weight), replaced Annual Operating Income with Adjusted EBITDA (60% weight), and introduced Net Debt Reduction (20% weight) replacing Operating Model Realignment Program benefits. There were no other changes to the AIP program for our NEOs in 2025.

28	Accendra Health, Inc. ● 2026 Proxy Statement

Executive Compensation

Key 2025 Compensation Decisions

Base Salary Decisions

There were customary base salary adjustments for our NEOs in 2025, which are outlined later in this CD&A.

Annual Incentive Plan Decisions

As summarized herein, the Company did not meet its overall performance metrics for 2025. Accordingly, the overall annual total company bonus pool was funded at 0% of the target performance level and three of the five NEOs were not awarded annual bonus payments under the AIP for 2025. The bonus pool for the Patient Direct segment was funded at 20%. As detailed below, Mr. Pesicka successfully led the Company through the transformative change and was instrumental to the successful divestiture of the P&HS business, which was one of Mr. Pesicka’s key performance objectives for 2025. Accordingly, Mr. Pesicka was awarded a partial bonus in recognition of this accomplishment. Additionally, Mr. Bernocchi was CEO of the Patient Direct segment for the vast majority of 2025 and he was awarded a partial bonus in line with the segment performance.

Equity Grant Decisions

In 2025, the Company granted RSUs and PSUs to the NEOs. The PSUs can be earned in an amount ranging from 0% to 200% of the target number of awarded shares based on the Company’s adjusted EBITDA performance and relative TSR as measured against performance of the S&P 1500 Health Care Equipment and Services Index.

Severance Agreements

On February 27, 2025, our Board approved the amendment and restatement of our Officer Severance Policy, in which each of our NEOs participates, and the Company’s existing Executive Change of Control Severance Agreements with each of our NEOs other than Mr. Long (the “CIC Agreements”). Among other things, (i) the Officer Severance Policy was updated to increase the applicable severance multiplier and severance period from 1.50x and 18 months, respectively, to 2.0x and 24 months, and (ii) the Board approved the amendment of the CIC Agreements to increase (a) the applicable severance multiplier from 2.0x to 3.0x, and (b) the applicable period for the employer portion of COBRA premiums from two years to three years.

Transaction Bonuses

The Company implemented a transaction bonus program to incentivize the successful completion of the divestiture of the P&HS business. The majority of the participants in that program were not NEOs, but the Board approved the payment of a transaction bonus to Mr. Leon in the amount of $300,000 and Mr. Galloway in the amount of $265,000 in recognition of their critical roles and contributions in closing the divestiture. These payments were made in March of 2026 as cash awards under our 2023 Omnibus Incentive Plan.

Accendra Health, Inc. ● 2026 Proxy Statement	29

Executive Compensation

Aligning Pay with Performance

In 2025, our executive compensation structure consisted of three primary components: base salary, annual cash incentives, and long-term incentives. We emphasize variable pay rather than fixed pay, with target opportunities based on market practices and payments based on performance. Further, the structure of our executive compensation program ensures that as an executive’s scope of responsibility increases, a greater portion of his or her compensation comes from performance-based pay. For 2025, the performance-based components of our executive compensation program were designed as follows:

	Short-term Incentive	Long-term Incentive

	Annual Bonus	Performance-based Equity	Time-based Equity

Objective	Reward achievement of short-term (annual) corporate performance goals	Reward long-term financial results and drive shareholder value creation	Drive shareholder value creation Reinforce ownership in the Company Support retention of executives

Form	Cash	PSUs (50%)	RSUs (50%)

Time Horizon	1 year	3 years	Annual vesting over 3 years

Metrics	Adjusted EBITDA (60% weighting) Revenue (20% weighting) Net Debt Reduction (20% weighting)	Adjusted EBITDA (50% weighting) Relative TSR (50% weighting)	Continued employment

In 2026, the OP&C Committee approved changes to the long-term incentive program design to better align our executives to our strategy, to reflect the evolution of the Company with the divestiture of the P&HS business, drive value creation, and to responsibly manage our annual share usage. Our executives’ 2026 long-term incentive awards are more heavily weighted towards performance-based awards. Our CEO’s award is 100% performance-based (evenly split between stock-settled PSUs and cash-settled PSUs), while 75% of the mix for our other NEOs is performance-based (50% stock-settled PSUs and 25% cash-settled PSUs) and 25% is time-based RSUs. To further manage the Company’s share usage, a share price floor of $5.29 (200-day moving average as of February 1, 2026) was used to determine the target number of shares granted to recognize the Company’s low share price as of the March 2026 grant date.

30	Accendra Health, Inc. ● 2026 Proxy Statement

Executive Compensation

Compensation Factors and Governance

The OP&C Committee applies several corporate governance features related to executive compensation, which are summarized below. We believe that these mechanisms help to ensure the alignment of executive and shareholder interests.

WHAT WE DO

Pay for Performance.  We link pay to performance and a significant portion of our executives’ potential total annual compensation, both cash and equity, is based on the achievement of objective, simple, and transparent financial measures designed to enhance short- and long-term performance.

Performance-Based Equity Awards. At least half of our annual equity award grants are PSUs with multi-year performance requirements.

Share Ownership Guidelines. We have established stock ownership guidelines for our executive officers that are NEOs are expected to meet and maintain. Newly appointed executive officers are in the process of attaining the required ownership level.

Limited Perquisites. We provide limited perquisites to executive officers.

Double-Trigger Change in Control Provisions.   Equity vesting and severance benefits resulting from a change in control are “double-trigger” and require a qualifying termination of employment following the change in control.

Recoupment Policy.  We maintain a recoupment policy to recover incentive compensation and all time-vesting equity awards granted or paid to current and former executive officers and other senior executives and teammates designated as subject to the policy under circumstances involving restatement of our financial statements.

Risk Mitigation.  We mitigate risks associated with compensation by establishing caps on incentive compensation, balancing multiple performance targets and measurement periods for incentive compensation, and maintaining ongoing processes to identify and manage risk.

Independent Compensation Consulting Firm.  The OP&C Committee receives advice about its compensation programs and practices from an independent consulting firm that provides no other services to the Company, and the Company is not aware of any conflicts of interest with respect to its work.

WHAT WE DON’T DO
No Employment Agreements. We do not have employment agreements with our executive officers.
No Hedging. We prohibit our executive officers and directors from hedging against the economic ownership of Company stock.
No Pledging. We prohibit our executive officers from pledging Company stock.
No Repricing of Equity Awards. Our stock plans do not permit the repricing of equity awards without shareholder approval.
No Tax Gross-Ups. We do not provide excise tax gross-ups.

The OP&C Committee also considers several factors in designing and implementing compensation programs and setting pay for executives, which are outlined in detail below.

Market Compensation Survey Data. In addition to peer data, the OP&C Committee also considers broader survey data with a focus on executives within healthcare and distribution industries in benchmarking and setting compensation.

Accendra Health, Inc. ● 2026 Proxy Statement	31

Executive Compensation

Executive Summary Compensation Statements. To review total compensation levels for executive officers, the OP&C Committee reviews executive summary compensation statements that quantify each element of direct compensation provided to individual executives and the portion of the executive’s total compensation represented by each element of compensation.

Total Program Cost. We consider the cost (including aggregate share usage and dilution) of the various components of our compensation program in evaluating the overall balance and reasonableness of our executives’ total direct compensation packages.

Risk Considerations. In setting executive compensation, the OP&C Committee structures the various components of our program to promote the achievement of our business goals without encouraging the taking of unnecessary risks. We believe that several elements of our program mitigate risks associated with performance-based compensation, including the following:

●	Limits on Incentive Compensation. We cap our AIP awards at 200% of the executive’s target award to protect against excessive focus on short-term incentives, and the OP&C Committee has discretion to reduce awards based on factors it deems appropriate, including whether officers took unnecessary risks.
●	Performance Metrics. We use financial performance metrics for our AIP that emphasize profitable and disciplined growth and require responsible and risk-based decision-making by our executives. We also use operational metrics and specific management-by-objective criteria (“MBO”s) to reward executives for appropriate decision-making and accomplishment of non-financial goals.
●	PSUs/Long-Term Equity Awards. At least half of an executive’s annual equity compensation consists of PSUs with a multi-year performance cycle which focuses management on sustaining the Company’s long-term performance. The other portion of an executive’s annual equity compensation consists of RSU awards that vest annually over a period of three years and, accordingly, further encourage a focus on long-term performance and support executive retention.
●	Share Ownership Guidelines. Our share ownership guidelines ensure that our executives have a substantial stake tied to long-term holdings in Company stock.
●	Recoupment Policy. Incentive compensation and all time-vesting equity awards granted or paid to our current and former executive officers and other senior executives and teammates as the OP&C Committee may from time to time designate are subject to recoupment under certain circumstances involving a restatement of our financial statements.

Shareholder Input on Executive Compensation

In evaluating the design of our executive compensation and the compensation decisions for each of our NEOs, the OP&C Committee considers shareholder input, including the advisory “say-on-pay” vote at our Annual Meeting.

In 2025, approximately 95% of the votes cast approved the compensation for our NEOs. We believe that this support resulted largely from the improvements that we have made and continue to make to our executive compensation programs.

32	Accendra Health, Inc. ● 2026 Proxy Statement

Executive Compensation

Role of the OP&C Committee

The OP&C Committee establishes, approves, and administers the Company’s executive compensation programs. This process ensures that performance metrics are consistent with the financial, operational, and strategic goals set by the Board. The following table provides the steps the OP&C Committee follows to ensure the total compensation for our NEOs is competitive, appropriately tied to performance, and does not promote undue risk taking.

Step 1: Input on Compensation

The OP&C Committee solicits the views of its independent consultant and senior management on incentive compensation and plan design.

- These recommendations take into consideration the competitive market pay data provided by the Board's independent consultant, as well as an evaluation of the NEO's role, contributions, and performance in achieving Company performance and long-term potential.
- Our President & CEO does not make recommendations to the OP&C Committee with respect to his own compensation and does not participate in OP&C Committee meetings when the Committee reviews his compensation.

(See more below on the OP&C Committee's independent compensation consultant.)

Step 2: OP&C Committee Decisions

The OP&C Committee considers these recommendations together with the input of our independent compensation consultant and subsequently **the OP&C Committee determines the NEOs' compensation, ensuring that it is aligned with our compensation philosophy.**

The OP&C Committee:

- Sets performance goals and evaluates the performance of our President & CEO on an annual basis jointly with our Governance & Nominating Committee.
- All aspects of the President & CEO's compensation are determined solely by the OP&C Committee, with input from the independent compensation consultant.

Step 3: OP&C Committee Oversight

For the coming year, **the OP&C Committee reviews and approves:**

- Our President & CEO's recommendations for approval of the compensation levels, performance goals and performance evaluations of our other NEOs.
- The compensation of our President & CEO and other NEOs and makes recommendations to the independent directors for Board approval.
- Objectives for each NEO.
- Variable pay target opportunities for annual bonus and long-term equity incentives.
- Performance metrics for the annual bonus and equity grants.

Role of the Independent Compensation Consultant

The OP&C Committee has the authority under its charter to retain independent consultants to assist it in making decisions regarding compensation. In 2025, the OP&C Committee engaged Willis Towers Watson (“WTW”) as its independent compensation consultant until May 20, 2025. The OP&C Committee also engaged Farient Advisors specifically to advise on the structure of the Company’s performance-based equity program. On May 21, 2025, the OP&C Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent consultants to, among other things:

●	Analyze competitiveness of each element of compensation and total compensation for each of the NEOs relative to our peer group and industry trends;
●	Provide information regarding executive compensation trends and regulatory changes and developments; and
●	Provide input on annual and long-term incentive design.

Our consultants report directly to the OP&C Committee, and, aside from their work with the OP&C Committee and Governance & Nominating Committee, perform no other work for the Company. The OP&C Committee has analyzed whether the work of our consultants raised any conflict of interest and has concluded that the work of our advisors, including the individuals employed by our advisors who provide consulting services to the OP&C Committee, have not created, nor are they encumbered by, any conflict of interest.

Accendra Health, Inc. ● 2026 Proxy Statement	33

Executive Compensation

Risk Assessment in Compensation Programs

In December 2025, the OP&C Committee requested its consultant, FW Cook, to conduct a risk assessment of our compensation policies and practices. Based on this review, FW Cook determined that the Company’s compensation programs promote and reward prudent business judgment without encouraging undue risk. The risk assessment included a global inventory of incentive plans and programs and considered factors such as plan eligibility, the variety of plan metrics, threshold and maximum payments, and the mix of short- and long-term compensation. Based on the review, the OP&C Committee concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Role of the Executive Compensation Peer Group

Each year, we evaluate our compensation levels and programs through comparisons to available information for a group of peer companies selected by the OP&C Committee based in part on recommendations from and analyses prepared by the OP&C Committee’s independent consultant. This evaluation helps us to assess whether our level and mix of executive pay is competitive and reasonable when compared to certain industry standards.

The OP&C Committee periodically reviews the peer group to ensure it remains appropriate and relevant as a market reference and modifies the peer group as necessary to reflect changes at the Company, among the peers or within the industry. For 2025, the following primary considerations were evaluated when reviewing existing peers and developing recommendations:

●

Focus on relevant distribution companies. Focus comparisons to health care distribution and/or broader distribution companies as relevant.

●

Recognize broader healthcare industry. The Company’s long-term focus on the growth of its Global Products and Patient Direct businesses increases the relevance of healthcare equipment/supplies companies, including from an executive talent market perspective.

●

Balance financials/size criteria. Ensure comparability of peer companies across a range of relevant financial criteria to ensure the Company is appropriately positioned relative to the peer group.

Accendra Health is reasonably aligned with median revenues when compared to the peer group.

We generally target total compensation packages for NEOs to reflect the 50th percentile of our peer group of companies when financial and operational goals are achieved.

We design our total compensation packages to provide pay above or below the 50th percentile compared to our peer group when results exceed or do not meet financial and operational goals, as applicable.

34	Accendra Health, Inc. ● 2026 Proxy Statement

Executive Compensation

The 14 peer companies we used to inform 2025 compensation decisions are outlined below.

2025 Peer Companies

AdaptHealth Corp.	Patterson Companies, Inc.

Baxter International Inc.	Quest Diagnostics Incorporated

Boston Scientific Corporation	ResMed Inc.
C.H. Robinson Worldwide, Inc.	Select Medical Holdings Corporation

DENTSPLY SIRONA Inc.	STERIS plc

Henry Schein, Inc.	WESCO International, Inc.

Hologic, Inc.	Zimmer Biomet Holdings, Inc.

Following the divestiture of the P&HS Business, the Company reassessed its peer group companies to evaluate whether changes were appropriate to account for the Company’s change in size, scope, and business model. The 16 peer companies that will be used to inform 2026 compensation decisions are outlined below.

2026 Peer Companies

AdaptHealth Corp.	Encompass Health Corporation

Addus HomeCare Corporation	Option Care Health, Inc.

Amedisys	Pediatrix Medical Group, Inc.
AMN Healthcare Services, Inc.	Premier, Inc.

Aveanna Healthcare Holdings Inc.	RadNet, Inc.

Brookdale Senior Living Inc.	Select Medical Holdings Corporation

Chemed Corporation	Surgery Partners, Inc.

DENTSPLY SIRONA Inc.	The Ensign Group, Inc.

Accendra Health, Inc. ● 2026 Proxy Statement	35

Executive Compensation

Elements of the Executive Compensation Program

Accendra Health executive compensation consists of fixed pay and variable pay, including cash and non-cash components. The chart below summarizes the various elements of Accendra Health’s executive compensation and their purpose:

Element	Objective	Key Features

Base Salary Cash	Provides competitive fixed pay that is tied to the market and allows us to attract, retain, and motivate executives within the medical technology industry and broader market	● Reflects individual skills, experience, responsibilities, and performance over time ● Influences annual bonus opportunity

Short-Term Incentives Cash	Encourages focus on short-term business performance and motivates executive officers’ performance in achieving our current-year business goals	● Performance-based reward tied to achievement of short-term corporate and individual performance goals ● Pays only if threshold performance levels are met or exceeded

Long-Term Incentives Equity

Rewards performance that enhances shareholder value using equity-based awards that link compensation to the value of our Common Stock and the achievement of multi-year performance goals, and strengthens the alignment of management and shareholder interests by creating meaningful levels of Company stock ownership by management

●
Links value to stock price

●
Composed of 50% PSUs and 50% RSUs

●
PSUs are tied to achievement of long-term corporate performance goals; executives earn shares (ranging from 0% to 200% of target) if the Company meets certain operational, financial, or shareholder return metrics as selected by the OP&C Committee over a three-year period

●
RSUs vest ratably over three years from date of grant

Retirement Savings & Deferred Compensation Plan[1] Benefit	Provides a tax efficient opportunity to save for retirement and to ensure that our executive compensation program remains competitive in the marketplace for key executive talent
●
Executives may participate in the Company’s 401(k) Plan, and may defer salary and cash bonuses into an executive deferred compensation plan that provides for investment options similar to the Company’s 401(k) Plan

Post-Termination Compensation Benefit

Provides for severance in the event of not-for-cause termination. Additionally, executives are parties to change in control agreements that provide “double-trigger” severance benefits in connection with a qualifying termination following a change in control

● Severance provisions to protect the Company and NEOs in the event of a qualifying termination

1 The Executive Deferred Compensation & Retirement Plan was frozen effective as of January 1, 2026.

36	Accendra Health, Inc. ● 2026 Proxy Statement

Executive Compensation

NEO Employment Events

With the divestiture of the P&HS business and the Company’s evolution into Accendra Health, we made key changes to our executive leadership structure to better reflect the Company’s needs moving forward. Effective as of January 1, 2026, Mr. Long left the Company in connection with the divestiture and Mr. Galloway assumed oversight responsibility for Accendra Health’s human resources function. Effective as of December 5, 2025, Mr. Bernocchi was appointed Executive Vice President and COO of the Company. With these changes, we have streamlined the Company’s leadership model to better fit the future of Accendra Health.

Analysis of 2025 Compensation Decisions

Base Salary

We review base salaries annually or in connection with a promotion. The OP&C Committee generally considers the following factors when making base salary decisions:

●	Individual attributes of each NEO (such as responsibilities, skills, leadership, and experience);
●	Individual and overall Company performance levels;
●	The officer’s expected future contributions to the Company; and
●	Overall market-competitiveness of the officer’s base salary.

2025 Base Salary Decisions

In 2025, each of the NEOs other than our CEO received base salary increases. These increases are intended to ensure their compensation remains competitive with market standards.

NEO	2024 Salary	2025 Salary	Percent Change
Edward A. Pesicka	$1,150,000	$1,150,000	0.0%
Jonathan A. Leon	$550,000	$600,000	9.1%
Andrew G. Long	$685,000	$700,000	2.2%
Perry A. Bernocchi	$630,000	$661,500	5.0%
Heath H. Galloway	$500,000	$530,000	6.0%

Annual Performance-Based Cash Incentives

We provide annual performance-based cash incentive opportunities to executive officers to incentivize them to achieve our current-year business and financial goals. Each year, the Board approves an annual operating plan, or AOP, that includes financial, strategic, and other goals, and we base annual incentive goals for the executive officers on the approved AOP. The goals include both Company performance and individual MBOs specific to each executive.

The OP&C Committee also structured our 2025 AIP to include MBOs as performance metrics that allow for a modifier of incentive compensation earned by the NEOs. The relative weighting of each of these metrics is set forth in the table below.

Corporate Performance					Individual Performance
Measure	Adjusted EBITDA	Revenue	Net Debt Reduction	modified by	MBOs
Weighting	60%	20%	20%		+/- 35%

Accendra Health, Inc. ● 2026 Proxy Statement	37

Executive Compensation

2025 Company Financial Metrics and Performance

The OP&C Committee selected Adjusted EBITDA, Revenue, and Net Debt Reduction as the appropriate metrics for Company performance for a variety of reasons, including:

●	Each metric was applicable across our historical segments and to overall company performance;
●	The measurements are widely understood by our teammates and are the internal metrics of greatest focus throughout the year;
●	They are among the most important underlying drivers of business performance, along with other key financial metrics (such as adjusted EPS, operating cash flow, and return on invested capital);
●	These metrics are closely aligned with the creation of shareholder value as sustained Adjusted EBITDA, revenue growth, and reduced leverage are all highly correlated with share price growth and are key drivers of cash flow, which is also highly correlated to equity value;
●	They are an important area of focus for our investor base and feature prominently in our investor communications; and
●	These metrics are in part driven by our NEOs’ performance to their respective MBOs.

In setting 2025 annual cash incentive program goals, including Adjusted EBITDA, Revenue, and Net Debt Reduction, the OP&C Committee considered the following:

●	2024 full-year revenue and AOI performance;
●	Trajectory of the Company’s business at the beginning of the first quarter of 2025;
●	Inflation and macroeconomic factors in the first quarter of 2025;
●	Infrastructure, technology, and other investments in the business planned for 2025; and
●	The Company’s 2025 Annual Operating Plan which was approved by the Board in February 2025.
●	Our two segment structure as of the first quarter of 2025.

The OP&C Committee approved the 2025 Adjusted EBITDA, Revenue, and the Net Debt Reduction goals and related compensation levels based on a conclusion that they provided a reasonable opportunity to achieve a bonus at the target level and an appropriately challenging stretch opportunity for performance in excess of target. The approved AIP included a 50% threshold level of performance that must be attained to receive any cash incentive payout; a target level of performance, which, if attained, would result in a 100% of target cash incentive payout; and a maximum level of 200% of target for any cash incentive award. For achievement levels above threshold but below target, or above target but below maximum, payout amounts are calculated based on a straight-line interpolation of the achievement level above threshold or target, as applicable.

The threshold, target, and maximum levels of the 2025 AIP and associated 2025 performance are set forth in the table below. These financial goals are set on a constant currency basis so performance can be measured without positive or negative impact from currency fluctuations that are largely outside of the NEOs’ control. As a result of the sale of the P&HS business and discontinued operations accounting, the Adjusted EBITDA and Revenue metrics are re-labeled as Total Adjusted EBITDA and Total Revenue to reflect the combined results of discontinued operations and continuing operations. These combined results are comparable to the performance metrics approved by the

38	Accendra Health, Inc. ● 2026 Proxy Statement

Executive Compensation

OP&C committee. The financial performance resulted in overall funding for the AIP at 0% of the target performance level.

	Threshold	Target	Maximum		Actual AIP
Performance Metric	(50%)	(100%)	(200%)	Actual[1]	Achievement
2025 Total Adjusted EBITDA (60%)	$530 million	$575 million	$650 million	$426 million	0%
2025 Total Revenue (20%)	$10,750 million	$11,000 million	$11,300 million	$10,665 million	0%
Net Debt Reduction (20%)[2]	$50 million	$100 million	$200 million	$0 million	0%
1	Shown on a constant currency basis. Total revenue was $10,672 million for the year-ended December 31, 2025 and was favorably impacted by foreign currency of $7.1 million. Total Adjusted EBITDA was $424 million for the year-ended December 31, 2025 and was unfavorably impacted by foreign currency of $1.3 million. Total revenue and total Adjusted EBITDA are non-GAAP financial measures which as included in this Proxy Statement reflect the combined results of continuing operations and discontinued operations. A reconciliation to the most comparable GAAP equivalent financial measure is described in Appendix B of this Proxy Statement.
2	Actual net debt reduction excluded the $342 million of proceeds received in connection with the sale of the P&HS business, as such sale proceeds were not contemplated when the OP&C approved this performance goal. Net debt is a non-GAAP financial measures included in this Proxy Statement and a reconciliation to the most comparable GAAP equivalent financial measure is described in the Company’s Current Report on Form 8-K filed with the SEC on February 19, 2026.

2025 NEO MBOs and Performance

MBOs are performance metrics that allow for a modification (+/- 0-35%) to the annual incentive earned by the NEOs based on an assessment of the NEO’s job performance against position-specific financial, operational, or other goals; strategic focus; management skills; and other quantitative or qualitative objectives. The OP&C Committee believes it is important to include MBOs as performance metrics that either:

●	Reward for strong performance and leadership, given these metrics are leading indicators of successful execution of financial, strategic, and operational initiatives that contribute to current and future value creation, or
●	Allow for negative discretion to reduce a bonus award where the NEO has not successfully performed his MBOs.

While each NEO had unique 2025 MBOs applicable to his respective span of control and duties, all MBOs were designed to advance the Company’s three primary areas of focus for 2025:

●	Drive Profitable Growth
●	Operational Execution
●	Grow and Develop Our Talent

Accendra Health, Inc. ● 2026 Proxy Statement	39

Executive Compensation

The following table summarizes the MBOs and key achievements of each NEO in 2025:

Summary of 2025 MBOs

Edward A. Pesicka

●

Meet key financial metrics set forth in the 2025 AOP

 ●

Advance transformation initiative to drive growth and support strategic plan including the divestiture of P&HS business and evolution to pure-play home-based care business

●

Execute initiatives to optimize capital structure to facilitate company strategic plan

●

Assess and enhance key performance indicators to improve operations and results

●

Leverage technology to improve customer experience, operational efficiency, and drive growth

●

Elevate leadership development and succession planning

●

Drive culture and structure to support lean organization with growth flexibility

Jonathan A. Leon

●

Meet key financial metrics set forth in the 2025 AOP

●

Drive merger, acquisition, and divestiture activity to support Company’s strategic plan and objectives, including process to divest P&HS business

●

Improve financial forecasting function to ensure visibility, accountability, and effective planning

●

Optimize capital structure to meet anticipated and potential strategic initiatives

●

Reduce net debt and working capital consumption

●

Talent assessment, succession planning, and structural assessment to ensure optimized financial function following strategic initiatives

Andrew G. Long

●

Meet key financial metrics set forth in 2025 AOP

●

Improve operational metrics to provide clarity on key business drivers, operational performance, and financial achievement

●

Expand and sell products portfolio

●

Execute on strategic plan and transformational initiatives to include network rationalization and operational efficiencies across all sites, including new distribution centers and kitting operations

●

Optimize working capital to include improved forecasting accuracy across categories

●

Leverage technology to improve operational performance, including launch of e-commerce platform, implementation of SAP for kitting, and deployment of vision-pick across distribution network

●

Optimize and manage inventory

●

Attract, retain, and develop top talent across P&HS organization

40	Accendra Health, Inc. ● 2026 Proxy Statement

Executive Compensation

Summary of 2025 MBOs

Perry A. Bernocchi

●

Meet key financial metrics set forth in the 2025 AOP

●

Execute AOI improvement plan through above market growth in key categories and increase organic revenue growth by further leveraging the Sleep Journey Initiative

●

Optimize sales investment to expand Patient Direct sales team and evaluate structure to address anticipated and potential business developments

●

Develop and implement center of excellence for key product category

●

Enhance KPI management throughout Patient Direct to drive visibility and accountability

●

Leverage technology to execute on optimization of collections processes, enhance adherence, and improve operational efficiency

●

Leverage key talent to drive Patient Direct strategy, goal execution, and functional alignment

●

Retain top talent, reduce attrition, and strengthen leadership bench

Health H. Galloway

●

Meet key financial metrics set forth in the 2025 AOP

●

Assess and improve legal, compliance, and corporate relations support to advance business priorities

●

Drive merger, acquisition, and divestiture activity to support Company’s strategic plan and objectives, including process to divest P&HS business

●

Advance favorable legislative agenda and ensure quality relationships with key state and federal regulators

●

Enhance team structure and talent to optimize function for supporting Company strategy and objectives

●

Enhance internal processes to improve business support, efficiencies, and results

●

Continue development of cohesive and aligned culture focused on Company Purpose, Vision, and Values

For the NEOs' MBOs, performance was evaluated after year-end with the CEO making recommendations to the OP&C Committee based on the achievement of each NEO's specific MBOs, other than his own. The OP&C Committee reviewed the CEOs recommendations and determined the payout factor for all of the NEOs. Following the determination of the financial achievement of 0% for the overall annual total company bonus pool, Messrs. Leon, Long and Galloway were not awarded any bonus payment under the AIP for 2025. One of Mr. Pesicka’s key MBOs for 2025 was to lead a transformative initiative to support the Company’s strategic plan. In recognition of Mr. Pesicka’s performance related to this MBO, and specifically his critical role in successfully completing the divestiture of the P&HS business and transforming the Company into Accendra Health, the OP&C Committee determined to award Mr. Pesicka a 20% payout under the 2025 AIP. Additionally, considering the 20% achievement by the Patient Direct Segment for the 2025 AIP, Mr. Bernocchi’s critical role and contributions in achieving that result, and Mr. Pesicka’s assessment of Mr. Bernocchi’s achievement of his specific MBOs, the OP&C Committee also determined to award Mr. Bernocchi a 20% payout under the 2025 AIP in line with the performance of the Patient Direct segment.

Accendra Health, Inc. ● 2026 Proxy Statement	41

Executive Compensation

2025 AIP Awards

In early 2026, considering the Company’s financial performance and MBO performance by the NEOs as discussed above, the OP&C Committee approved cash incentive payments as follows:

	Target	Target Award	Corporate	MBOs	Actual Amount Award
	(% of Base Salary)	Opportunity ($)	Performance		(% of Target )	($)
Edward A. Pesicka[1]	150%	$1,725,000	—%	+20%	20%	$345,000
Jonathan A. Leon	85%	510,000	—%	—%	—%	—
Andrew G. Long	100%	700,000	—%	—%	—%	—
Perry A. Bernocchi[2]	90%	595,350	—%	+20%	20%	119,070
Health H Galloway	75%	397,500	—%	—%	—%	—
[1]	The OP&C Committee awarded Mr. Pesicka a 20% payment based on his exceptional performance and leadership in transforming the Company through the successful divestiture of the P&HS business.
[2]

The OP&C Committee awarded Mr. Bernocchi a 20% payment based on the 20% performance achievement by the Patient Direct Segment for the 2025 AIP, Mr. Bernocchi’s critical role and contributions in achieving that result, his direct responsibility for the segment during 2025, and his achievement of MBOs.

Long-Term Incentives

Equity grants help to align executive interests with those of our shareholders. The OP&C Committee considers Company performance, individual performance, long-term potential, and market practices when determining the value and type (e.g., RSU versus PSU) of equity awarded to our executives.

Our 2025 Awards

In 2025, we made annual equity award grants to executive management in two forms:

●	50% time-based vesting RSUs that vest annually over a three-year period during which the officer is continuously employed by or providing services to the Company; and
●	50% PSUs that are earned based on achievement of designated performance metrics over a three-year period, subject to the officer’s continued employment by or service to the Company.

We believe that the mix between RSUs and PSUs helps provide a balance between linking compensation to the achievement of multi-year performance goals and strengthening the alignment of management and shareholder interests by creating meaningful levels of Company stock ownership by management. In 2025, grant values were based on the closing price of the Company’s stock on the date of grant.

The 2025 PSUs cliff vest after a three-year period and are earned based on the achievement of two equally weighted metrics: (1) cumulative adjusted EBITDA measured over two years (with an additional year of vesting), and (2) relative TSR measured over three years against the S&P 1500 Healthcare Equipment and Services index.

On March 3, 2025, the Company granted annual equity awards to Messrs. Pesicka, Leon, Long, Bernocchi, and Galloway.

42	Accendra Health, Inc. ● 2026 Proxy Statement

Executive Compensation

The following table shows the annual long-term incentive awards granted to the NEOs in 2025:

2025 Long-Term Incentive Target Annual Award Values
	RSUs	PSUs	Total
Name	($)	($)	($)
Edward A. Pesicka	$4,150,000	$4,150,000	$8,300,000
Jonathan A. Leon	900,000	900,000	1,800,000
Andrew G. Long	1,250,000	1,250,000	2,500,000
Perry A. Bernocchi	1,150,000	1,150,000	2,300,000
Heath H. Galloway	650,000	650,000	1,300,000

Performance Determination for Prior Year PSU Awards

The Company granted PSUs in 2023 to our NEOs that could be earned in an amount ranging from 0% to 200% of the number of awarded PSUs based on the Company’s cumulative adjusted EPS performance for the three-year period from March 1, 2023 through December 31, 2025. Following the end of 2025, the OP&C Committee determined that the Company’s cumulative adjusted EPS was below the cumulative adjusted EPS threshold resulting in no achievement of the PSUs. As a result, all such PSUs were forfeited.

Our Equity Granting Practices

The equity awards granted to our NEOs in 2025 were made under our 2023 Omnibus Incentive Plan. The 2023 Omnibus Incentive Plan permits us to award grants of non-qualified stock options, incentive stock options, restricted stock, RSUs, performance awards (including PSU awards) and stock appreciation rights. Except in instances of initial executive hiring, promotions, retention concerns and similar circumstances, we grant equity awards to executive officers one-time each year (generally at the time we review prior year’s performance and set current year compensation). This process occurs in the first quarter of the year, and the grant date is typically after the release of the prior year’s earnings and the filing of our Annual Report on Form 10-K with the SEC. The OP&C Committee’s decision to grant equity-based awards is discretionary and based upon the executive’s position, performance, expected future performance, and the span of control in his or her role. We strive to maintain an appropriate balance between the aggregate number of shares used for equity grants (relative to the competitive landscape) and shareholder interests.

We do not currently grant new awards of stock options, stock appreciation rights, or similar option-like instruments. Accordingly, we do not have a specific policy or practice on the timing of such awards in relation to the disclosure of material nonpublic information by the Company other than the process set forth above. In the event the Company determines to grant such awards in the future, the Board and the OP&C Committee will evaluate the appropriate steps to take in relation to the foregoing.

Common Stock Ownership Guidelines

We have established Common Stock ownership guidelines for our executive officers that they are expected to achieve and maintain during their employment with the Company. Under these guidelines, executive officers have approximately five years to reach the full target ownership amount with interim targets to meet each year. As of December 31, 2025, our NEOs were below their applicable target ownership levels. However, this was solely attributable to the then current price of the Company’s equity and was not due to any reductions in the number of shares held by our executive officers. Because of the historical success of these guidelines in maintaining meaningful stock ownership levels among management, the Company has not imposed any further stock retention requirements on its executive officers in connection with stock option exercises or vesting of restricted stock. Eligible holdings in meeting these targets include direct holdings, indirect holdings, shares held through Company plans such as the Teammate Stock Purchase Plan, and restricted stock holdings (but excluding any stock options and PSUs).

Accendra Health, Inc. ● 2026 Proxy Statement	43

Executive Compensation

The ownership guidelines are as follows:

Officer	Value of Common Stock
Chief Executive Officer	6.0 x Base Salary
Executive Vice Presidents	2.0 x Base Salary
Senior Vice Presidents	1.5 x Base Salary

The President & CEO’s higher ownership target reflects the larger portion of his total compensation represented by long-term incentive award value.

Hedging, Pledging and Derivatives Trading Prohibition

The Company has policies that prohibit directors, officers, and other teammates with access to confidential information of the Company from engaging in certain transactions relating to our Common Stock, including buying or selling options and short sales. We also prohibit these individuals from hedging the economic risk of ownership of our Common Stock and holding our Common Stock in a margin account or pledging our Common Stock as collateral for a loan.

Impact of Accounting and Tax Requirements on Compensation

The OP&C Committee considers certain tax implications when designing the Company’s executive compensation programs. Section 162(m) of the Internal Revenue Code (the “Code”) generally precludes a tax deduction by any publicly-traded company for compensation paid to any “covered employee” to the extent the compensation paid to such covered employee exceeds $1 million during any taxable year of the company. “Covered Employees” include any employee (i) serving as the CEO or the CFO of the Company at any time during the taxable year, (ii) whose total compensation is required to be reported to the shareholders of the Company by reason of being among the three highest paid officers of the Company (other than the CEO and the CFO) for the applicable taxable year, or (iii) any employee who qualified as a “covered employee” for any previous taxable year of the company (or any predecessor) beginning after December 31, 2016. While we prefer to maximize the deductibility of any compensation we pay, we also believe that it is important to preserve flexibility in administering our compensation programs to promote various corporate goals. Accordingly, we have not adopted a policy that all compensation must be deductible in full. Certain of the amounts paid under our compensation and other executive programs will not likely be deductible as the result of Section 162(m). We intend to continue to design our executive compensation arrangements to be consistent with our best interests and the interests of our shareholders and we understand that certain of our compensation arrangements will not be deductible in full.

44	Accendra Health, Inc. ● 2026 Proxy Statement

Executive Compensation

Recoupment Policy

In an effort to mitigate any imprudent risk-taking behavior associated with incentive compensation, the Company has a policy that provides for the recoupment of incentive compensation and all time-vesting equity awards granted or paid to our current and former executive officers and other senior executives and teammates as the OP&C Committee may from time to time designate under circumstances involving a restatement of our financial statements. Performance-based compensation is recoverable from an executive officer (i) in the event the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under applicable securities laws (an “Accounting Restatement”) and (ii) a lower payment would have been made to the executive officer based upon the restated financial results. In addition, upon an Accounting Restatement, time-based equity compensation is recoverable in amounts as determined by the OP&C Committee. The recoupment policy does not apply to covered compensation after the third anniversary of the date on which such compensation was paid. Our recoupment policy complies with the NYSE’s clawback rules promulgated under Section 10D of the Exchange Act and the rules promulgated thereunder.

Our People & Culture Committee Report

The OP&C Committee has reviewed and discussed the CD&A contained in this Proxy Statement with management. Based on such review and discussion, the OP&C Committee has recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

THE Our People & Culture Committee

Robert J. Henkel, Chair
Mark A. Beck
Kenneth Gardner-Smith

Accendra Health, Inc. ● 2026 Proxy Statement	45

Executive Compensation

2025 Summary Compensation Table

The following table summarizes the total compensation of our NEOs for 2025, and earlier years as applicable:

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
					Non-Equity
				Stock	Incentive Plan	All Other
Name and Principal		Salary(1)	Bonus(2)	Awards(3)	Compensation(4)	Compensation(5)	Total
Position	Year	($)	($)	($)	($)	($)	($)
Edward A. Pesicka	2025	1,150,000	—	9,560,140	345,000	102,669	11,157,809
President & Chief Executive Officer	2024	1,106,731	—	7,833,326	1,725,000	72,847	10,737,904
	2023	1,000,000	—	5,834,851	1,450,000	105,059	8,389,910
Jonathan A. Leon	2025	572,885	300,000	2,073,293	—	16,528	2,962,706
Executive Vice President & Chief Financial Officer	2024	446,635	—	1,526,351	298,431	19,496	2,290,912
Andrew G. Long	2025	691,866	—	2,879,578	—	15,736	3,587,180
Executive Vice President, Chief Executive Officer, Products & Healthcare Services	2024	674,904	—	2,682,655	650,750	18,127	4,026,436
	2023	653,938	—	3,440,033	614,250	16,324	4,724,545
Perry A. Bernocchi	2025	644,417	—	2,649,205	119,070	10,913	3,423,605
Executive Vice President, Chief Operating Officer	2024	612,692	—	2,360,722	652,050	27,269	3,652,733
	2023	554,000	—	2,121,766	494,573	20,543	3,190,882
Heath H. Galloway	2025	513,731	265,000	1,497,382	—	18,493	2,294,606
Executive Vice President, General Counsel & Corporate Secretary	2024	485,577	—	1,287,681	375,000	22,963	2,171,221
(1)	The amounts in column (c) reflect the base salary earned by each NEO.
(2)	The Amounts included in this column reflect payment of a transaction bonus to Mr. Leon in the amount of $300,000 and Mr. Galloway in the amount of $265,000 in recognition of their critical roles and contributions in closing the divestiture of the P&HS business.
(3)	The amounts included in column (e) are the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718, and include awards subject to performance conditions. Of the total awards reflected in column (e) for 2025, the amount specified below for each NEO represents awards subject to performance and market conditions, which are valued at the grant date based on probable achievement at target levels:

Mr. Pesicka, $5,410,140; Mr. Leon $1,173,289; Mr. Long $1,629,570; Mr. Bernocchi, $1,499,201; and Mr. Galloway, $847,377.

The grant date fair values of the above performance-based awards for 2025 would equal the following for each NEO assuming achievement of the highest level of performance conditions:

Mr. Pesicka, $10,820,280; Mr. Leon $2,346,578; Mr. Long $3,259,140; Mr. Bernocchi $2,998,401; and Mr. Galloway $1,694,755

Assumptions used in the calculation of the stock awards included in column (e) are included in Note 10 “Share-Based Compensation” to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated herein by reference. The actual value an NEO may receive for stock awards depends on market prices, and there can be no assurance that the amounts shown are the amounts that will be realized.

(4)	The amounts included in column (f) reflect cash awards to Messrs. Pesicka and Bernocchi under the Company’s performance-based annual incentive programs.

46	Accendra Health, Inc. ● 2026 Proxy Statement

Executive Compensation

(5)	For 2025, the amounts included in column (g) consist of the following:

			Defined
			Contribution
			Plans
		Life	Company
	Tax Planning	Insurance	Match and	Executive
	Benefit(a)	Premiums	Contribution(b)	Physical	Other(c)	Total
Name	($)	($)	($)	($)	($)	($)
Edward A. Pesicka	—	636	10,500	4,900	86,633	102,669
Jonathan A. Leon	—	636	10,500	5,000	392	16,528
Andrew G. Long	3,500	636	10,500	—	1,100	15,736
Perry A. Bernocchi	—	413	10,500	—	—	10,913
Heath H. Galloway	—	636	10,500	3,249	4,108	18,493
(a)	In 2025, the maximum tax and financial planning benefit was $15,000 for Mr. Pesicka; and $3,500 for Messrs., Leon, Long, Bernocchi, and Galloway. NEOs are required to submit documentation for reimbursement up to the plan levels shown.
(b)	In 2025, any NEOs who elected to participate in the Company’s 401(k) program were treated on the same basis as all U.S. based teammates, including a 3% company match on employee contributions. Further, Messrs., Bernocchi, and Galloway elected to participate in the non-qualified Executive Deferred Compensation and Retirement Plan.
(c)	Other includes:
i.	For Mr. Pesicka, (A) $86,241 in incremental costs to the Company for use of the corporate aircraft was determined to be a perquisite in accordance with SEC rules and (B) the Company’s HSA match of $392.
ii.	For Mr. Leon, the Company’s HSA match of $392.
iii.	For Mr. Long a $1,100 personal security benefit, and for Mr. Galloway a $4,108 personal security benefit.

Accendra Health, Inc. ● 2026 Proxy Statement	47

Executive Compensation

2025 Grants of Plan-Based Awards

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(l)
								All Other
								Stock
								Awards:
								Number
		Estimated Future Payouts Under			Estimated Potential Payouts Under			of	Grant Date Fair
		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			Shares of	Value of Stock
		(1)			(2)			Stock or	and
		Threshold	Target	Maximum	Threshold	Target	Maximum	Units (3)	Option Awards
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)	(4)($)
Edward A. Pesicka	3/3/2025	—	—	—	—	—	—	445,279	4,150,000
	3/3/2025	—	—	—	222,640	445,279	890,558	—	5,410,140
	2025	862,500	1,725,000	3,450,000	—	—	—	—	—
Jonathan A. Leon	3/3/2025	—	—	—	—	—	—	96,576	900,004
	3/3/2025	—	—	—	48,284	96,567	193,134	—	1,173,289
	2025	255,000	510,000	1,020,000	—	—	—	—	—
Andrew G. Long	3/3/2025	—	—	—	—	—	—	134,121	1,250,008
	3/3/2025	—	—	—	67,061	134,121	268,242	—	1,629,570
	2025	350,000	700,000	1,400,000	—	—	—	—	—
Perry A. Bernocchi	3/3/2025	—	—	—	—	—	—	123,391	1,150,004
	3/3/2025	—	—	—	61,696	123,391	246,782	—	1,499,201
	2025	297,675	595,350	1,190,700	—	—	—	—	—
Heath H. Galloway	3/3/2025	—	—	—	—	—	—	69,743	650,005
	3/3/2025	—	—	—	34,872	69,743	139,486	—	847,377
	2025	198,750	397,500	795,000	—	—	—	—	—
(1)	The amounts included in columns (c), (d) and (e) reflect the threshold, target and maximum amounts, respectively, payable to the NEOs under the Company’s performance-based annual incentive programs, which are described in more detail under “Compensation Discussion & Analysis—2025 AIP Awards” above.
(2)	The amounts included in columns (f), (g) and (h) reflect the threshold, target and maximum number, as applicable, of PSUs granted to the NEOs under the Company’s 2023 Stock Incentive Plan.
(3)	The amounts included in column (i) reflect time-based RSUs awarded to the NEOs under the Company’s 2023 Stock Incentive Plan.
(4)	The amounts in this column represent the grant date fair value of stock awards computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718). For stock awards, the grant date fair value is the fair market value of the Company’s Common Stock on the grant date multiplied by the number of shares subject to the grant. For a discussion of the assumptions involved in the Company’s valuations, please see Note 10, “Shared-Based Compensation” to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated herein by reference. The actual value an NEO may receive for stock awards depends on market prices, and there can be no assurance that the amounts shown are the amounts that will be realized.

48	Accendra Health, Inc. ● 2026 Proxy Statement

Executive Compensation

Outstanding Equity Awards at 2025 Fiscal Year-End Table

The following table summarizes information regarding outstanding equity awards held by the NEOs as of December 31, 2025.

	Stock Awards(1)
					Equity incentive
					plan awards:		Equity incentive plan
					number of		awards: market or
		Number of shares		Market value of	unearned shares,		payout value of
		or units of stock		shares or units of	units or other		unearned shares,
		that have not		stock that have not	rights that have		units or other rights
		vested		vested(2)	not vested(3)		that have not vested(2)
Name	Date	(#)		($)	(#)		($)
Edward A. Pesicka	3/1/2023	58,777	(4)	164,576	178,109	(6)	498,705
	3/1/2024	99,250	(7)	277,900	148,134	(8)	414,775
	3/3/2025	445,279	(11)	1,246,781	445,279	(12)	1,246,781
Total		603,306		1,689,257	771,522		2,160,261
Jonathan A. Leon	3/1/2023	5,879	(4)	16,461	17,811	(6)	49,871
	3/1/2024	11,421	(7)	31,979	7,306	(8)	20,457
	7/1/2024	19,202	(9)	53,766	—		—
	9/23/2024	28,766	(10)	80,545	—		—
	3/3/2025	96,567	(11)	270,388	96,567	(12)	270,388
Total		161,835		453,139	121,684		340,716
Andrew G. Long	3/1/2023	45,953	(4)	128,668	74,482	(6)	208,550
	3/1/2024	33,990	(7)	95,172	50,731	(8)	142,047
	3/3/2025	134,121	(11)	375,539	134,121	(12)	375,539
Total		214,064		599,379	259,334		726,136
Perry A. Bernocchi	3/1/2023	21,374	(4)	59,847	64,767	(6)	181,348
	3/1/2024	29,911	(7)	83,751	44,643	(8)	125,000
	3/3/2025	123,391	(11)	345,495	123,391	(12)	345,495
Total		174,676		489,093	232,801		651,843
Heath H. Galloway	3/1/2023	3,207	(4)	8,980	—		—
	5/17/2023	6,050	(5)	16,940	—		—
	3/1/2024	16,316	(7)	45,685	24,351	(8)	68,183
	3/3/2025	69,743	(11)	195,280	69,743	(12)	195,280
Total		95,316		266,885	94,094		263,463
(1)	The Company grants awards to NEOs in the form of restricted stock units (RSUs) and performance share units (PSUs).
(2)	Calculated based on the $2.80 closing price per share of our Common Stock on December 31, 2025.
(3)	Amounts in this column represent the number of PSUs outstanding based on the achievement of target performance conditions. Actual amounts earned, if any, will be based on achievement of the applicable performance metrics.
(4)	Vests in substantially equal installments on an annual basis over a three-year period from the vesting commencement date of May 15, 2023.
(5)	Vests in substantially equal installments on an annual basis over a three-year period from the vesting commencement date of May 17, 2023.
(6)	Represents PSUs that could be earned in an amount ranging from 0% to 200% of the number of awarded shares based on the Company’s cumulative adjusted EPS performance for the three-year period beginning January 1, 2023, through December 31, 2025 and relative TSR as measured by the Russell 3000 Medical Equipment and Services Sector Index. Following the end of 2025, the OP&C Committee determined that the Company’s cumulative adjusted EPS was below the cumulative adjusted EPS threshold resulting in no achievement of the PSUs. As a result, all such PSUs were forfeited.
(7)	Vests in substantially equal installments on an annual basis over a three-year period from the vesting commencement date of March 20, 2024.
(8)	Represents PSUs that can be earned in an amount ranging from 0% to 200% of the number of awarded shares based on the Company’s adjusted EPS performance for the three-year period beginning January 1, 2024, through December 31, 2026. The OP&C Committee will determine if any shares have been earned following completion of 2026 and calculation of the three-year cumulative adjusted EPS and relative TSR as measured by the Russell 3000 Medical Equipment and Services Sector Index.
(9)	Mr. Leon received a one-time grant of RSUs for his assumption of responsibilities during his role as Interim CFO. The grant vests in full on June 21, 2027.
(10)	Mr. Leon received a one-time grant of RSUs in conjunction with his promotion to the role of Executive Vice President & CFO, in September of 2024. The grant vests in substantially equal installments on an annual basis over a three-year period from the vesting commencement date of September 23, 2024.
(11)	Vests in substantially equal installments on an annual basis over a three-year period from the vesting commencement date of March 20, 2025.
(12)	Represents PSUs that can be earned in an amount ranging from 0% to 200% of the number of awarded shares based 50% on the Company’s cumulative adjusted EBITDA performance for the two-year period beginning January 1, 2025 through December 31, 2026, and 50% on the Company’s relative TSR performance for the three-year period January 1, 2025, through December 31, 2027. The OP&C Committee will determine if any shares have been earned following completion of 2027 and calculation of the two-year cumulative adjusted EBITDA and three-year relative TSR as measured by the Russell 1500 Medical Equipment and Services Sector Index.

Accendra Health, Inc. ● 2026 Proxy Statement	49

Executive Compensation

2025 Option Exercises and Stock Vested

The following table summarizes for each NEO information regarding shares of our Common Stock subject to restrictions, RSUs or PSUs held by the NEOs that vested during 2025. No stock appreciation rights or stock options were outstanding during 2025.

Stock Awards Vested 2025

	Number of Shares	Value Realized on
NEO	on Vesting (#)	Vesting ($)(1)
Edward A. Pesicka	126,949	1,019,834
Jonathan A. Leon	28,563	190,651
Andrew G. Long	71,567	548,425
Perry A. Bernocchi	49,263	385,368
Heath H. Galloway	18,272	149,234
(1)	Values represent the market value of our Common Stock on the vesting date multiplied by the number of vested RSUs or PSUs, rounded to the nearest dollar.

Retirement Compensation

We maintain market-competitive retirement programs for our executives as retirement compensation is an essential component of an overall total executive compensation package in that it provides security for the future needs of the executives and their families. Our NEOs are eligible to participate in the Company’s 401(k) Plan and receive Company matching contributions in the same manner as all other Company teammates. During 2025, we also maintained an Executive Deferred Compensation and Retirement Plan (“EDCP”) in which members of senior management and other senior-level teammates are eligible to participate. The EDCP permits participants to defer up to 75% of their base salary and up to 100% of their annual cash bonus. The EDCP provides for similar investment options as our 401(k) Plan. Effective as of January 1, 2026 the Company froze participation in the EDCP, as well as participant and Company matching contributions in the EDCP for all participants.

Other Benefits

In addition to the components of compensation discussed above, we provide certain other limited benefits to executives to help maximize the time key executives are able to spend on the Company’s business and to ensure that our executive compensation program remains competitive in the marketplace for key executive talent. These other benefits consist of the following and are specifically disclosed by amount in footnote (4) of the Summary Compensation Table on page 46 of this Proxy Statement: tax and financial planning and tax return preparation assistance, funding of life insurance policy premiums, an annual physical, and access to a concierge medical practice, and a security benefit. We provide security services to certain executives as part of proper risk management. These protections are provided due to the range of security issues encountered by executive officers of large corporations in our industry. In addition, NEOs may participate in our health and welfare plans and teammate stock purchase plan on the same basis as other full-time teammates. We do not provide tax gross-ups on any income executives may realize as a result of the foregoing benefits.

$86,241 in incremental costs to the Company for use of the corporate aircraft by our President & Chief Executive Officer was determined to be a perquisite in accordance with SEC rules. Our President & Chief Executive Officer does not receive tax reimbursement for any imputed income associated with personal travel on our corporate aircraft.

Pension Benefits

Our NEOs do not participate in any defined benefit pension plans.

50	Accendra Health, Inc. ● 2026 Proxy Statement

Executive Compensation

Nonqualified Deferred Compensation Plan

During 2025, the Company maintains an Executive Deferred Compensation and Retirement Plan (“EDCP”) in which members of senior management, including our NEOs, and other certain management-level teammates are eligible to elect to defer portions of their compensation to save for retirement or other life events. The EDCP permits participants to defer up to 75% of their base salary and up to 100% of their annual cash incentive. The EDCP provides for similar investment options as our 401(k) Plan. EDCP accounts are paid out based on the participant’s election at the time of the deferral, subject to the requirements of Section 409A of the Internal Revenue Code, and may be paid in a lump sum, a series of annual installments, or monthly installment. Participants may elect to receive these distributions upon separation from service or upon the occurrence of one or more specified dates. All EDCP accounts are considered unfunded general contractual obligations and are subject to the claims of our general, unsecured creditors. Effective as of January 1, 2026, the Company froze participation in the EDCP, as well as participant contributions in the EDCP for all participants.

The following table sets forth information regarding contributions to, earnings on and total balances in the EDCP as applicable, for the NEOs in 2025.

(a)	(b)	(c)	(d)	(e)	(f)
			Aggregate		Aggregate
	Executive	Registrant	Earnings (losses)	Aggregate	Balance at
	Contributions in	Contributions in	in Last	Withdrawals/	Last Fiscal
	Last Fiscal Year	Last Fiscal Year	Fiscal Year(1)	Distributions	Year-End
Name	($)	($)	($)	($)	($)
Edward A. Pesicka	—	—	—	—	—
Jonathan A. Leon	—	—	—	—	—
Andrew G. Long(2)	—	—	38,725	—	270,190
Perry A. Bernocchi(3)	161,104	—	173,515	—	1,603,546
Heath H. Galloway(3)	25,687	—	31,204	—	188,773
(1)	Deferred amounts earned returns based on the performance of the funds into which they were invested, which consist of generally the same funds available to the participants under our 401(k) Plan.
(2)	Denotes prior EDCP participant with earnings in 2025.
(3)	Denotes 2025 EDCP participant with contributions and earnings in 2025.

Accendra Health, Inc. ● 2026 Proxy Statement	51

Executive Compensation

Potential Payments Upon Termination or Change in Control

Officer Severance Policy

The Company has an Officer Severance Policy, which was most recently amended in February 2025, that applies to corporate officers whose employment is involuntarily terminated without cause (or who resign at the request of the Company) in a non-change in control situation. The policy was designed to provide consistent and fair treatment of these departing officers. Receipt of payments under the severance policy is also conditioned upon the officer’s agreement to certain restrictive covenants and a general release of claims in favor of the Company. For qualifying terminations of employment in 2025, the officer severance policy provided for the following payments and benefits:

Officer Position	Severance Amount	Severance Period	Other Benefits

Chief Executive Officer President Chief Operating Officer Executive Vice President Senior Vice President	2.0 x the sum of: ● Base salary ● The lower of average actual bonus paid or target bonus for the three calendar years prior to the date of termination	24 months

Lump sum payment for employer portion of COBRA premiums based on the active employee rates during severance period

Up to six months of outplacement services

Tax preparation and financial counseling services during severance period or until alternate employment begins

For purposes of the Officer Severance Policy, “cause” is generally defined to include one or more of the following by a corporate officer: (i) misappropriation, theft or embezzlement of funds or property from the Company, (ii) conviction of, or entry of a plea of “nolo contendere” with respect to, a felony, or a misdemeanor which, in the reasonable opinion of the Company, is likely to cause material harm to the Company’s business, customer or supplier relations, financial condition or prospects, (iii) violation of the Company’s Code of Honor or any successor code of conduct, (iv) violation of any material law or regulation to the detriment of the Company, (v) engagement in conduct that results in or would be reasonably likely to result in material injury to the reputation of the Company, or (vi) failure to substantially perform (other than by reason of illness, temporary disability or approved leave of absence) the duties of the officer’s job.

The Officer Severance Policy imposes certain non-competition and non-solicitation restrictive covenants on the executive officers for the duration of the severance period and includes perpetual confidentiality provisions.

The Officer Severance Policy does not address the disposition of outstanding equity awards upon an involuntary termination without cause. The treatment of outstanding equity awards is instead addressed in the applicable equity award agreements, as described in more detail on page 54 of this Proxy Statement below.

Change in Control Agreements

The Company has entered into change in control agreements (“CIC Agreements”) with each of its NEOs. In February 2025, the Board approved a revised form of the CIC Agreement. All of the NEOs except for Mr. Long entered into an amended CIC Agreement.

The purpose of the CIC Agreements is to encourage key management personnel to remain with the Company and to help avoid distractions and conflicts of interest in the event of a potential or actual change in control of the Company so that executives will focus on a fair and impartial review of the acquisition proposal and the maximization of shareholder value despite the risk of losing their employment. The OP&C Committee believes that the CIC Agreements help it to attract and retain key executive talent that could have other employment alternatives that may appear to be less risky absent these arrangements. The OP&C Committee further believes that these CIC

52	Accendra Health, Inc. ● 2026 Proxy Statement

Executive Compensation

Agreements are appropriately structured to provide a temporary level of income protection in the event of employment loss due to a change in control.

The CIC Agreements do not provide for excise tax gross-up payments. In addition, the severance payment obligation under the CIC Agreements has a “double trigger” such that the payment of severance may only be made if there is a qualifying change in control and the executive’s employment with the Company is terminated by the Company without “cause” or by the executive for “good reason” within 24 months after such change in control, or if the executive’s employment is terminated without “cause” within 90 days prior to a change in control.

Termination of employment by the Company is for “cause” if it is because of the executive officer’s (i) willful and continued failure to substantially perform his or her duties (other than due to incapacity, illness, etc.) or (ii) willful engaging in conduct demonstrably and materially injurious to the Company. For purposes of the CIC Agreements, “good reason” generally includes, after a change in control, without the executive officer’s written consent, (a) a material diminution in authority, duties or responsibilities; (b) a material reduction in annual base salary and/or target bonus opportunity; (c) a relocation of place of employment by more than 35 miles or substantial increase in travel obligations; (d) a failure to pay compensation due to the executive officer; (e) a change in the executive officer’s reporting relationship; (f) the failure of the Company to obtain a satisfactory agreement from any successor to assume the CIC Agreements; or (g) any termination of employment that is not effected pursuant to a Notice of Termination (as defined in the CIC Agreements). In each case, “cause” and “good reason” are subject to certain notice and cure rights.

A change in control is generally deemed to have occurred under the CIC Agreements:

(i)	If any person acquires 30% or more of the Company’s voting securities (other than the Company or its subsidiaries);
(ii)	During any period of 12 consecutive months, if the Company’s directors as of the beginning of that period (the “Incumbent Board”) cease to constitute a majority of the Board (unless the members’ nominations or elections were approved by a majority of the Incumbent Board);
(iii)	Upon the merger or consolidation of the Company other than (a) a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than 50% of the voting power of the securities of the Company (or surviving entity) outstanding immediately after the merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Company in which no person acquires more than 30% of the combined voting power of the Company’s then-outstanding securities;
(iv)	A sale of substantially all of the Company’s assets; or
(v)	Upon the approval by shareholders of a plan of liquidation of the Company.

The CIC Agreements provide the following payments and benefits to our NEOs subject to execution of a general release of claims in favor of the Company:

(i)	A lump sum payment equal to (a) 3.0 (or 2.0 for Mr. Long) multiplied by (b) the sum of the executive officer’s annual base salary plus the executive’s target annual bonus (in each case, as determined in accordance with the CIC Agreement);
(ii)	A lump sum amount representing a pro-rata portion of any annual incentive bonus earned by the executive officer through the date of termination, based on the accrued amount or, if not determinable, assuming achievement of performance goals at the target level; and
(iii)	A lump sum amount equal to the employer portion of COBRA premiums based on the active employee rates for three years (or two years for Mr. Long) and additional premiums for individual life insurance policies for two years (for executive officers receiving Company-provided life insurance).

In consideration for any benefits paid, the CIC Agreements impose certain non-competition and non-solicitation restrictive covenants on the executive officers for a period of 12 months following the date of termination and prohibit the disclosure and use of confidential Company information. Each CIC Agreement continues in effect through

Accendra Health, Inc. ● 2026 Proxy Statement	53

Executive Compensation

December 31, 2025 and renews on a year-to-year basis on January 1 unless terminated by the Company with a notice of non-renewal delivered by September 30 of the preceding year.

Long-Term Incentive Awards under the 2018 Stock Incentive Plan

Awards granted to our NEOs prior May 11, 2023, were made under the Company’s 2018 Stock Incentive Plan. The 2023 Omnibus Incentive Plan replaced the 2018 Stock Incentive Plan. In general, the award agreements under the Company’s 2018 Stock Incentive Plan provide that, upon an involuntary termination without “cause” or a termination due to disability, a pro-rata portion of the NEOs’ time-based awards and earned performance-based awards (as applicable) vests as of the termination date (with vesting of time-based awards based on the number of months worked during the applicable vesting period).

Upon a termination due to death, the unvested portion of the NEOs’ time-based awards vests in full as of the termination date and NEOs are entitled to receive any performance-based awards that are earned based on achievement of performance conditions.

In addition, the Company’s outstanding time-based equity awards generally include the same “double-trigger” feature discussed above under the CIC Agreements, and provide for accelerated vesting upon a termination without “cause” within 24 months following a change in control. Performance-based awards are deemed earned based on the target performance levels if there is a change in control prior to the applicable measurement date. If outstanding equity awards under the 2018 Stock Incentive Plan are not assumed or substituted in connection with a change in control, unvested awards will vest in full upon the change in control. For purposes of the 2018 Stock Incentive Plan, the definition of “change in control” is generally consistent with the definition set forth in the CIC Agreements, except that shares issued by the Company directly to the acquirer shall not be considered when determining whether the 30% beneficial ownership threshold of the first prong has been met.

Long-Term Incentive Awards under the 2023 Omnibus Incentive Plan

The award agreements under the 2023 Omnibus Incentive Plan generally provide that upon a termination due to death or disability, the unvested portion of the NEOs’ time-based awards vests in full as of the termination date and NEOs are entitled to receive any performance-based awards that are earned based on target performance levels.

The 2023 Omnibus Incentive Plan does not provide for the automatic acceleration of vesting of outstanding awards upon a change in control event solely with respect to the occurrence of the change in control unless the successor company fails to assume or replace the awards in connection with that change in control event. If the successor company fails to assume or replace the awards, any performance-based awards will be deemed earned at the greater of (i) the target level of performance as set forth in the award agreement, and (ii) the actual performance achieved, measured and calculated as of the date of the change in control pursuant to a shortened performance period ending on the occurrence of the change in control (the greater of such amounts, the “CIC Performance Level”). Unless the individual award agreement provides otherwise, if the successor company assumes the awards, vesting of the award will be accelerated upon a subsequent termination of the NEO’s employment without “cause” or, if the NEO resigns for “good reason”, in each case, within 24 months following the change in control, with any performance-based awards deemed earned at the CIC Performance Level. The definition of “change in control” in the 2023 Omnibus Plan is generally consistent with the definition set forth in the 2018 Stock Incentive Plan.

Under both the 2018 Stock Incentive Plan and the 2023 Omnibus Incentive Plan, in the event an NEO is terminated for circumstances other than as described above, the unvested portion of the NEO’s award will be forfeited.

54	Accendra Health, Inc. ● 2026 Proxy Statement

Executive Compensation

Table of Potential Payments Upon Termination or Change in Control

The following table reflects the estimated potential compensation payable to each of the NEOs under the Company’s compensation and benefit plans and arrangements in the event of certain terminations of employment, including following a change in control. Except as otherwise stated in footnote (4) to the table below, the amounts shown are estimates of the amounts that would be paid to the NEOs upon termination of their employment assuming that such termination was effective December 31, 2025.

In connection with the closing of the divestiture of the P&HS business on December 31, 2025, Mr. Long ceased to be employed by the Company. Other than a distribution of his balance under the EDCP, Mr. Long did not receive any payments or benefits in connection with his termination.

		Continuation	Acceleration and
		of Medical /	Continuation
	Cash Severance	Welfare Benefits	of Equity	Total Termination
	Payment	(present value)	Awards(5)	Benefits
Name and Principal Position (1)	($)	($)	($)	($)
Edward A. Pesicka
President & Chief Executive Officer
• Involuntary Termination Without Cause	4,598,667	63,388	51,952	4,714,007
• Voluntary Termination or Involuntary Termination With Cause	—	—	—	—
• Involuntary or Good Reason Termination after Change In Control(2)	8,625,000	58,855	1,374,828	10,058,683
• Disability(3)	120,000	—	1,368,003	1,488,003
• Death(4)	—	—	1,374,828	1,374,828
Jonathan A. Leon
Executive Vice President & Chief Financial Officer
• Involuntary Termination Without Cause	1,550,375	51,888	40,617	1,642,880
• Voluntary Termination or Involuntary Termination With Cause	---	---	---	—
• Involuntary or Good Reason Termination after Change In Control(2)	3,330,000	58,855	473,398	3,862,253
• Disability(3)	120,000	---	468,062	588,062
• Death(4)	---	---	473,398	473,398
Perry A. Bernocchi
Executive Vice President, Chief Operating Officer
• Involuntary Termination Without Cause	2,183,455	59,000	23,007	2,265,462
• Voluntary Termination or Involuntary Termination With Cause	—	---	---	---
• Involuntary or Good Reason Termination after Change In Control(2)	3,770,550	69,076	283,519	4,123,145
• Disability(3)	120,000	---	282,836	402,836
• Death(4)	—	---	283,519	283,519
Heath H. Galloway
Executive Vice President, General Counsel & Corporate Secretary
• Involuntary Termination Without Cause	1,305,700	71,645	8,123	1,385,468
• Voluntary Termination or Involuntary Termination With Cause	---	---	---	—
• Involuntary or Good Reason Termination after Change In Control(2)	2,782,500	88,490	189,410	3,060,400
• Disability(3)	120,000	---	188,276	308,276
• Death(4)	---	---	189,410	189,410
(1)	The amounts shown in the table do not include accrued salary and vacation payable through the date of the NEO’s termination of employment or the distribution of any balances under the EDCP or the Company’s 401(k) Plan.
(2)	Under the terms of each NEO’s applicable agreement, if the executive would be better off on an after-tax basis, any “parachute payments” under Section 280G of the Internal Revenue Code will be reduced to a level equal to the applicable Section 280G safe harbor.
(3)	A termination of employment due to disability entitles the NEOs to benefits under the Company’s short-term disability plan, which is generally available to salaried teammates.
(4)	A termination of employment due to death entitles the NEOs to benefits under the Company’s life insurance plan, which is generally available to salaried teammates.
(5)	The amounts in this column represent the estimated benefit to the NEO due to accelerated vesting of equity awards as described in more detail on page 52 of this Proxy Statement and are calculated based on the number of shares subject to accelerated vesting multiplied by $2.80, the closing price of the Company’s Common Stock on December 31, 2025. Any performance shares or PSUs that vest are valued based upon assumed performance at the target level.

Accendra Health, Inc. ● 2026 Proxy Statement	55

Executive Compensation

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our teammates and the annual total compensation of Mr. Pesicka, our President and Chief Executive Officer. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

As disclosed in the Summary Compensation Table, the 2025 annual total compensation as determined under Item 402 of Regulation S-K for Mr. Pesicka was $11,157,809. The 2025 annual total compensation as determined under item 402 of Regulation S-K for the median teammate was $41,005. Based on the foregoing, our estimate of the ratio of Mr. Pesicka’s annual total compensation to the median teammate’s annual total compensation for 2025 is 272 to 1. Given the different methodologies that various public companies will use to determine an estimate of their pay ratios, the estimated ratio reported above should not be used as a basis for comparison between companies.

During 2025 and prior to the P&HS divestiture, we and our subsidiaries employed a total of over 21,900 teammates. For 2025, we identified the median teammate based on total target compensation of each teammate within our global workforce as set forth in our human resources databases prior to the P&HS divestiture on December 31, 2025, which included target salary, cash bonus, equity compensation, and other compensation. We believe this method reflects a reasonable estimate for actual compensation paid. For the approximately 9,500 teammates outside the U.S., we converted their compensation to U.S. dollars using prevailing exchange rates as of December 31, 2025. We calculated the total annual compensation for the “median teammate” for 2025 in the same way Mr. Pesicka’s total annual compensation was calculated in the Summary Compensation Table.

56	Accendra Health, Inc. ● 2026 Proxy Statement

Executive Compensation

Pay versus Performance

The following table sets forth certain information with respect to the Company’s financial performance and the compensation paid to our NEOs for the fiscal years (“FY”) ended on December 31, 2025, December 31, 2024, December 31, 2023, December 31, 2022, and December 31, 2021, as required by SEC rules.

					Value of Initial Fixed $100
					Investment Based on:
			Average
			Summary	Average
	Summary		Compensation	Compensation
	Compensation	Compensation	Table Total for	Actually Paid	Total	Peer Total	Net	Total
	Table Total for	Actually Paid to	Non-PEO	to Non-PEO	Shareholder	Shareholder	(Loss)	Adjusted
	PEO(1)	PEO(1)(2)(7)	NEOs(3)	NEOs(2)(3)(7)	Return(4)	Return(4)	Income	EBITDA(6)
Year	($)	($)	($)	($)	($)	($)	($mm)(5)	($mm)
2025	$11,157,809	($1,110,801)	$3,049,141	($29,338)	$10	$111	($1,101)	$424
2024	10,737,905	6,634,025	3,013,978	1,741,211	48	105	(363)	523
2023	8,389,910	2,434,260	3,274,168	2,596,315	71	99	(41)	526
2022	6,245,259	(20,486,138)	2,782,307	(1,231,650)	72	94	22	544
2021	7,680,578	42,840,278	3,378,068	7,915,780	161	121	222	571
(1)	The name of the Principal Executive Officer of the Company (“PEO”) reflected in these columns for each of the applicable fiscal years is Edward A. Pesicka.
(2)	In calculating the ‘compensation actually paid’ (“CAP”) amounts reflected in these columns, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations was computed in accordance with FASB ASC Topic 718. The valuation assumptions used to calculate such fair values did not materially differ from those disclosed at the time of grant (except for changes due to the relevant measurement date).
(3)	The names of each of the non-PEO NEOs reflected in these columns for each applicable fiscal year are as follows: (i) for fiscal year 2025, Jonathan A. Leon, Andrew G. Long, Perry A. Bernocchi, and Heath H. Galloway; (ii) for fiscal year 2024, Mr. Leon, Mr. Long, Mr. Bernocchi, Mr. Galloway, and Alexander J. Bruni; (iii) for fiscal year 2023, Mr. Long, Mr. Bruni, Mr. Bernocchi, and Daniel J. Starck; (iv) for fiscal year 2022, Mr. Long, Mr. Bruni, Nicholas J. Pace, Mr. Starck, Tammy L. Gomez, and Jeffrey T. Jochims; and (v) for fiscal year 2021, Mr. Long, Mr. Jochims, Christopher M. Lowery, Mr. Pace, and Mark P. Zacur.
(4)	The Company TSR and the Company’s Peer Group TSR reflected in these columns for each applicable fiscal year is calculated based on a fixed investment of $100 at the applicable measurement point on the same cumulative basis as is used in Item 201(e) of Regulation S-K. The peer group used to determine the Company’s Peer Group TSR for each applicable fiscal year is the following published industry index, as disclosed in our 2025 Annual Report on Form 10-K pursuant to Item 201(e) of Regulation S-K: Russell 3000 Medical Equipment and Services Sector Index.
(5)	Represents the amount of net (loss) income reflected in the Company’s audited financial statements for each applicable fiscal year.
(6)	We have selected Total Adjusted EBITDA as our most important financial measure (that is not otherwise required to be disclosed in the table) used to link CAP to our NEOs to company performance for fiscal year 2025. Total Adjusted EBITDA is a non-GAAP financial measure, which excludes items and charges that (i) management does not believe reflect the Company’s core business and relate more to strategic, multi-year corporate activities; or (ii) relate to activities or actions that may have occurred without predictable trends from net (loss) income reported in accordance with U.S. GAAP. Charges excluded from Total Adjusted EBITDA and other non-GAAP financial measures include acquisition-related charges and intangible amortization and exit and realignment charges, net, and other adjustments. Total Adjusted EBITDA and other non-GAAP financial measures included in this proxy statement and a reconciliation to the most comparable GAAP equivalent financial measure for the year ended December 31, 2025 is included in Appendix B within this proxy statement, and for the years ended December 31, 2024, 2023, and 2022 are described in the Company’s Current Reports on Form 8-K filed with the SEC on February 28, 2025, February 20, 2024, and February 28, 2023. For the year ended December 31, 2021, a reconciliation to the most comparable GAAP equivalent financial measure is included within exhibit 99.2 in the Company’s Current Report on Form 8-K filed with the SEC on December 6, 2023.

Accendra Health, Inc. ● 2026 Proxy Statement	57

Executive Compensation

(7)	For fiscal years 2025, 2024, 2023, 2022, and 2021 the CAP to the PEO and the average CAP to the non-PEO NEOs reflect the following adjustments made to the total compensation amounts reported in the Summary Compensation Table for fiscal years 2025, 2024, 2023, 2022, and 2021, as applicable, computed in accordance with Item 402(v) of Regulation S-K. Adjustments for (a) increase in fair value of awards granted and vesting during the applicable FY, and (b) reduction of fair value of awards granted during prior FY that were forfeited during the applicable FY, were not included as columns because there were no values to report during the covered year:

			Change in fair
			value of awards
			granted during	Change in fair
		Increase in fair	prior FY that	value of awards	Reduction of
	Deduction for	value of awards	were outstanding	granted during	fair value of
	amounts	granted during	and unvested as	prior FY that	awards
	reported in the	applicable FY	of applicable FY	vested during	granted	Increase based
	“Stock Awards”	that remain	end, determined	applicable FY,	during prior FY	on dividends or
	and “Option	unvested as of	based on change	determined	that were	other earnings
	Awards”	applicable FY	in fair value from	based on change	forfeited during	paid during
	columns in the	end, determined	prior FY end	in fair value from	applicable FY,	applicable FY
	SCT for	as of applicable	to applicable FY	prior FY end to	determined as	prior to vesting	Total
	applicable FY	FY end	end	vesting date	of prior FY end	date	Adjustments
Year	($)	($)	($)	($)	($)	($)	($)
PEO
2025	(9,560,140)	1,500,590	(3,704,854)	(504,207)	—	—	(12,268,611)
2024	(7,833,326)	3,808,999	(1,292,197)	1,212,644	—	—	(4,103,880)
2023	(5,834,851)	4,084,966	(49,069)	(4,156,695)	—	—	(5,955,649)
2022	(4,915,897)	1,141,587	(21,056,470)	(1,903,417)	—	2,800	(26,731,397)
2021	(4,400,000)	8,409,551	29,692,842	1,440,780	—	16,527	35,159,700
Avg. Other NEOs
2025	(2,274,865)	357,070	(973,905)	(186,780)	—	—	(3,078,480)
2024	(1,829,018)	775,299	(314,893)	194,987	(99,142)	—	(1,272,767)
2023	(2,086,665)	1,597,860	(11,257)	(177,791)	—	—	(677,853)
2022	(1,950,021)	378,830	(2,249,301)	(193,567)	—	103	(4,013,956)
2021	(1,700,000)	2,841,429	2,961,055	433,444	—	1,784	4,537,712

58	Accendra Health, Inc. ● 2026 Proxy Statement

Executive Compensation

Pay versus Performance Comparative Disclosure

In accordance with Item 402(v) of Regulation S-K, the Company is providing the following graphs depicting the relationships between the information presented in the table above. The graphs below further depict the relationship between the compensation actually paid and the performance measures shown in the pay versus performance tabular disclosure above. In addition, the first graph below shows the relationship between Company total shareholder return and that of the Russell 3000 Medical Equipment and Services Sector Index. Compensation actually paid for purposes of the tabular disclosure and the following graphs were calculated in accordance with SEC rules and do not necessarily represent the actual amount of compensation earned by or actually paid to our NEOs during the applicable years.

CAP versus TSR 2021 - 2025
Indexed Total Shareholder Return
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
Compensation Actually Paid ($mm)
$60
$50
$40
$30
$20
$10
$0
-$10
-$20
-$30
2021
2022
2023
2024
2025
CAP - PEO
CAP - Other NEOs
Company TSR
Peer TSR

Accendra Health, Inc. ● 2026 Proxy Statement	59

Executive Compensation

The peer group used to determine the Company’s Peer Group TSR for each applicable fiscal year is the following published industry index, as disclosed in our 2025 Annual Report on Form 10-K pursuant to Item 201(e) of Regulation S-K: Russell 3000 Medical Equipment and Services Sector Index.

CAP versus Net (Loss) Income 2021 - 2025
$400
$200
$0
-$200
-$400
-$600
-$800
-$1,100
-$1,200
Net (Loss) Income ($mm)
$50
$40
$30
$20
$10
$0
-$10
-$20
-$30
Compensation Actually Paid ($mm)
2021
2022
2023
2024
2025
CAP - PEO
CAP - Other NEOs
Net (Loss) Income

CAP versus Total Adjusted EBITDA 2021 - 2025
Total Adjusted EBITDA ($mm)
Compensation Actually Paid ($mm)
$600
$550
$500
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
$70
$60
$50
$40
$30
$20
$10
$0
-$10
-$20
-$30
-$40
-$50
2021
2022
2023
2024
2025
CAP - PEO
CAP - Other NEOs
Total Adjusted EBITDA

60	Accendra Health, Inc. ● 2026 Proxy Statement

Executive Compensation

Pay versus Performance Tabular List

The following table lists our most important performance measures used by us to link CAP to our NEOs to company performance for fiscal year 2025. The performance measures included in this table are not ranked by relative importance.

Most Important Performance Measures

Total Adjusted EBITDA

Revenue

Accendra Health, Inc. ● 2026 Proxy Statement	61

Proposal 3: Advisory Shareholder Vote to Approve Executive Compensation

In accordance with Section 14A of the Exchange Act, shareholders have the opportunity to cast an advisory vote, on a non-binding basis, to approve the compensation of our NEOs as disclosed in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to approve, reject, or abstain from voting with respect to our 2025 executive compensation programs and policies and the compensation paid to our NEOs. Although the vote is non-binding, we value our shareholders’ opinions and will consider the outcome of the vote in establishing compensation philosophy and making future compensation decisions. At the Company’s 2022 Annual Meeting, the majority of our shareholders voted to advise us to include a say-on-pay proposal every year, and the Board determined that the Company would hold an advisory shareholder vote on executive compensation every year. This non-binding advisory vote on the frequency of say-on-pay proposals must be held at least once every six years.

The Company’s goal for its executive compensation program is to attract, motivate, and retain a talented team of executives who will provide leadership for our success in the intensely competitive home healthcare equipment and services industry. We seek to accomplish this goal in a manner that rewards performance, is aligned with long-term shareholder interests, and is consistent with sound compensation governance principles. The OP&C Committee and the Board believe that the policies and procedures articulated in the CD&A (which begins on page 25 of this Proxy Statement) are effective in implementing our compensation philosophy and in achieving our long-term goals, and that the compensation of our NEOs in 2025 reflects and supports these compensation policies and procedures and reflects our foundational pay for performance principles.

Accordingly, the Board recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement for the 2026 Annual Meeting of Shareholders pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure.”

The Board recommends a vote FOR the foregoing resolution approving, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement.

62	Accendra Health, Inc. ● 2026 Proxy Statement

Proposal 4: Approval of the Accendra Health, Inc. Amended and Restated 2023 Omnibus Incentive Plan

In this Proposal 4, the Company’s shareholders are being asked to approve the Accendra Health, Inc. Amended and Restated 2023 Omnibus Incentive Plan (the “Amended and Restated 2023 Plan”), which, if approved by our shareholders, will amend and restate the Owens & Minor, Inc. 2023 Omnibus Incentive Plan (as amended as of March 14, 2024, the “2023 Plan”), in its entirety. A copy of the Amended and Restated 2023 Plan is attached as Appendix A. This Proposal 4 seeks to (i) increase the aggregate number of shares of Common Stock available for issuance under the 2023 Plan by 2,340,000 shares of Common Stock, (ii) increase the aggregate number of shares of Common Stock that may be issued or used with respect to incentive stock options (“ISOs”) by 2,340,000 shares of Common Stock, (iii) remove the ability to make exceptions to the annual limit on non-employee director compensation and (iv) change references to the Company’s name from Owens & Minor, Inc. to Accendra Health, Inc. (collectively, the “Proposed Amendments”). Other than the Proposed Amendments, no material changes will be made to the 2023 Plan. If the Company’s shareholders do not approve this Proposal 4, the 2023 Plan will continue by its terms, without the Proposed Amendments, and will terminate automatically on May 11, 2033.

Historical Information

The 2023 Plan authorizes the Company to grant equity awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other stock-based awards to eligible teammates, consultants and non-employee directors of our Company and its affiliates, up to 6,175,000 shares of Common Stock. As of January 1, 2026, there were 3,942,005 shares of Common Stock remaining available for issuance under the 2023 Plan. If the Amended and Restated 2023 Plan is approved by the Company’s shareholders, 2,340,000 additional shares of Common Stock will be authorized for issuance thereunder, subject to the adjustment provisions of the Amended and Restated 2023 Plan described below.

The following table provides certain additional information regarding awards outstanding and unvested under the 2023 Plan as of January 1, 2026:

Options Outstanding	0
Weighted Average Exercise Price of Options Outstanding	N/A
Weighted Average Remaining Term of Options Outstanding	N/A
Total Full-Value Awards Outstanding (Including Restricted Stock Units, Restricted Stock, target Performance Stock Units and target Performance Shares)(1)	3,361,199
Shares of Common Stock Outstanding	76,227,011
Overhang(2)	4.41%
Shares Available for Future Grant under the 2023 Plan(3)	3,942,005
Dilution under the 2023 Plan, as a Percentage of Common Stock Outstanding(4)	9.58%
(1)

Total full-value awards outstanding as of January 1, 2026 were comprised of the following: restricted stock units/restricted stock 2,088,295; performance stock units/performance shares (based on the target performance level) 1,272,904.

(2)	Overhang consists of the number of shares subject to equity awards outstanding as of January 1, 2026, divided by the number of Common Stock outstanding as of January 1, 2026.
(3)

The number of shares of Common Stock available for issuance under the 2023 Plan as of December 31, 2025 in Note 9 of Form 10-K was 4.6 million; the difference relates to 0.6 million cancelled shares that we determined were not recyclable and available as of January 1, 2026. As such, the number of shares of Common Stock available for issuance under the 2023 Plan as of January 1, 2026 is 3.9 million.

(4)

Dilution consists of the number of shares subject to equity awards outstanding as of January 1, 2026, and the number of shares available for future grant under the 2023 Plan, divided by the number of Common Stock outstanding as of January 1, 2026.

Why the Proposed Amendments are Important

We believe that aligning the interests of teammates and non-employee directors with those of long-term shareholders is a key element of compensation at the Company; accordingly, it is essential that the Company maintain the flexibility and sufficient share reserve in the 2023 Plan to appropriately incentivize teammates and non-employee directors who provide valuable services to the Company and its affiliates. The 2023 Plan has benefited the Company by (i) assisting in recruiting and retaining the services of teammates and non-employee directors with high ability and initiative, (ii) providing greater incentives for teammates and non-employee directors who provide valuable services to the Company and its affiliates, and (iii) associating the interests of teammates and non-employee directors with those of

Accendra Health, Inc. ● 2026 Proxy Statement	63

Proposal 4: Approval of Accendra Health, Inc. Amended and Restated 2023 Omnibus Incentive Plan

the Company and its shareholders. For our CEO and other NEOs, equity-based incentive awards represent a significant portion of their compensation, with such awards representing approximately 75% and 63% of total target compensation, respectively. The Proposed Amendments are intended to enhance the 2023 Plan and are needed to continue our equity compensation program, which is an important element in our ability to remain competitive in attracting and retaining experienced talent. We believe that our ability to recruit, retain and incentivize top talent will be adversely affected if Proposal 4 is not approved.

Historical Burn Rate; Potential Economic Dilution Analysis

We are committed to managing the use of our equity incentives prudently to balance the benefits equity compensation brings to our compensation programs against the dilution it causes our shareholders. As part of our analysis when considering the number of shares to be added to the 2023 Plan by the Amended and Restated 2023 Plan, we considered our equity plans’ “burn rate,” calculated as (i) the number of shares subject to equity awards granted under the Owens & Minor, Inc. 2018 Stock Incentive Plan (the “2018 Plan”) and the 2023 Plan for the three years ending December 31, 2025, divided by (ii) the weighted average number of shares outstanding for that period. Our average burn rate for the three years ending December 31, 2025 was 2.38%. The total potential dilution resulting from issuing all shares authorized under our equity plans as of January 1, 2026 (including the 2,340,000 additional shares that would be available if shareholders approve the Amended and Restated 2023 Plan) would be approximately 12.65%. We believe that our burn rate and potential dilution amounts are reasonable for our industry and market conditions. During this three-year period, we have sought to provide equity compensation to our teammates and non-employee directors who we believe are important to our organization in furthering our business strategy. In addition, during this time we have made multiple leadership appointments and promotions to advance our strategy.

Expected Duration

If the Amended and Restated 2023 Plan is approved by our shareholders, we expect that the shares available under the Amended and Restated 2023 Plan for future awards will be sufficient for currently anticipated awards for the next year. Expectations regarding future share usage could be impacted by a number of factors such as: (i) the future performance of our stock price; (ii) hiring and promotion activity at the executive level; (iii) the rate at which shares are returned to the 2023 Plan reserve upon awards’ expiration, forfeiture or cash settlement without the issuance of the underlying shares; (iv) factors involved in acquiring other companies; and (v) other factors. While we believe that the assumptions we used are reasonable, future share usage may differ from current expectations.

For the foregoing reasons, our Board recommends that our shareholders approve the Amended and Restated 2023 Plan.

Amended and Restated 2023 Plan Best Practices

The Amended and Restated 2023 Plan includes several features that are consistent with the interests of shareholders and corporate governance best practices, including the following:

●	No automatic award grants are promised to any eligible individual;
●	No liberal share recycling for any awards;
●	Awards assumed by a successor in connection with a change in control will not vest solely as a result of the change in control (unless specifically provided otherwise in an award agreement or any applicable employment agreement or similar agreement);
●	No tax gross-ups under the Amended and Restated 2023 Plan;
●	No evergreen for the Amended and Restated 2023 Plan share reserve;
●	No repricing, replacement or re-granting of options, stock appreciation rights or other stock awards without shareholder approval (except in the event of certain equitable adjustments or a change in control, as further described below);

64	Accendra Health, Inc. ● 2026 Proxy Statement

Proposal 4: Approval of Accendra Health, Inc. Amended and Restated 2023 Omnibus Incentive Plan

●	Any award (or portion thereof) granted under the Amended and Restated 2023 Plan will vest no earlier than the first anniversary of the date the award is granted (subject to an exception equal to no more than 5% of the shares reserved for issuance under the Amended and Restated 2023 Plan);
●	Awards, including time-based awards, are subject to potential reduction, cancellation or recoupment pursuant to the Company’s clawback policy, as discussed in more detail on page 45;
●	Awards are generally nontransferable;
●	Meaningful annual limits on total non-employee director compensation; and
●	Dividends and dividend equivalents are subject to restrictions and risk of forfeiture to the same extent as the award with respect to which such dividends or dividend equivalents are accrued and will not be paid unless and until such award has vested.

Summary of the Amended and Restated 2023 Plan

The Amended and Restated 2023 Plan will provide for the grant of both ISOs, which are intended to qualify for favorable tax treatment under Section 422 of the Code, and non-qualified stock options, as well as the grant of stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalents, other stock-based awards, cash awards and substitute awards intended to align the interests of our service providers with those of our shareholders.

This section summarizes material features of the Amended and Restated 2023 Plan. The summary is qualified in its entirety by reference to the complete text of the Amended and Restated 2023 Plan, attached hereto as Appendix A, which is incorporated by reference into this Proposal 4.

The only material changes to the 2023 Plan as a result of the approval of the Amended and Restated 2023 Plan will be to (i) increase the aggregate number of shares of Common Stock available for issuance under the 2023 Plan by 2,340,000 shares of Common Stock, (ii) increase the aggregate number of shares of Common Stock that may be issued or used with respect to ISOs by 2,340,000 shares of Common Stock, (iii) remove the ability to make exceptions to the annual limit on non-employee director compensation and (iv) change references to the Company’s name from Owens & Minor, Inc. to Accendra Health, Inc.

Securities to be Offered

The aggregate number of shares of Common Stock that may be issued pursuant to the Amended and Restated 2023 Plan will not exceed 8,515,000 shares of Common Stock (subject to any increase or decrease pursuant to the Amended and Restated 2023 Plan) (the “Share Reserve”). The aggregate number of shares of Common Stock that may be issued or used with respect to any ISO will not exceed the Share Reserve. The closing price per share of our Common Stock on December 31, 2025, was $2.80. Any award under the Amended and Restated 2023 Plan settled in cash will not be counted against the Share Reserve. Any Shares subject to an award under the Amended and Restated 2023 Plan or an award that was outstanding under the 2018 Plan as of the effective date of the 2023 Plan (a “Prior Plan Award”) that expires or is canceled, forfeited, or terminated without issuance of the full number of shares of Common Stock to which the award related will again be available for issuance under the Amended and Restated 2023 Plan. Notwithstanding anything to the contrary contained in the Amended and Restated 2023 Plan, shares of Common Stock subject to an award under the Amended and Restated 2023 Plan or a Prior Plan Award will not again be made available for issuance or delivery under the Amended and Restated 2023 Plan if such shares of Common Stock are (i) delivered, withheld or surrendered in payment of the exercise or purchase price of an award or a Prior Plan Award, (ii) delivered, withheld, or surrendered to satisfy any tax withholding obligation or (iii) shares covered by a stock-settled Stock Appreciation Right or other stock-settled Award that were not issued upon the settlement of the Award. Shares of Common Stock subject to a Prior Plan Award that was granted pursuant to an exception under Section 303A.08 of the NYSE Listed Company Manual that become available for issuance under the Amended and Restated 2023 Plan will remain subject to the terms and conditions set forth in such exception. The number of shares of Common Stock available for issuance under the Amended and Restated 2023 Plan will not be reduced by shares issued pursuant to awards issued or assumed in connection with a merger or consolidation, except that shares

Accendra Health, Inc. ● 2026 Proxy Statement	65

Proposal 4: Approval of Accendra Health, Inc. Amended and Restated 2023 Omnibus Incentive Plan

acquired by exercise of substitute ISOs will count against the maximum number of shares that may be issued pursuant to the exercise of ISOs under the Amended and Restated 2023 Plan.

Administration

The Amended and Restated 2023 Plan will be administered by a committee of the Board that has been authorized to administer the Amended and Restated 2023 Plan, except if no such committee is authorized by the Board, the Board will administer the Amended and Restated 2023 Plan (as applicable, the “Committee”). The Committee will have broad discretion to administer the Amended and Restated 2023 Plan, including the power to determine the eligible individuals to whom awards will be granted, the number of awards to be granted and the terms and conditions of awards. The Committee may also accelerate the vesting or exercise of any award and make all other determinations and take all other actions necessary or advisable for the administration of the Amended and Restated 2023 Plan. To the extent the Committee is not the Board, the Board will still retain the authority to take all actions permitted by the Committee under the Amended and Restated 2023 Plan.

Eligibility

Teammates, consultants and non-employee directors of our Company and its affiliates will be eligible to receive awards under the Amended and Restated 2023 Plan. As stated above, the basis for participation in the Amended and Restated 2023 Plan is the Committee’s decision to select, in its sole discretion, participants from among those eligible. The Company and its affiliates have approximately 135 teammates, and five non-employee directors who will be eligible to participate in the Amended and Restated 2023 Plan.

Non-Employee Director Compensation Limits

The fair value of any awards granted under the Amended and Restated 2023 Plan to a non-employee director as compensation for services on the Board, during any one calendar year, taken together with any cash fees paid to such non-employee director during such period in respect of the non-employee director’s services as a member of the Board during such year, may not exceed $750,000, provided that for any calendar year in which a non-employee director serves as lead director or non-executive chair of the Board, such limit will be increased to $1,500,000; provided, further, that such limit will be applied without regard to awards or other compensation, if any, provided to a non-employee director during any period in which such individual was an employee of the Company or any affiliate or was otherwise providing services to the Company or to any affiliate other than in the capacity as a non-employee director.

Minimum Vesting Term

A vesting period of at least one year will apply to all awards issued under the Amended and Restated 2023 Plan; provided that (i) up to 5% of the shares of Common Stock reserved for issuance under the Amended and Restated 2023 Plan may be issued pursuant to awards that do not comply with such minimum one year vesting period and (ii) an award granted to a non-employee director may vest on the earlier of (a) the date that is one year following the date on which such award is granted or (b) the first annual meeting of the Company’s shareholders that occurs following the date such award is granted, provided that such vesting period may not be less than 50 weeks following the date such award is granted. Notwithstanding the foregoing, the Committee retains the ability to accelerate the vesting of any award for any reason.

Prohibition on Repricing

Except in the event of certain equitable adjustments or a change in control, as described in the Amended and Restated 2023 Plan, without the approval of the shareholders of the Company, no amendment may be made to the Amended and Restated 2023 Plan that would (i) increase the aggregate number of shares of Common Stock that may be issued under the Amended and Restated 2023 Plan; (ii) change the classification of individuals eligible to receive awards under the Amended and Restated 2023 Plan; (iii) reduce the exercise price of any option or stock appreciation right; (iv) grant any new option, stock appreciation right, or other award in substitution for, or upon the cancellation of, any previously granted option or stock appreciation right that has the effect of reducing the exercise price thereof; (v) exchange any option or stock appreciation right for Common Stock, cash, or other consideration when the exercise

66	Accendra Health, Inc. ● 2026 Proxy Statement

Proposal 4: Approval of Accendra Health, Inc. Amended and Restated 2023 Omnibus Incentive Plan

price per share under such option or stock appreciation right exceeds the fair market value of a share; or (vi) take any action that would be considered a “repricing” of an option or stock appreciation right under the applicable listing standards of the national exchange on which the Common Stock is listed.

Types of Awards

Options

The Amended and Restated 2023 Plan provides for the grant of both ISOs intended to qualify under Section 422 of the Code and non-qualified stock options. We may grant options to eligible persons, except that ISOs may only be granted to persons who are our teammates or teammates of one of our subsidiaries, in accordance with Section 422 of the Code. The exercise price of an option cannot be less than 100% of the fair market value of a share of Common Stock on the date on which the option is granted and the option must not be exercisable for longer than ten years following the date of grant. However, in the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our equity securities, the exercise price of the option must be at least 110% of the fair market value of a share of Common Stock on the date of grant and the option must not be exercisable more than five years from the date of grant.

Options granted under the Amended and Restated 2023 Plan generally must be exercised by the optionee before the earlier of the expiration of such option or at such time or times as will be determined by the Committee at the time of grant. The exercise price for the option may be paid upon such terms and conditions as established by the Committee and set forth in the applicable award agreement. The Committee may establish payment terms for the exercise of options pursuant to which the Company may withhold a number of shares that otherwise would be issued to the participant in connection with the exercise of the option having a fair market value on the date of exercise equal to the exercise price, or that permit the participant to deliver cash or shares with a fair market value equal to the exercise price on the date of payment, or through a simultaneous sale through a broker of shares acquired on exercise, all as permitted by applicable law.

Stock Appreciation Rights

A stock appreciation right is the right to receive an amount equal to the excess of the fair market value of one share of Common Stock on the date of exercise over the grant price of the stock appreciation right. The grant price of a stock appreciation right cannot be less than 100% of the fair market value of a share of Common Stock on the date on which the stock appreciation right is granted. The term of a stock appreciation right may not exceed ten years. The Committee has the discretion to determine other terms and conditions of a stock appreciation right award.

Restricted Stock Awards

A restricted stock award is a grant of shares of Common Stock subject to the restrictions on transferability and risk of forfeiture imposed by the Committee. Unless otherwise determined by the Committee and specified in the applicable award agreement, the holder of a restricted stock award has rights as a shareholder, including the right to vote the shares of Common Stock subject to the restricted stock award or to receive dividends on the shares of Common Stock subject to the restricted stock award during the restriction period. Dividends distributed prior to vesting will be subject to the same restrictions and risk of forfeiture as the restricted shares with respect to which the distribution was made. The dividends payable with respect to the restricted stock awards that do not vest will be forfeited.

Restricted Stock Units

A restricted stock unit is a right to receive cash, shares of Common Stock or a combination of cash and shares of Common Stock at the end of a specified period equal to the fair market value of one share of Common Stock on the date of vesting. Restricted stock units may be subject to the restrictions, including a risk of forfeiture, imposed by the Committee.

Accendra Health, Inc. ● 2026 Proxy Statement	67

Proposal 4: Approval of Accendra Health, Inc. Amended and Restated 2023 Omnibus Incentive Plan

Performance Awards

A performance award is an award that vests and/or becomes exercisable or distributable subject to the achievement of certain performance goals during a specified performance period, as established by the Committee. Performance awards may be granted alone or in addition to other awards under the Amended and Restated 2023 Plan, and may be paid in cash, shares of Common Stock, other property, or any combination thereof, in the sole discretion of the Committee.

Other Stock-Based Awards

Other stock-based awards are awards payable in, valued in whole or in part by reference to, or otherwise based on or related to, the value of shares of Common Stock.

Cash Awards

Cash awards may be granted in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by applicable law, as determined by the Committee. Cash awards may be granted subject to the satisfaction of vesting conditions or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions, the Committee may accelerate the vesting of such awards at any time in its sole discretion.

Substitute Awards

In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, the Committee may grant awards in substitution for any options or other stock, or stock-based awards granted before such merger or consolidation by such entity or its affiliate.

Dividends and Dividend Equivalents Rights

Dividends and dividend equivalent rights may be granted at the discretion of the Committee. Dividend equivalent rights represent the right to receive the value of dividends, if any, paid by in respect of the number of shares of Common Stock underlying an award. Any dividend or dividend equivalent rights credited with respect to an award (except for dividends paid following the grant of an award of unrestricted (i.e., fully vested) shares) will be subject to the same restrictions on transferability and forfeitability to the same extent as the award with respect to which such shares of Common Stock or other property has been distributed and subject to such other terms and conditions as set forth in the relevant award agreement. Any dividends or dividend equivalent rights granted with respect to an award will be payable to the participant only if, when and to the extent such underlying award vests. The dividend equivalent rights granted with respect to awards that do not vest will be forfeited.

Certain Transactions

If the Company effects any merger, consolidation, statutory exchange, spin-off, reorganization, sale or transfer of all or substantially all the Company’s assets or business, or other corporate transaction or event in such a manner that the Company’s outstanding shares of Common Stock are converted into the right to receive (or the holders of Common Stock are entitled to receive in exchange therefor), securities or other property of the Company or other entity, then, (i) the aggregate number or kind of securities that thereafter may be issued under the Amended and Restated 2023 Plan, (ii) the number or kind of securities or other property (including cash) to be issued pursuant to awards granted under the Amended and Restated 2023 Plan, or (iii) the exercise or purchase price thereof, will be adjusted by the Committee to prevent dilution or enlargement of the rights granted to, or available for, participants under the Amended and Restated 2023 Plan.

Change in Control

The Amended and Restated 2023 Plan does not provide for the automatic acceleration of vesting of outstanding awards upon a change in control event solely with respect to the occurrence of the change in control unless the successor company fails to assume or replace the awards in connection with that change in control event, unless

68	Accendra Health, Inc. ● 2026 Proxy Statement

Proposal 4: Approval of Accendra Health, Inc. Amended and Restated 2023 Omnibus Incentive Plan

otherwise provided in an award agreement or any applicable employment agreement, or similar agreement. To the extent the successor company fails to assume or replace the awards, any performance-based awards will be deemed earned at the greater of (i) the target level of performance as set forth in the award agreement, and (ii) the actual performance achieved, measured and calculated as of the date of the change in control pursuant to a shortened performance period ending on the occurrence of the change in control.

Unless the individual award agreement or any applicable employment agreement, or similar agreement provides otherwise, if the successor company assumes the awards, vesting of the award will be accelerated upon a subsequent termination of the participant’s service, consulting relationship or employment without cause, or, if the participant resigns for good reason, in each case, within 24 months following the change in control, with any performance-based awards will be deemed earned at the greater of (i) the target level of performance as set forth in the award agreement, and (ii) the actual performance achieved, measured and calculated as of the date of the change in control pursuant to a shortened performance period ending on the occurrence of the change in control.

Tax Withholding

The Company and any of its affiliates have the right to withhold, or require payment of, the amount of any applicable income tax, social insurance contribution or other applicable taxes that are required to be withheld in respect of an award. The Committee may, in its sole discretion, permit or require a participant to satisfy all or any portion of the applicable taxes that are required to be withheld with respect to an award by (i) the delivery of shares that have been both held by the participant and vested for at least six months (or such other period as established by the Committee) having an aggregate fair market value equal to such withholding liability (or portion thereof); (ii) having the Company withhold from the shares otherwise issuable or deliverable to, or that would otherwise be retained by, the participant upon the grant, exercise, vesting, or settlement of the award, as applicable, a number of shares with an aggregate fair market value equal to the amount of such withholding liability; or (iii) by any other means specified in the applicable award agreement or otherwise determined by the Committee.

Limitations on Transfer of Awards

Participants may not transfer options or stock appreciation rights granted under the Amended and Restated 2023 Plan other than by will or by the laws of descent and distribution, and all options and stock appreciation rights will be exercisable, during the participant’s lifetime, only by the participant. The Committee may determine, in its sole discretion, that a non-qualified stock option that is otherwise not transferable is transferable to a family member of the participant under certain circumstances.

Restricted stock awarded under the Amended and Restated 2023 Plan may not be transferred by participants during the period or periods set by the Committee, commencing on the date of such award, as set forth in the applicable award agreement.

Shares of Common Stock subject to other stock-based awards may not be transferred prior to the date on which the shares are issued or, if later, the date on which any applicable restriction, performance, or deferral period lapses, subject to the applicable provisions of the relevant award agreement and the Amended and Restated 2023 Plan.

All certificates for shares delivered under the Amended and Restated 2023 Plan will be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the SEC, any stock exchange upon which the Common Stock is then listed or any national securities exchange system upon whose system the Common Stock is then quoted, and any applicable law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

Clawback

All awards granted under the Amended and Restated 2023 Plan are subject to the Company’s clawback policy, as described in more detail on page 45.

Accendra Health, Inc. ● 2026 Proxy Statement	69

Proposal 4: Approval of Accendra Health, Inc. Amended and Restated 2023 Omnibus Incentive Plan

Plan Amendment and Termination

The Board or the Committee may amend or terminate any award, award agreement or the Amended and Restated 2023 Plan at any time, provided that the rights of a participant granted an award prior to such amendment or termination may not be materially impaired without such participant’s consent. In addition, shareholder approval will be required for any amendment to the extent necessary to comply with applicable law or exchange listing standards. The Committee will not have the authority, without the approval of shareholders, to amend any outstanding option or share appreciation right to reduce its exercise price per share. The Amended and Restated 2023 Plan will remain in effect until May 11, 2033 (unless earlier terminated by the Board).

Material U.S. Federal Income Tax Consequences

The following is a general summary under current law of the principal U.S. federal income tax consequences related to awards under the Amended and Restated 2023 Plan. This summary describes the general federal income tax principles that apply, as based on current law and interpretational authorities which are subject to change at any time and is provided only for general information. This summary does not purport to be complete discussion of all potential tax effects relevant to recipients of awards under the Amended and Restated 2023 Plan. No attempt has been made to discuss any potential non-U.S., state, or local tax consequences. This summary is not intended as tax advice to participants, who should consult their own tax advisors. Non-qualified stock options or stock appreciation rights with an exercise price less than the fair market value of shares of our Common Stock on the date of grant, stock appreciation rights payable in cash, restricted stock units, and certain other awards that may be granted pursuant to the Amended and Restated 2023 Plan, could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A of the Code and guidance promulgated thereunder.

Tax Consequences to Participants under the Amended and Restated 2023 Plan

Non-Qualified Stock Options and Stock Appreciation Rights

If a participant is granted a non-qualified stock option or stock appreciation right under the Amended and Restated 2023 Plan, the participant should not have taxable income on the grant of the non-qualified stock option or stock appreciation right. Upon the exercise of a non-qualified stock option or stock appreciation right, a participant will recognize ordinary compensation income, subject to withholding obligations for a teammate, in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The participant’s basis in the Common Stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our Common Stock on the date the participant exercises such option or stock appreciation right. When a participant sells the Common Stock acquired as a result of the exercise of a non-qualified stock option or stock appreciation right, any appreciation or depreciation in the value of the Common Stock after the exercise date will be taxable as a long-term or short-term capital gain or loss for federal income tax purposes, depending on the holding period. The Common Stock must be held for more than twelve months to qualify for long-term capital gain treatment. Subject to the discussion under “Tax Consequences to the Company” below, the Company and its subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes ordinary income.

Incentive Stock Options

A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our Common Stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with

70	Accendra Health, Inc. ● 2026 Proxy Statement

Proposal 4: Approval of Accendra Health, Inc. Amended and Restated 2023 Omnibus Incentive Plan

any remaining gain or loss being treated as capital gain or capital loss. The Company and its subsidiaries or affiliates generally are not entitled to a federal income tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

Other Awards

A participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon. Individuals will not have taxable income at the time of grant of a restricted stock unit, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or a share of Common Stock in settlement of the restricted stock unit, as applicable, in an amount equal to the cash or the fair market value of the Common Stock received. The current federal income tax consequences of other awards authorized under the Amended and Restated 2023 Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); dividend equivalents and other stock or cash based awards are generally subject to tax at the time of payment. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the award recipient recognizes ordinary income.

A participant who is a teammate will be subject to withholding for federal, and generally for state and local, income taxes at the time he or she recognizes income under the rules described above. The tax basis in the Common Stock received by a participant will equal the amount recognized by the participant as compensation income under the rules described in the preceding paragraph, and the participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse. Subject to the discussion below under “Tax Consequences to the Company,” we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Tax Consequences to the Company

Reasonable Compensation

For the amounts described above to be deductible by the Company, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Golden Parachute Payments

The Company’s ability (or the ability of one of our subsidiaries) to obtain a deduction for future payments under the Amended and Restated 2023 Plan could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Compensation of Covered Employees

Our ability to obtain a deduction for amounts paid under the Amended and Restated 2023 Plan could be limited by Section 162(m) of the Code. Section 162(m) of the Code limits our ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m) of the Code) in excess of $1,000,000.

New Plan Benefits

Grants under the Amended and Restated 2023 Plan will be made at the discretion of the Committee, and therefore, the benefits or number of shares subject to awards that may be granted in the future to our executive officers, teammates and non-employee directors is not currently determinable. Therefore, a New Plan Benefits Table is not provided.

Accendra Health, Inc. ● 2026 Proxy Statement	71

Proposal 4: Approval of Accendra Health, Inc. Amended and Restated 2023 Omnibus Incentive Plan

Equity Compensation Plan Information

The information regarding plans and other arrangements required by Item 10(c) of Schedule 14a can be found below in the section entitled “Equity Compensation Plan Information”.

Vote Required for Approval

Approval of this Proposal 4 requires the affirmative vote of a majority of the votes cast on this proposal. Abstentions are counted for purposes of determining whether a quorum is present and will have the same effect as a vote “against” the proposal. Broker non-votes will not be counted as votes cast on this proposal and will have no effect on the results of this vote.

The Board recommends a vote FOR the approval of the Accendra Health, Inc. Amended and Restated 2023 Omnibus Incentive Plan.

72	Accendra Health, Inc. ● 2026 Proxy Statement

Equity Compensation Plan Information

The following table shows, as of December 31, 2025, information with respect to compensation plans under which shares of Common Stock are authorized for issuance.

(c)
	(a)		Number of securities
	Number of securities to		remaining available for future
	be issued upon exercise	(b)	issuance under equity
	of outstanding options,	Weighted-average exercise	compensation plans
	warrants and	price of outstanding options,	(excluding securities reflected
Plan Category	rights(1)	warrants and rights(1)	in column (a))
Equity compensation plans approved by shareholders(2)	1,272,904	—	3,942,005	(3)
Equity compensation plans not approved by shareholders(4)	—	—	—
Total	1,272,904	—	3,942,005
(1)	There are no outstanding options, warrants or rights as of December 31, 2025. The total in column (a) above relates to PSUs.
(2)

These equity compensation plans are the 2023 Omnibus Incentive Plan adopted and approved by shareholders on May 11, 2023 (as amended on May 9, 2024), and the 2018 Stock Incentive Plan (the “2018 Plan”) adopted and approved by shareholders on May 8, 2018 (as amended May 10, 2019 and May 1, 2020). No additional awards may be made under the 2018 Plan. The Company assumed shares from the Apria, Inc. 2021 Omnibus Incentive Plan (the “Apria Plan”) that became available as of March 29, 2022 under the 2018 Plan.

(3)

Includes 3,216,759 shares of Common Stock that were assumed from the Apria Plan under the 2018 Plan pursuant to an exception under Section 303A.08 of the NYSE Listed Company Manual that remain subject to the terms and conditions set forth in such exception.

(4)	The Company does not have any equity compensation plans that have not been approved by shareholders.

Accendra Health, Inc. ● 2026 Proxy Statement	73

Stock Ownership Information

Directors, Nominees and Executive Officers

The following table shows, as of March 18, 2026, the number of shares of Common Stock beneficially owned by each director and director nominee, the executive officers identified as our “NEOs” in the Summary Compensation Table in this Proxy Statement and all current directors and executive officers of the Company as a group.

			Aggregate
	Sole Voting and Investment		Percentage
Name of Beneficial Owner	Power(1)	Other(2)	Owned
Mark A. Beck(3)	40,068	—	*
Gwendolyn M. Bingham(3)	22,184	—	*
Kenneth Gardner-Smith	54,922	—	*
Robert J. Henkel(3)	77,412	—	*
Rita F. Johnson-Mills	54,125	—	*
Stephen W. Klemash	59,051	—	*
Teresa L. Kline	54,125	—	*
Edward A. Pesicka	800,719	—	1.05%
Carissa L. Rollins	53,902	—	*
Perry A. Bernocchi	136,115	—	*
Jonathan A. Leon	100,058	—	*
Heath H. Galloway	61,996	—	*
Andrew G. Long	—	234,361	*
Directors and Executive Officers as a group (13 persons)	1,514,677		2.29%
*	Represents less than 1% of the total number of shares outstanding.
(1)	No officer or director of the Company has the right to acquire any shares through the exercise of stock options within 60 days following March 18, 2026. There are no outstanding options, warrants or rights as of December 31, 2025.
(2)	Includes: (a) shares held by certain relatives or in estates; (b) shares held in various fiduciary capacities; and (c) shares for which the shareholder has shared power to dispose or to direct disposition. These shares may be deemed to be beneficially owned under the rules and regulations of the SEC, but the inclusion of such shares in the table does not constitute an admission of beneficial ownership.
(3)	The following directors hold shares in the Common Stock account of the Directors’ Deferred Compensation Plan: Mr. Beck 49,343 shares; Ms. Bingham 49,412 shares; and Mr. Henkel 48,074 shares.

Insider Trading Policy

We have adopted an insider trading policy which governs transactions in our securities by the Company and its directors, officers, and teammates that is designed to promote compliance with insider trading laws, rules and regulations applicable to the Company. A copy of our insider trading policy is filed as Exhibit 19.1 to our 2025 Annual Report.

74	Accendra Health, Inc. ● 2026 Proxy Statement

Stock Ownership Information

Stock Ownership by Certain Shareholders

The following table shows, as of March 18, 2026, any person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) who, to our knowledge, was the beneficial owner of more than 5% of our Common Stock.

Name and Address of Beneficial Owner	Shares Beneficially Owned		Percentage Owned
Coliseum Capital Management, LLC 105 Rowayton Avenue, Rowayton, CT 06853	13,100,807	(1)	17.14%
The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	5,962,847	(2)	7.80%
BlackRock, Inc. 50 Hudson Yards, New York, NY 10001	5,454,051	(3)	7.14%
Charles Schwab investment Management, Inc. 9800 Schwab Way, Lone Tree, CO 80124	4,057,056	(4)	5.31%
(1)	Based upon a Schedule 13D report or amendment jointly filed with the SEC on November 14, 2025, by Coliseum Capital Management, LLC, Coliseum Capital, LLC, Coliseum Capital Partners, L.P., Adam Gray, and Christopher Shackelton.
(2)	Based upon a Schedule 13G report or amendment filed by Vanguard Group, Inc. with the SEC on October 30, 2025.
(3)	Based upon a Schedule 13G report or amendment filed by BlackRock Inc. with the SEC on October 2, 2025.
(4)	Based upon a Schedule 13G report or amendment filed by Charles Schwab Investment Management, Inc. with the SEC on February 12, 2026.

Accendra Health, Inc. ● 2026 Proxy Statement	75

Information about the Annual Meeting and Voting Your Shares

On or about April 2, 2026, the Company began delivering proxy materials to all shareholders of record at the close of business on March 18, 2026 (the “Record Date”). On the Record Date, there were 76,437,917 shares of the Company’s Common Stock outstanding and entitled to vote. You are entitled to participate in the Annual Meeting only if you were a shareholder as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held. You will be able to virtually attend the Annual Meeting online and submit your questions during the meeting by visiting https://meetnow.global/M9CXXJJ. You also will be able to vote your shares online by attending the Annual Meeting by webcast.

When and Where the Annual Meeting Will Be Held

The Annual Meeting will be held virtually on Thursday, May 14, 2026, at 9:00 a.m. Eastern Time at https://meetnow.global/ M9CXXJJ through a live audio webcast. We have adopted a virtual format for our Annual Meeting which allows us to make participation accessible for shareholders from any geographic location with Internet connectivity, while reducing costs and environmental impact associated with arranging and holding an in-person meeting.

How to Attend the Virtual Annual Meeting

To attend the virtual Annual Meeting, visit https://meetnow.global/M9CXXJJ and enter the 15-digit control number found in the shaded bar on your Notice of Internet Availability or proxy card. If you do not have your control number, you may attend as a guest (non-shareholder) but will not have the option to vote your shares or ask questions at the virtual meeting. The online meeting will begin at 9:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in.

If you are a registered shareholder, you do not need to register to attend the Annual Meeting virtually on the Internet. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance in order to attend the meeting. To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Accendra Health holdings along with your name and email address to Computershare. You must contact the bank or broker who holds your shares to obtain your legal proxy. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, three business days prior to the meeting date. You will receive a confirmation of your registration by email after we receive your legal proxy. Requests for registration should be directed to us by emailing an image of your legal proxy, to legalproxy@computershare.com or by mail to Computershare, Accendra Health, Inc. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001.

What You Are Voting On

Proxies are being solicited by the Board for purposes of voting on the following proposals and any other business properly brought before the meeting:

Proposal 1:	Election of the six directors named in this Proxy Statement, each for a one-year term and until their respective successors are elected and qualified.
Proposal 2:	Ratification of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.
Proposal 3:	Advisory vote, on a non-binding basis, to approve the compensation of our named executive officers (the “Say-on-Pay Proposal”).
Proposal 4:	Approval of the Accendra Health, Inc. Amended & Restated 2023 Omnibus Incentive Plan.

76	Accendra Health, Inc. ● 2026 Proxy Statement

Information about the Annual Meeting and Voting Your Shares
Information about the Annual Meeting and Voting Your Shares

Who is Entitled to Vote

Shareholders of Accendra Health, Inc. as of the close of business on the Record Date are entitled to vote. As a shareholder, you are entitled to one vote with respect to each matter to be voted upon at the meeting for each share of the Company’s Common Stock you held on the Record Date, including shares: (a) held for you in an account with a broker, bank, or other nominee; or (b) held directly in your name as the shareholder of record.

How to Vote

You can vote via the Internet, by telephone or by mail.

By Internet. You may vote via the Internet by following the specific instructions on the Notice of Internet Availability of Proxy Materials. Shareholders who have requested a paper copy of a proxy card by mail may submit proxies over the Internet by following the instructions on the proxy card. We encourage you to vote via the Internet. If your shares are held by your bank or broker in street name, please refer to the instruction form that you receive from your bank or broker or contact your bank or broker to determine whether you will be able to vote via the Internet.

By Telephone. You may vote by telephone by calling the toll-free number on the proxy card and following the instructions. Shareholders will need to have the control number that appears on their proxy card or notice available when voting. If your shares are held by your bank or broker in street name, please refer to the instruction form that you receive from your bank or broker or contact your bank or broker to determine whether you will be able to vote by telephone.

By Mail. Shareholders who have requested a paper copy of a proxy card by mail may submit proxies by completing, signing, and dating the enclosed proxy card and returning it in the postage-paid envelope provided.

However you choose to vote, you may revoke a proxy prior to the meeting by (1) submitting a subsequently dated proxy by any of the methods described above, (2) giving notice in writing to the Corporate Secretary of the Company, or (3) voting at the virtual meeting (attendance at the meeting will not itself revoke a proxy).

What Happens if You Do Not Make Selections on Your Proxy

If your proxy contains specific voting instructions, those instructions will be followed. However, if you sign and return your proxy card by mail or submit your proxy by telephone or via the Internet without making a selection on one or more proposals, you give authority to the individuals designated on the proxy card to vote on the proposal(s) for which you have not made specific selections or given instructions and any other matter that may arise at the meeting. If no specific selection is made or instructions given, it is intended that all proxies that are signed and returned or submitted via telephone or Internet will be voted “FOR” the election of all nominees for director, “FOR” the ratification of KPMG LLP as our independent registered public accounting firm in 2026, “FOR” the approval of the Say-on-Pay Proposal, and “FOR” the approval of the Accendra Health, Inc. Amended and Restated 2023 Omnibus Incentive Plan.

Whether Your Shares Will be Voted if You Don’t Provide Your Proxy

Whether your shares will be voted if you do not provide your proxy depends on how your ownership of shares of Common Stock is registered. If you own your shares as a registered holder, which means that your shares of Common Stock are registered in your name, and you do not provide your proxy, your shares will not be represented at the meeting, will not count toward the quorum requirement, which is explained below, and will not be voted.

If you own your shares of Common Stock in street name, your shares may be voted even if you do not provide your broker with voting instructions. Brokers have the authority under the NYSE rules to vote shares for which their beneficial owner customers do not provide voting instructions on certain “routine” matters. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a broker non-vote.

Accendra Health, Inc. ● 2026 Proxy Statement	77

Information about the Annual Meeting and Voting Your Shares

The Company believes that only the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2026 is a routine matter for which brokerage firms will have discretionary voting power if you do not give voting instructions with respect to this proposal. The proposal to elect directors, the Say-on-Pay Proposal, and the Amended and Restated 2023 Plan are non-routine matters for which brokerage firms will not have discretionary voting power and for which specific voting instructions from their customers are required. As a result, brokerage firms will not be allowed to vote on these non-routine matters on behalf of their customers if the customers do not return specific voting instructions.

What Constitutes a Quorum

A majority of the outstanding shares of Common Stock present or represented by proxy constitutes a quorum. A quorum is required to conduct the Annual Meeting. If you vote your proxy, you will be considered part of the quorum. Abstentions and shares held by brokers or banks in street name (“broker shares”) that are voted on any matter are included in the quorum.

The Vote Required to Approve Each Item

Election of Directors. The affirmative vote of a majority of the votes cast at the meeting is required for the election of each director. A majority of votes cast means that the number of votes cast “FOR” a nominee’s election must exceed the number of votes cast “AGAINST” that nominee’s election. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the results of this vote.

Ratification of Appointment of KPMG LLP. The appointment of KPMG LLP will be ratified if the votes cast “FOR” this proposal exceed the number of votes cast “AGAINST” this proposal. Abstentions are counted for purposes of determining whether a quorum is present and will have the same effect as a vote “against” the proposal. There should be no broker non-votes because this is considered a routine matter under the rules of the NYSE.

Advisory Vote to Approve the Say-on-Pay Proposal. The compensation of our executive officers named in the Summary Compensation Table will be approved on an advisory basis if the votes cast “FOR” this proposal exceed the number of votes cast “AGAINST” this proposal. Abstentions are counted for purposes of determining whether a quorum is present and will have the same effect as a vote “against” the proposal. Broker non-votes will not be counted as votes cast on this proposal and will have no effect on the results of this vote.

Approval of the Amended and Restated 2023 Omnibus Incentive Plan. The approval of the Amended and Restated 2023 Plan requires the affirmative vote of a majority of the votes cast on this proposal. A majority of votes cast means that the number of votes cast “FOR” this proposal must exceed the number of votes cast “AGAINST” the proposal. Abstentions are counted for purposes of determining whether a quorum is present and will have the same effect as a vote “against” the proposal. Broker non-votes will not be counted as votes cast on this proposal and will have no effect on the results of this vote.

How to Obtain a Paper Copy of the Proxy Materials

Shareholders will find instructions about how to obtain a paper copy of the proxy materials on the notice they received in the mail about the Internet availability of proxy materials.

78	Accendra Health, Inc. ● 2026 Proxy Statement

Information about the Annual Meeting and Voting Your Shares
Information about the Annual Meeting and Voting Your Shares

Householding

We have adopted a procedure approved by the SEC called “householding.” Under the householding procedure, certain stockholders, whether they own registered shares or shares in street name, who have the same address and who receive either notices or paper copies of the proxy materials in the mail will receive only one copy of our proxy materials, or a single notice, for all stockholders at that address, unless one or more of the stockholders at that address has previously notified us that they want to receive separate copies. Regardless of how you own your shares, if you received a single set of proxy materials as a result of householding, and one or more stockholders at your address would like to have separate copies of these materials with respect to the Annual Meeting or in the future, or if you would like to request that only a single set of proxy materials be sent to the household, please contact Computershare, Inc., at 1-866-252-0358 and follow the instruction. If you revoke your householding election, each primary account holder will be receiving individual copies within 30 days of your revocation.

Costs of Soliciting Proxies

Accendra Health will pay all costs of this proxy solicitation. The Company has retained Georgeson, LLC to aid in the distribution and solicitation of proxies for approximately $9,000 plus expenses. The Company will reimburse brokers and other custodians, nominees, and fiduciaries for their expenses in forwarding proxy and solicitation materials.

Accendra Health, Inc. ● 2026 Proxy Statement	79

Certain Relationships and Transactions

In accordance with the Audit Committee charter, the Audit Committee shall review and discuss with management and the independent auditor any transactions or courses of dealing with parties related to the Company which transactions are significant in size or involve terms that differ from those that would likely be negotiated with independent parties and which are relevant to an understanding of the Company’s financial statements. The Audit Committee charter further provides that the Audit Committee shall review and approve all transactions between the Company and any related person that are required to be disclosed pursuant to Regulation S-K Item 404. The Company has not entered any such related party transactions.

Shareholder Proposals

Shareholder Proposals under Rule 14a-8

Any shareholder desiring to make a proposal to be acted upon at the 2027 Annual Meeting must (i) follow the procedures, and comply with the requirements, set forth in Rule 14a-8 under Exchange Act and (ii) timely deliver such proposal to our Corporate Secretary at the Company’s principal office at 4425 Waterfront Drive, Suite 300, Glen Allen, Virginia 23060 not later than December 2, 2026, in order for the proposal to be considered for inclusion in the Company’s Proxy Statement.

Director Nominations for Inclusion in our 2025 Proxy Materials (Proxy Access)

Under certain circumstances, our Bylaws permit a shareholder, or a group of up to 20 shareholders, owning 3% or more of the outstanding shares of the Company’s stock eligible to vote in the election of directors continuously for at least three years, to nominate and include in the Company’s Annual Meeting proxy materials director candidates. The maximum number of shareholder nominated director candidates that can be included in the Company’s Annual Meeting proxy materials pursuant to the proxy access provisions of our Bylaws cannot exceed the greater of two or 20% of the number of directors in office as of the last day on which a shareholder notice may be delivered pursuant to Section 1.09 of the Bylaws. For a shareholder request to be timely under the proxy access provisions of our Bylaws, such request must be received by our Corporate Secretary at the Company’s principal office at 4435 Waterfront Drive, Suite 300, Glen Allen, Virginia 23060 not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the anniversary date of the immediately preceding mailing date for the notice of annual meeting. Accordingly, requests to include shareholder-nominated candidates in our proxy materials for the Annual Meeting must be received by the Corporate Secretary no earlier than the close of business on November 2, 2026, and not later than December 2, 2026.

All proxy access shareholder requests must comply with the timing, disclosure, procedural, and other requirements of our Bylaws, which are available as described under “Corporate Governance — Corporate Governance Materials” on page 8 of this Proxy Statement.

Other Shareholder Proposals

Our Bylaws establish an advance notice procedure for shareholders wishing to directly nominate a director candidate (other than for inclusion in our proxy statement) or to present business to be conducted at the 2027 Annual Meeting. Our Bylaws provide that a shareholder of record of the Company entitled to vote at such Annual Meeting may nominate persons for election as directors or propose such other business at the Annual Meeting if, among other things, such shareholder delivers written notice of such shareholder’s intent to make such nomination or nominations or propose such business (which business for the avoidance of doubt must constitute a proper matter for shareholder action) to our Corporate Secretary at the Company’s principal office at 4435 Waterfront Drive, Suite 300, Glen Allen, Virginia 23060 not earlier than the close of business on the 150th day prior to nor later than the close of business on the 120th day before the anniversary of the date of the Company’s immediately preceding Annual Meeting. Accordingly, the Corporate Secretary must receive written notice of a shareholder nomination to be acted upon at the 2027 Annual Meeting no earlier than the close of business on December 15, 2026, and not later than January 14, 2027. However, in the event that the date of the 2027 Annual Meeting is more than 30 days before or more than 70 days after the anniversary date of the Annual Meeting, then to be timely the shareholder’s notice must be delivered not earlier than the close of business on the 150th day prior to such Annual Meeting and not later than

80	Accendra Health, Inc. ● 2026 Proxy Statement

Information about the Annual Meeting and Voting Your Shares
Shareholder Proposals

the close of business on the later of the 120th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

All shareholder proposals and director nominations must comply with the timing, disclosure, procedural, and other requirements of our Bylaws, which are available as described under “Corporate Governance — Corporate Governance Materials” on page 8 of this Proxy Statement.

In addition to satisfying the forgoing requirements of the Bylaws, including the notice deadlines set forth above and therein, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19 under the Exchange Act.

In order for a shareholder to bring other business before a shareholder meeting, timely notice must be received by the Company within the time limits described above and in our Bylaws. The shareholder’s notice must contain the information required by our Bylaws, including but not limited to:

●	The information with respect to the shareholder proposing such business;
●	A brief description of the business desired to be brought before the meeting, including the complete text of any resolutions to be presented at the Annual Meeting and the reasons for conducting such business at the Annual Meeting; and
●	Any material interest of such shareholder and such beneficial owner in such business.

The requirements found in our Bylaws are separate from the requirements a shareholder must meet to have a proposal included in the Company’s Proxy Statement under the proxy rules.

Our Bylaws further permit a shareholder, or a group of up to 20 shareholders, owning 3% or more of the outstanding shares of the Company’s stock eligible to vote in the election of directors continuously for at least three years, to nominate and include in the Company’s Annual Meeting proxy materials director candidates to comprise generally up to two or 20% of the Board seats (whichever is greater), provided that such shareholder or group of shareholders satisfies the requirements set forth in Article I, Section 1.09 of the Bylaws.

In addition to satisfying the foregoing requirements under the Company’s Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 15, 2027.

Accendra Health, Inc. ● 2026 Proxy Statement	81

Other Matters

The Board is not aware of any matters to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. However, if any other matters properly come before the Annual Meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

April 2, 2026

By Order of the Board of Directors of Accendra Health, Inc.,

Heath H. Galloway

Executive Vice President, General Counsel & Corporate Secretary

82	Accendra Health, Inc. ● 2026 Proxy Statement

Appendix A – Accendra Health, Inc. Amended and Restated 2023 Omnibus Incentive Plan

Article 1

PURPOSE

The purpose of this Accendra Health, Inc. Amended and Restated 2023 Omnibus Incentive Plan (this “Plan”) is to promote the success of the Company’s business for the benefit of its shareholders by enabling the Company to offer Eligible Individuals cash and stock-based incentives in order to attract, retain, and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s shareholders.  This Plan is effective as of the date set forth in Article XIV.

This Plan supersedes and replaces the Owens & Minor, Inc. 2018 Stock Incentive Plan, as amended (the “Prior 2018 Plan”), in its entirety.  Awards granted under the Prior 2018 Plan prior to May 11, 2023 (the “Initial Effective Date”) will remain subject to the terms and conditions set forth in the Prior 2018 Plan.

Article 2

DEFINITIONS

For purposes of this Plan, the following terms shall have the following meanings:

2.1“Affiliate” means a corporation or other entity controlled by, controlling, or under common control with the Company.  The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.

2.2“Applicable Law” means the requirements relating to the administration of equity-based awards and the related shares under U.S. state corporate law, U.S. federal and state securities laws, the rules of any stock exchange or quotation system on which the shares are listed or quoted, and any other applicable laws, including tax laws, of any U.S. or non-U.S. jurisdictions where Awards are, or will be, granted under this Plan.

2.3“Award” means any award under this Plan of any Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Units, Performance Award, Other Stock-Based Award, or Cash Award.  All Awards shall be evidenced by and subject to the terms of an Award Agreement.

2.4“Award Agreement” means the written or electronic agreement, contract, certificate, or other instrument or document evidencing the terms and conditions of an individual Award.  Each Award Agreement shall be subject to the terms and conditions of this Plan.

2.5“Board” means the Board of Directors of the Company.

2.6“Cash Award” means an Award granted to an Eligible Individual pursuant to Section 9.3 of this Plan and payable in cash at such time or times and subject to such terms and conditions as determined by the Committee in its sole discretion.

2.7“Cause” means, unless otherwise determined by the Committee in the applicable Award Agreement or unless the “Cause” definition set forth in Article X applies, with respect to a Participant’s Termination of Service, the following (a) in the case where there is no employment agreement, offer letter, consulting agreement, change in control agreement, or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such agreement in effect but it does not define “cause” (or words of like import)), the Participant’s (i) misappropriation, theft or embezzlement of funds or property from the Company or an Affiliate or securing or attempting to secure personally any profit in connection with any transaction entered into on behalf of the Company or an Affiliate; (ii) conviction of, or entry of a plea of nolo contendere with respect to, a felony (or state law equivalent), or a misdemeanor which, in the reasonable opinion of the Company, is likely to cause material harm to the Company’s or an Affiliate’s business, customer or supplier relations, financial condition or prospects; (iii) violation of the

Accendra Health, Inc. ● 2026 Proxy Statement	A-1

Appendix A

Company’s Code of Honor or any successor code of conduct or refusal to sign an acknowledgement to abide by the same; (iv) violation of any material law or regulation to the detriment of the Company or any Affiliate; (v) engagement in conduct that results in or would be reasonably likely to result in monetary, reputational, or other injury to the Company or an Affiliate if the Participant were to continue to be employed by the Company or an Affiliate; or (vi) failure to substantially perform or meet the performance expectations of the Company or an Affiliate related to (other than by reason of illness or temporary disability, regardless of whether such temporary disability is or becomes a total and permanent disability (as defined in Section 22(e)(3) of the Code), or by reason of approved leave of absence) the duties of the Participant’s job, or (b) in the case where there is an employment agreement, offer letter, consulting agreement, change in control agreement, or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control (as defined in such agreement) actually takes place and then only with regard to a termination thereafter during the applicable protection period, as provided in such agreement.

2.8“Change in Control” means and includes each of the following, unless otherwise determined by the Committee in the applicable Award Agreement or other written agreement with a Participant approved by the Committee:

(a)any Person (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities; provided, however, that Company securities acquired directly from the Company shall be disregarded for this purpose; provided, further, that acquisitions pursuant to a Business Combination (as defined below) that does not constitute a Change in Control as defined in Section 2.8(c) shall be excluded;

(b)during any period of twelve (12) consecutive months, individuals who at the beginning of such period constitute the Board together with any new director(s) (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2.8(a), (c) or (d) and other than a director initially elected or nominated as a result of an actual or threatened election contest with respect to directors) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of a majority of the directors then still in office who either (i) were directors at the beginning of such period or (ii) were so elected or nominated with such approval, cease for any reason to constitute at least a majority of the Board;

(c)there is consummated a merger, reorganization or consolidation of the Company or in which equity securities of the Company are issued (each, a “Business Combination”), other than (i) a merger, reorganization or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its direct or indirect parent) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity (or, as applicable, a direct or indirect parent of the Company or such surviving entity) outstanding immediately after such merger, reorganization or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than thirty percent (30%) of the combined voting power of the Company’s then outstanding securities;

(d)there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(e)the shareholders of the Company approve a plan of complete liquidation of the Company.

In addition, if a Change in Control (as defined in Sections 2.8(a), (b), (c) or (d) above) constitutes a payment event with respect to any applicable Award that provides for the deferral of compensation and is subject to Section 409A of the Code, no payment will be made under that Award on account of a Change in Control unless the event described in Sections 2.8(a), (b), (c) or (d) above, as applicable, constitutes a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5).

A-2	Accendra Health, Inc. ● 2026 Proxy Statement

Appendix A

2.9“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.  Any reference to any section of the Code shall also be a reference to any successor provision and any guidance and treasury regulation promulgated thereunder.

2.10“Committee” means any committee of the Board duly authorized by the Board to administer this Plan; provided, however, that unless otherwise determined by the Board, the Committee shall consist solely of two or more members of the Board who are each (a) a “non-employee director” within the meaning of Rule 16b-3(b), and (b) “independent” under the listing standards or rules of the securities exchange upon which the Common Stock is traded, but only to the extent such independence is required in order to take the action at issue pursuant to such standards or rules.  If no committee is duly authorized by the Board to administer this Plan, the term “Committee” shall be deemed to refer to the Board for all purposes under this Plan.  The Board may abolish any Committee or re-vest in itself any previously delegated authority from time to time, and will retain the right to exercise the authority of the Committee to the extent consistent with Applicable Law.

2.11“Common Stock” means the common stock, $2.00 par value per share, of the Company.

2.12“Company” means Accendra Health, Inc., a Virginia corporation, and its successors by operation of law.

2.13“Consultant” means any natural person who is an advisor or consultant or other service provider to the Company or any of its Affiliates.

2.14“Disability” shall have the meaning ascribed to it under Section 22(e)(3) of the Code.  The determination of whether an individual has a Disability shall be determined by the Committee.

2.15“Dividend Equivalent Rights” means a right granted to a Participant under this Plan to receive the equivalent value (in cash or Shares) of dividends paid on Shares.

2.16“Effective Date” means the effective date of this Plan as defined in Article XIV.

2.17“Eligible Employee” means each employee of the Company or any of its Affiliates.

2.18“Eligible Individual” means an Eligible Employee, Non-Employee Director, or Consultant who is designated by the Committee in its discretion as eligible to receive Awards subject to the terms and conditions set forth herein.

2.19“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.  Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.

2.20“Fair Market Value” means, as of any applicable date, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, (a) if the Common Stock is listed on any established stock exchange, the closing price of a share of Common Stock as reported on the composite tape for such exchange on the last trading day immediately preceding such date, or if no sale occurred on such day, then on the next preceding day on which a sale of the Common Stock occurred on such exchange, all as reported by such source as the Committee may select, (b) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price of a share of Common Stock on the last trading day immediately preceding such date, or if no sales occurred on such date, then on the last date preceding such date on which a sale occurred, all as reported by such source as the Committee may select or (c) if the Common Stock is not publicly traded, the Committee will determine the Fair Market Value in its discretion.

2.21“Family Member” means “family member” as defined in Section A.1.(a)(5) of the general instructions of Form S-8.

Accendra Health, Inc. ● 2026 Proxy Statement	A-3

Appendix A

2.22“Incentive Stock Option” means any Stock Option granted to an Eligible Employee who is an employee of the Company or its Subsidiaries under this Plan and that is intended to be, and is designated as, an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.23“Non-Employee Director” means a director on the Board who is not an employee of the Company.

2.24“Non-Qualified Stock Option” means any Stock Option granted under this Plan that is not an Incentive Stock Option.

2.25“Other Stock-Based Award” means an Award granted under Article IX of this Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Shares, but may be settled in the form of Shares or cash.

2.26“Participant” means an Eligible Individual to whom an Award has been granted pursuant to this Plan.

2.27“Performance Award” means an Award granted under Article VIII of this Plan contingent upon achieving certain Performance Goals.

2.28“Performance Goals” means goals established by the Committee as contingencies for Awards to vest and/or become exercisable or distributable.

2.29“Performance Period” means the designated period during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate.

2.30“Person” means any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act.

2.31“Prior 2018 Plan Award” means an award outstanding under the Prior 2018 Plan as of the Initial Effective Date.

2.32“Prior 2023 Plan” means the Owens & Minor, Inc. 2023 Omnibus Incentive Plan (as amended as of March 14, 2024).

2.33“Restricted Stock” means an Award of Shares granted under Article VII of this Plan.

2.34“Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Committee to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions.

2.35“Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

2.36“Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable treasury regulations and other official guidance thereunder.

2.37“Securities Act” means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.  Reference to a specific section of the Securities Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.

2.38“Shares” means shares of Common Stock.

2.39“Stock Appreciation Right” means a stock appreciation right granted under Article VI of this Plan.

2.40“Stock Option” or “Option” means any option to purchase Shares granted pursuant to Article VI of this Plan.

A-4	Accendra Health, Inc. ● 2026 Proxy Statement

Appendix A

2.41“Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.42“Ten Percent Shareholder” means a Person owning stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its Subsidiaries.

2.43“Termination of Service” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and its Affiliates.  Unless otherwise determined by the Committee, (a) if a Participant’s employment or services with the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity, such change in status shall not be deemed a Termination of Service with the Company and its Affiliates and (b) a Participant employed by, or performing services for an Affiliate that ceases to be an Affiliate shall also be deemed to have incurred a Termination of Service provided the Participant does not immediately thereafter become an employee of the Company or another Affiliate.  Notwithstanding the foregoing provisions of this definition, with respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, a Participant shall not be considered to have experienced a “Termination of Service” unless the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code.

Article 3

ADMINISTRATION

3.1Authority of the Committee.  This Plan shall be administered by the Committee.  Subject to the terms of this Plan and Applicable Law, the Committee shall have full authority to grant Awards to Eligible Individuals under this Plan.  In particular, the Committee shall have the authority to:

(a)determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Individuals;

(b)determine the number of Shares to be covered by each Award granted hereunder;

(c)determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the Shares, if any, relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

(d)determine the amount of cash to be covered by each Award granted hereunder;

(e)determine whether, to what extent, and under what circumstances grants of Options and other Awards under this Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of this Plan;

(f)determine whether and under what circumstances an Award may be settled in cash, Shares, other property, or a combination of the foregoing;

(g)determine whether, to what extent and under what circumstances cash, Shares, or other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant;

(h)modify, waive, amend, or adjust the terms and conditions of any Award, at any time or from time to time, including but not limited to Performance Goals;

(i)determine whether a Stock Option is an Incentive Stock Option or Non-Qualified Stock Option;

(j)determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of Shares acquired pursuant to the exercise or vesting of an Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Award or Shares;

Accendra Health, Inc. ● 2026 Proxy Statement	A-5

Appendix A

(k)modify, extend, or renew an Award, subject to Article XI and Section 6.8(g) of this Plan; and

(l)determine how the Disability, death, retirement, authorized leave of absence or any other change or purported change in a Participant’s status affects an Award and the extent to which, and the period during which, a Participant, the Participant’s legal representative, conservator, guardian or beneficiary may exercise rights under the Award, if applicable.

3.2Guidelines.  Subject to Article XI of this Plan, the Committee shall have the authority to adopt, alter, and repeal such administrative rules, guidelines, and practices governing this Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by Applicable Law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of this Plan and any Award issued under this Plan (and any agreements or sub-plans relating thereto); and to otherwise supervise the administration of this Plan.  The Committee may correct any defect, supply any omission, or reconcile any inconsistency in this Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of this Plan.  The Committee may adopt special rules, sub-plans, guidelines, and provisions for persons who are residing in or employed in, or subject to, the taxes of any domestic or foreign jurisdictions to satisfy or accommodate applicable foreign laws or to qualify for preferred tax treatment of such domestic or foreign jurisdictions.

3.3Decisions Final.  Any decision, interpretation, or other action made or taken in good faith by or at the direction of the Company, the Board, or the Committee (or any of its members) arising out of or in connection with this Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding, and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors, and assigns.

3.4Designation of Consultants/Liability; Delegation of Authority.

(a)The Committee may employ such legal counsel, consultants, and agents as it may deem desirable for the administration of this Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.  Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant, or agent shall be paid by the Company.  The Committee, its members, and any person designated pursuant to this Section 3.4 shall not be liable for any action or determination made in good faith with respect to this Plan.  To the maximum extent permitted by Applicable Law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted under it.

(b)The Committee may delegate any or all of its powers and duties under this Plan to a subcommittee of directors or to any officer of the Company, including the power to perform administrative functions (including executing agreements or other documents on behalf of the Committee) and grant Awards; provided, that such delegation does not (i) violate Applicable Law, or (ii) result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company.  Upon any such delegation, all references in this Plan to the “Committee,” shall be deemed to include any subcommittee or officer of the Company to whom such powers have been delegated by the Committee.  Any such delegation shall not limit the right of such subcommittee members or such an officer to receive Awards; provided, however, that such subcommittee members and any such officer may not grant Awards to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate, or take any action with respect to any Award previously granted to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate.  The Committee may also designate employees or professional advisors who are not executive officers of the Company or members of the Board to assist in administering this Plan, provided, however, that such individuals may not be delegated the authority to grant or modify any Awards that will, or may, be settled in Shares.

3.5Indemnification.  To the maximum extent permitted by Applicable Law and to the extent not covered by insurance directly insuring such person, each current and former officer or employee of the Company or any of its Affiliates and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in

A-6	Accendra Health, Inc. ● 2026 Proxy Statement

Appendix A

connection with the administration of this Plan, except to the extent arising out of such officer’s, employee’s, member’s, or former member’s own fraud or bad faith.  Such indemnification shall be in addition to any right of indemnification that the current or former employee, officer or member may have under Applicable Law or under the by-laws of the Company or any of its Affiliates.  Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to such individual under this Plan.

Article 4

SHARE LIMITATION

4.1Shares.  The aggregate number of Shares that may be issued pursuant to this Plan shall not exceed 8,515,000 Shares (subject to any increase or decrease pursuant to this Article IV), which may be either authorized and unissued Shares or Shares held in or acquired for the treasury of the Company or both.  The aggregate number of Shares that may be issued or used with respect to any Incentive Stock Option shall not exceed 8,515,000 Shares (subject to any increase or decrease pursuant to this Section 4.1).  Any Award under this Plan settled in cash shall not be counted against the foregoing maximum share limitations.  Any Shares subject to an Award or a Prior 2018 Plan Award that expires or is canceled, forfeited, or terminated without issuance of the full number of Shares to which the Award or the Prior 2018 Plan Award related will again be available for issuance under this Plan.  Notwithstanding anything to the contrary contained herein, Shares subject to an Award under this Plan or a Prior 2018 Plan Award shall not again be made available for issuance or delivery under this Plan if such Shares are (a) Shares delivered, withheld or surrendered in payment of the exercise or purchase price of an Award or a Prior 2018 Plan Award, (b) Shares delivered, withheld, or surrendered to satisfy any tax withholding obligation or (c) Shares covered by a stock-settled Stock Appreciation Right or other stock-settled Award that were not issued upon the settlement of the Award; provided, however, that Shares subject to a Prior 2018 Plan Award that was granted pursuant to an exception under Section 303A.08 of the NYSE Listed Company Manual that become available for issuance under this Plan shall remain subject to the terms and conditions set forth in such exception.

4.2Substitute Awards.  In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, the Committee may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate (“Substitute Awards”).  Substitute Awards may be granted on such terms as the Committee deems appropriate, notwithstanding limitations on Awards in this Plan.  Substitute Awards will not count against the Shares authorized for grant under this Plan (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under this Plan as provided under Section 4.1 above), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under this Plan, as set forth in Section 4.1 above.  Additionally, in the event that a Person acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grants pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under this Plan and shall not reduce the Shares authorized for grant under this Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under this Plan as provided under Section 4.1 above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Eligible Employees or Non-Employee Directors prior to such acquisition or combination.

4.3Adjustments.

(a)The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization, or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, or preferred or prior preference stock ahead of or affecting the Shares, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate, or (vi) any other corporate act or proceeding.

Accendra Health, Inc. ● 2026 Proxy Statement	A-7

Appendix A

(b)Subject to the provisions of Section 10.1:

(i)If the Company at any time subdivides (by any split, recapitalization or otherwise) the outstanding Shares into a greater number of Shares, or combines (by reverse split, combination, or otherwise) its outstanding Shares into a lesser number of Shares, then the respective exercise prices for outstanding Awards that provide for a Participant-elected exercise and the number of Shares covered by outstanding Awards shall be appropriately adjusted by the Committee to prevent dilution or enlargement of the rights granted to, or available for, Participants under this Plan; provided, that the Committee in its sole discretion shall determine whether an adjustment is appropriate.

(ii)Excepting transactions covered by Section 4.3(b)(i), if the Company effects any merger, consolidation, statutory exchange, spin-off, reorganization, sale or transfer of all or substantially all the Company’s assets or business, or other corporate transaction or event in such a manner that the Company’s outstanding Shares are converted into the right to receive (or the holders of Common Stock are entitled to receive in exchange therefor), either immediately or upon liquidation of the Company, securities or other property of the Company or other entity, then, subject to the provisions of Section 10.1, (A) the aggregate number or kind of securities that thereafter may be issued under this Plan, (B) the number or kind of securities or other property (including cash) to be issued pursuant to Awards granted under this Plan (including as a result of the assumption of this Plan and the obligations hereunder by a successor entity, as applicable), or (C) the exercise or purchase price thereof, shall be appropriately adjusted by the Committee to prevent dilution or enlargement of the rights granted to, or available for, Participants under this Plan.

(iii)If there shall occur any change in the capital structure of the Company other than those covered by Section 4.3(b)(i) or 4.3(b)(ii), any conversion, any adjustment, or any issuance of any class of securities convertible or exercisable into, or exercisable for, any class of equity securities of the Company, then the Committee shall adjust any Award and make such other adjustments to this Plan to prevent dilution or enlargement of the rights granted to, or available for, Participants under this Plan.

(iv)In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other extraordinary transaction or change affecting the Shares or the Share price, including any securities offering or other similar transaction, for administrative convenience, the Committee may refuse to permit the exercise of any Award for up to sixty (60) days before or after such transaction.

(v)The Committee may adjust the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis, or other Company public filing.

(vi)Any such adjustment determined by the Committee pursuant to this Section 4.3(b) shall be final, binding, and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors, and permitted assigns.  Any adjustment to, or assumption or substitution of, an Award under this Section 4.3(b) shall be intended to comply with the requirements of Section 409A of the Code and Treasury Regulation §1.424-1 (and any amendments thereto), to the extent applicable.  Except as expressly provided in this Section 4.3 or in the applicable Award Agreement, a Participant shall have no additional rights under this Plan by reason of any transaction or event described in this Section 4.3.

4.4Annual Limit on Non-Employee Director Compensation.  In each calendar year during any part of which this Plan is in effect, a Non-Employee Director may not receive Awards for such individual’s service on the Board that, taken together with any cash fees paid to such Non-Employee Director during such calendar year for such individual’s service on the Board, have a value in excess of $750,000 (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes); provided, that for any calendar year in which a Non-Employee Director serves as lead director or non-executive chair of the Board, such limit shall be increased to $1,500,000; provided, further, that the limit set forth in this Section 4.4 shall be applied without regard to Awards or other compensation, if any, provided to a Non-Employee Director during any period in which such individual was an

A-8	Accendra Health, Inc. ● 2026 Proxy Statement

Appendix A

employee of the Company or any Affiliate or was otherwise providing services to the Company or to any Affiliate other than in the capacity as a Non-Employee Director.

4.5Minimum Vesting Schedule.  A vesting period of at least one (1)-year shall apply to all Awards issued under this Plan; provided that (a) up to five percent (5%) of the Shares reserved for issuance under this Plan as of the Effective Date may be issued pursuant to Awards that do not comply with such minimum one (1)-year vesting period and (b) an Award granted to a Non-Employee Director may vest on the earlier of (i) the date that is one (1) year following the date on which such Award is granted or (ii) the first annual meeting of the Company’s shareholders that occurs following the date such Award is granted, provided that such vesting period may not be less than fifty (50) weeks following the date such Award is granted.

Article 5

ELIGIBILITY

5.1General Eligibility.  All current and prospective Eligible Individuals are eligible to be granted Awards.  Eligibility for the grant of Awards and actual participation in this Plan shall be determined by the Committee in its sole discretion.  No Eligible Individual will automatically be granted any Award under this Plan.

5.2Incentive Stock Options.  Notwithstanding the foregoing, only Eligible Employees who are employees of the Company or its Subsidiaries are eligible to be granted Incentive Stock Options under this Plan.  Eligibility for the grant of an Incentive Stock Option and actual participation in this Plan shall be determined by the Committee in its sole discretion.

5.3General Requirement.  The vesting and exercise of Awards granted to a prospective Eligible Individual are conditioned upon such individual actually becoming an Eligible Employee, Consultant, or Non-Employee Director, as applicable.

Article 6

STOCK OPTIONS; STOCK APPRECIATION RIGHTS

6.1General.  Stock Options or Stock Appreciation Rights may be granted alone or in addition to other Awards granted under this Plan.  Each Stock Option granted under this Plan shall be of one of two types: (a) an Incentive Stock Option or (b) a Non-Qualified Stock Option.  Stock Options and Stock Appreciation Rights granted under this Plan shall be evidenced by an Award Agreement and subject to the terms, conditions and limitations in this Plan, including any limitations applicable to Incentive Stock Options.

6.2Grants.  The Committee shall have the authority to grant to any Eligible Individual one or more Incentive Stock Options, Non-Qualified Stock Options, and/or Stock Appreciation Rights; provided, however, that Incentive Stock Options may only be granted to an Eligible Employee who is an employee of the Company or its Subsidiaries.  To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not so qualify shall constitute a separate Non-Qualified Stock Option.

6.3Exercise Price.  The exercise price per Share subject to a Stock Option or Stock Appreciation Right shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Stock Option or Stock Appreciation Right shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, 110%) of the Fair Market Value at the time of grant.  Notwithstanding the foregoing, in the case of a Stock Option or Stock Appreciation Right that is a Substitute Award, the exercise price per Share for such Stock Option or Stock Appreciation Right may be less than the Fair Market Value on the date of grant; provided, that, such exercise price is determined in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code.

6.4Term.  The term of each Stock Option or Stock Appreciation Right shall be fixed by the Committee, provided that no Stock Option or Stock Appreciation Right shall be exercisable more than ten (10) years (or, in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, five (5) years) after the date on which the Stock Option or Stock Appreciation Right, as applicable, is granted.

Accendra Health, Inc. ● 2026 Proxy Statement	A-9

Appendix A

6.5Exercisability.  Unless otherwise provided by the Committee in accordance with the provisions of this Section 6.5, Stock Options and Stock Appreciation Rights granted under this Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant.  Subject to Section 4.5, the Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability upon the occurrence of a specified event.  Unless otherwise determined by the Committee, if the exercise of a Non-Qualified Stock Option or Stock Appreciation Right within the permitted time periods is prohibited because such exercise would violate the registration requirements under the Securities Act or any other Applicable Law or the rules of any securities exchange or interdealer quotation system, the Company’s insider trading policy (including any blackout periods) or a “lock-up” agreement entered into in connection with the issuance of securities by the Company, then the expiration of such Non-Qualified Stock Option or Stock Appreciation Right shall be extended until the date that is thirty (30) days after the end of the period during which the exercise of the Non-Qualified Stock Option or Stock Appreciation Right would be in violation of such registration requirement or other Applicable Law or rules, blackout period or lock-up agreement, as determined by the Committee; provided, however, that in no event shall any such extension result in any Non-Qualified Stock Option or Stock Appreciation Right remaining exercisable after the ten (10)-year term of the applicable Non-Qualified Stock Option or Stock Appreciation Right.

6.6Method of Exercise.  Subject to any applicable waiting period or exercisability provisions under Section 6.5, to the extent vested, Stock Options and Stock Appreciation Rights may be exercised in whole or in part at any time during the term of the applicable Stock Option or Stock Appreciation Right, by giving written notice of exercise (which may be electronic) to the Company specifying the number of Stock Options or Stock Appreciation Rights, as applicable, being exercised.  Such notice shall be accompanied by payment in full of the exercise price (which shall equal the product of such number of Shares to be purchased multiplied by the applicable exercise price).  The exercise price for the Stock Options may be paid upon such terms and conditions as shall be established by the Committee and set forth in the applicable Award Agreement.  Without limiting the foregoing, the Committee may establish payment terms for the exercise of Stock Options pursuant to which the Company may withhold a number of Shares that otherwise would be issued to the Participant in connection with the exercise of the Stock Option having a Fair Market Value on the date of exercise equal to the exercise price, or that permit the Participant to deliver cash or Shares with a Fair Market Value equal to the exercise price on the date of payment, or through a simultaneous sale through a broker of Shares acquired on exercise, all as permitted by Applicable Law.  No Shares shall be issued until payment therefor, as provided herein, has been made or provided for.  Upon the exercise of a Stock Appreciation Right a Participant shall be entitled to receive, for each right exercised, up to, but no more than, an amount in cash and/or Shares (as chosen by the Committee in its sole discretion) equal in value to the excess of the Fair Market Value of one (1) Share on the date that the right is exercised over the Fair Market Value of one (1) Share on the date that the right was awarded to the Participant.

6.7Non-Transferability.  No Stock Option or Stock Appreciation Right shall be transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Options and Stock Appreciation Rights shall be exercisable, during the Participant’s lifetime, only by the Participant.  Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not transferable pursuant to this Section 6.7 is transferable to a Family Member of the Participant in whole or in part and in such circumstances, and under such conditions, as specified by the Committee.  A Non-Qualified Stock Option that is transferred to a Family Member pursuant to the preceding sentence (a) may not be subsequently transferred other than by will or by the laws of descent and distribution and (b) remains subject to the terms of this Plan and the applicable Award Agreement.  Any Shares acquired upon the exercise of a Non-Qualified Stock Option by a permissible transferee of a Non-Qualified Stock Option or a permissible transferee pursuant to a transfer after the exercise of the Non-Qualified Stock Option shall be subject to the terms of this Plan and the applicable Award Agreement.

6.8Termination.  Unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, subject to the provisions of the applicable Award Agreement and this Plan, upon a Participant’s Termination of Service for any reason, Stock Appreciation Rights may remain exercisable following a Participant’s Termination of Service as follows:

(a)Termination by Death or Disability.  Unless otherwise provided in the applicable Award Agreement, or otherwise determined by the Committee at the time of grant or, if no rights of the Participant are reduced, thereafter, if a Participant’s Termination of Service is by reason of death or Disability, all Stock Options and Stock Appreciation Rights that are held by such Participant that are vested and exercisable at the time of the Participant’s

A-10	Accendra Health, Inc. ● 2026 Proxy Statement

Appendix A

Termination of Service may be exercised by the Participant (or in the case of the Participant’s death, by the legal representative of the Participant’s estate) at any time within a period of one (1) year from the date of such Termination of Service, but in no event beyond the expiration of the stated term of such Stock Options and Stock Appreciation Rights; provided, however, that, in the event of a Participant’s Termination of Service by reason of Disability, if the Participant dies within such exercise period, all unexercised Stock Options and Stock Appreciation Rights held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one (1) year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Options and/or Stock Appreciation Rights.

(b)Involuntary Termination Without Cause.  Unless otherwise provided in the applicable Award Agreement or otherwise determined by the Committee at the time of grant or, if no rights of the Participant are reduced, thereafter, if a Participant’s Termination of Service is by involuntary termination by the Company without Cause, all Stock Options and Stock Appreciation Rights that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination of Service may be exercised by the Participant at any time within a period of ninety (90) days from the date of such Termination of Service, but in no event beyond the expiration of the stated term of such Stock Options or Stock Appreciation Rights.

(c)Voluntary Resignation.  Unless otherwise provided in the applicable Award Agreement or otherwise determined by the Committee at the time of grant or, if no rights of the Participant are reduced, thereafter, if a Participant’s Termination of Service is voluntary (other than a voluntary termination described in Section 6.8(d)(ii) hereof), all Stock Options and Stock Appreciation Rights that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination of Service may be exercised by the Participant at any time within a period of thirty (30) days from the date of such Termination of Service, but in no event beyond the expiration of the stated term of such Stock Options or Stock Appreciation Rights.

(d)Termination for Cause.  Unless otherwise provided in the applicable Award Agreement or determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination of Service (i) is for Cause or (ii) is a voluntary Termination of Service (as provided in Section 6.8(c)) after the occurrence of an event that would be grounds for a Termination of Service for Cause, all Stock Options and Stock Appreciation Rights, whether vested or not vested, that are held by such Participant shall thereupon immediately terminate and expire as of the date of such Termination of Service.

(e)Unvested Stock Options and Stock Appreciation Rights.  Unless otherwise provided in the applicable Award Agreement or determined by the Committee at the time of grant or, if no rights of the Participant are reduced, thereafter, Stock Options and Stock Appreciation Rights that are not vested as of the date of a Participant’s Termination of Service for any reason shall terminate and expire as of the date of such Termination of Service.

(f)Incentive Stock Option Limitations.  To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under this Plan and/or any other stock option plan of the Company or any Subsidiary exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.  In addition, if an Eligible Employee does not remain employed by the Company or any Subsidiary at all times from the time an Incentive Stock Option is granted until three (3) months prior to the date of exercise thereof (or such other period as required by Applicable Law), such Stock Option shall be treated as a Non-Qualified Stock Option.  Should any provision of this Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend this Plan accordingly, without the necessity of obtaining the approval of the shareholders of the Company.

(g)Modification, Extension and Renewal of Stock Options.  The Committee may (i) modify, extend, or renew outstanding Stock Options granted under this Plan (provided that the rights of a Participant are not reduced without such Participant’s consent and provided, further that such action does not subject the Stock Options to Section 409A of the Code without the consent of the Participant), and (ii) accept the surrender of outstanding Stock Options (to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefor (to the extent not theretofore exercised).  Notwithstanding the foregoing, an outstanding Option may not be modified to reduce the exercise price thereof nor may a new Option at a lower price be substituted for a surrendered Option (other than

Accendra Health, Inc. ● 2026 Proxy Statement	A-11

Appendix A

adjustments or substitutions in accordance with Article IV), unless such action is approved by the shareholders of the Company.

6.9Automatic Exercise.  The Committee may include a provision in an Award Agreement providing for the automatic exercise of a Non-Qualified Stock Option or Stock Appreciation Right on a cashless basis on the last day of the term of such Option or Stock Appreciation Right if the Participant has failed to exercise the Non-Qualified Stock Option or Stock Appreciation Right as of such date, with respect to which the Fair Market Value of the Shares underlying the Non-Qualified Stock Option or Stock Appreciation Right exceeds the exercise price of such Non-Qualified Stock Option or Stock Appreciation Right on the date of expiration of such Option or Stock Appreciation Right, subject to Section 13.5.

6.10Dividends.  No dividends or Dividend Equivalent Rights shall be granted with respect to Stock Options or Stock Appreciation Rights.

6.11Other Terms and Conditions.  As the Committee shall deem appropriate, Stock Options and Stock Appreciation Rights may be subject to additional terms and conditions or other provisions, which shall not be inconsistent with any of the terms of this Plan.

Article 7

RESTRICTED STOCK; RESTRICTED STOCK UNITS

7.1Awards of Restricted Stock and Restricted Stock Units.  Shares of Restricted Stock and Restricted Stock Units may be granted alone or in addition to other Awards granted under this Plan.  The Committee shall determine the Eligible Individuals to whom, and the time or times at which, grants of Restricted Stock and/or Restricted Stock Units shall be made, the number of shares of Restricted Stock or Restricted Stock Units to be awarded, the price (if any) to be paid by the Participant (subject to Section 7.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards.  The Committee shall determine and set forth in the Award Agreement the terms and conditions for each Award of Restricted Stock and Restricted Stock Units, subject to the conditions and limitations contained in this Plan, including any vesting or forfeiture conditions.

The Committee may condition the grant or vesting of Restricted Stock and Restricted Stock Units upon the attainment of specified Performance Goals or such other factor as the Committee may determine in its sole discretion.

7.2Awards and Certificates.  Restricted Stock and Restricted Stock Units granted under this Plan shall be evidenced by an Award Agreement and subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

(a)Restricted Stock.

(i)Purchase Price.  The purchase price of Restricted Stock shall be fixed by the Committee.  The purchase price for shares of Restricted Stock may be zero to the extent permitted by Applicable Law, and, to the extent not so permitted, such purchase price may not be less than par value.

(ii)Legend.  Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the Company’s transfer agent, as evidencing ownership of shares of Restricted Stock.  Such certificate shall be registered in the name of such Participant, and shall, in addition to such legends required by Applicable Law, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(iii)Custody.  If stock certificates are issued in respect of shares of Restricted Stock, the Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a duly signed stock power or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would

A-12	Accendra Health, Inc. ● 2026 Proxy Statement

Appendix A

permit transfer to the Company of all or a portion of the shares subject to the Award of Restricted Stock in the event that such Award is forfeited in whole or part.

(iv)Rights as a Shareholder.  Except as provided in Section 7.3(a) and this Section 7.2(a) or as otherwise determined by the Committee in an Award Agreement, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of Shares, including, without limitation, the right to receive dividends, the right to vote such shares, and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares; provided that the Award Agreement shall specify on what terms and conditions the applicable Participant shall be entitled to dividends payable on the Shares.  Any dividends payable with respect to an Award of Restricted Stock shall be payable to the Participant only if, when and to the extent such underlying Award vests.  The dividends payable with respect to Awards of Restricted Stock that do not vest shall be forfeited.

(v)Lapse of Restrictions.  If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such Shares shall be delivered to the Participant.  All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by Applicable Law or other limitations imposed by the Committee.

(b)Restricted Stock Units.

(i)Settlement.  The Committee may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practical after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A of the Code.

(ii)Rights as a Shareholder.  A Participant will have no rights of a shareholder with respect to Shares subject to any Restricted Stock Unit unless and until Shares are delivered in settlement of the Restricted Stock Units.

(iii)Dividend Equivalent Rights.  If the Committee so provides, a grant of Restricted Stock Units may provide a Participant with the right to receive Dividend Equivalent Rights.  Any Dividend Equivalent Rights granted with respect to an Award shall be payable to the Participant only if, when and to the extent such underlying Award vests.  The Dividend Equivalent Rights granted with respect to Awards that do not vest shall be forfeited.

7.3Restrictions and Conditions.

(a)Restriction Period.

(i)The Participant shall not be permitted to transfer shares of Restricted Stock awarded under this Plan or vest in Restricted Stock Units during the period or periods set by the Committee (the “Restriction Period”) commencing on the date of such Award, as set forth in the applicable Award Agreement and such agreement shall set forth a vesting schedule and any event that would accelerate vesting of the Restricted Stock and/or Restricted Stock Units.  Within these limits, based on service, attainment of Performance Goals pursuant to Section 7.3(a)(i), and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Award of Restricted Stock or Restricted Stock Units and/or waive the deferral limitations for all or any part of any Award of Restricted Stock or Restricted Stock Units.

(ii)If the grant of shares of Restricted Stock or Restricted Stock Units or the lapse of restrictions or vesting schedule is based on the attainment of Performance Goals, the Committee shall establish the objective Performance Goals and the applicable vesting percentage applicable to each Participant or class of Participants in the applicable Award Agreement prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals are substantially uncertain.  Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions), and other similar types of events or circumstances.

Accendra Health, Inc. ● 2026 Proxy Statement	A-13

Appendix A

(b)Termination.  Unless otherwise provided in the applicable Award Agreement or determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, upon a Participant’s Termination of Service for any reason during the relevant Restriction Period, all Restricted Stock or Restricted Stock Units still subject to restriction will be forfeited in accordance with the terms and conditions established by the Committee at grant or thereafter.

Article 8

PERFORMANCE AWARDS

The Committee may grant a Performance Award to a Participant payable upon the attainment of specific Performance Goals either alone or in addition to other Awards granted under this Plan.  The Performance Goals to be achieved during the Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award.  The conditions for grant or vesting and the other provisions of Performance Awards (including, without limitation, any applicable Performance Goals) need not be the same with respect to each Participant.  Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee as set forth in the applicable Award Agreement.  If the Committee so provides, a grant of a Performance Award may provide a Participant with the right to receive dividends or Dividend Equivalent Rights; provided that any dividends or Dividend Equivalent Rights credited with respect to a Performance Award shall be subject to the same restrictions on transferability and forfeitability to the same extent as the Performance Award and subject to other terms and conditions as set forth in the Award Agreement.  Any dividends or Dividend Equivalent Rights granted with respect to an Award shall be payable to the Participant only if, when and to the extent such underlying Award vests.  The Dividend Equivalent Rights granted with respect to Awards that do not vest shall be forfeited.

Article 9

OTHER STOCK-BASED AND CASH AWARDS

9.1Other Stock-Based Awards.  The Committee is authorized to grant to Eligible Individuals Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, including but not limited to, Shares awarded purely as a bonus and not subject to restrictions or conditions, Shares in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company, stock equivalent units, and Awards valued by reference to the book value of Shares.  Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under this Plan.

Subject to the provisions of this Plan, the Committee shall have authority to determine the Eligible Individuals, to whom, and the time or times at which, such Other Stock-Based Awards shall be made, the number of Shares to be awarded pursuant to such Awards, and all other conditions of the Awards.  The Committee may also provide for the grant of Shares under such Awards upon the completion of a specified Performance Period.  The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified Performance Goals as the Committee may determine, in its sole discretion.

9.2Terms and Conditions.  Other Stock-Based Awards made pursuant to this Article IX shall be evidenced by an Award Agreement and subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

(a)Non-Transferability.  Subject to the applicable provisions of the Award Agreement and this Plan, Shares subject to Other Stock-Based Awards may not be transferred prior to the date on which the Shares are issued or, if later, the date on which any applicable restriction, performance, or deferral period lapses.

(b)Vesting.  Any Other Stock-Based Award and any Shares covered by any such Other Stock-Based Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion.

A-14	Accendra Health, Inc. ● 2026 Proxy Statement

Appendix A

(c)Price.  Shares under this Article IX may be issued for no cash consideration.  Shares purchased pursuant to a purchase right awarded pursuant to an Other Stock-Based Award shall be priced, as determined by the Committee in its sole discretion.

9.3Cash Awards.  The Committee may from time to time grant Cash Awards to Eligible Individuals in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by Applicable Law, as it shall determine in its sole discretion.  Cash Awards may be granted subject to the satisfaction of vesting conditions or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions, the Committee may accelerate the vesting of such Awards at any time in its sole discretion.  The grant of a Cash Award shall not require a segregation of any of the Company’s assets for satisfaction of the Company’s payment obligation thereunder.

9.4Dividends.  If the Committee so provides, a grant of an Other Stock-Based Award or Cash Award may provide a Participant with the right to receive dividends or Dividend Equivalent Rights; provided that any dividends or Dividend Equivalent Rights credited with respect to an Other Stock-Based Award or Cash Award shall be subject to the same restrictions on transferability and forfeitability to the same extent as the Other Stock-Based Award or Cash Award and subject to other terms and conditions as set forth in the Award Agreement.  Any dividends or Dividend Equivalent Rights granted with respect to an Award shall be payable to the Participant only if, when and to the extent such underlying Award vests.  The Dividend Equivalent Rights granted with respect to Awards that do not vest shall be forfeited.

Article 10

CHANGE IN CONTROL PROVISIONS

10.1Treatment of Awards Assumed or Substituted by a Successor Entity.  Unless otherwise provided by the Committee in an Award Agreement or any applicable employment agreement, offer letter, consulting agreement, change in control agreement, or similar agreement in effect between the Company or an Affiliate and a Participant:

(a)In the event of a Change in Control in which the surviving entity (together with its affiliates, the “Surviving Entity”) assumes outstanding Awards or substitutes similar awards under the Surviving Entity’s equity compensation plan for outstanding Awards on the same terms and conditions as the original Awards, such Awards that are assumed or substituted shall not vest solely as a result of the occurrence of the Change in Control.

(b)If, within twenty-four (24) months following the date on which such Change in Control occurs, a Participant’s service, consulting relationship or employment with the Surviving Entity is terminated by the Surviving Entity without Cause or the Participant resigns for Good Reason, any outstanding Awards or substitute awards shall become immediately vested and exercisable, as applicable.  Unless the applicable Award Agreement specifically provides for different treatment upon the circumstances described in this Section 10.1(b), Awards that vest based on performance shall be settled at the greater of (i) the target level of performance as set forth in the Award Agreement, and (ii) the actual performance achieved, measured and calculated as of the date of the Change in Control pursuant to a shortened performance period ending on the occurrence of the Change in Control.  With regard to each Award, a Participant shall not be considered to have resigned for Good Reason unless either (A) the Award Agreement governing such Award includes such provision or (B) the Participant is covered by a severance plan of the Company or an Affiliate or is party to an employment, severance or similar agreement with the Company or an Affiliate (including, without limitation, an Executive Severance Agreement), in each case, that includes provisions in which the Participant is permitted to resign for Good Reason.

(c)Solely for purposes of this Section 10.1, “Cause” shall mean, with respect to a Participant’s Termination of Service, (i) the willful and continued failure by such Participant to substantially perform his or her duties with the Surviving Entity (other than any such failure resulting from such Participant’s incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to such Participant by the Surviving Entity, which demand specifically identifies the manner in which the Surviving Entity believes that such Participant has not substantially performed his or her duties, or (ii) the willful engagement by such Participant in conduct that is demonstrably and materially injurious to the Surviving Entity, monetarily or otherwise.  For purposes of this paragraph, no act, or failure to act, on a Participant’s part shall be deemed “willful” unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Surviving Entity.

Accendra Health, Inc. ● 2026 Proxy Statement	A-15

Appendix A

10.2Treatment of Awards not Assumed or Substituted.  Unless otherwise provided by the Committee in an Award Agreement or any applicable employment agreement, offer letter, consulting agreement, change in control agreement, or similar agreement in effect between the Company or an Affiliate and a Participant, upon a Change in Control in which outstanding Awards are not assumed or substitute awards are not granted by the Surviving Entity as provided in Section 10.1 above, any such Awards shall become immediately vested and exercisable, as applicable, and any restrictions then in force will lapse, with performance-based Awards deemed earned at the greater of (a) the target level of performance as set forth in the Award Agreement, and (b) the actual performance achieved, measured and calculated as of the date of the Change in Control pursuant to a shortened performance period ending on the occurrence of the Change in Control.

Article 11

TERMINATION OR AMENDMENT OF PLAN

Notwithstanding any other provision of this Plan, the Board or the Committee may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of this Plan (including any amendment deemed necessary to ensure that the Company may comply with any Applicable Law), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by Applicable Law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension, or termination may not be materially impaired without the consent of such Participant and, provided, further, that without the approval of the holders of the Shares entitled to vote in accordance with Applicable Law, no amendment may be made that would (a) increase the aggregate number of Shares that may be issued under this Plan (except by operation of Section 4.1); (b) change the classification of individuals eligible to receive Awards under this Plan; (c) reduce the exercise price of any Stock Option or Stock Appreciation Right; (d) grant any new Stock Option, Stock Appreciation Right, or other award in substitution for, or upon the cancellation of, any previously granted Stock Option or Stock Appreciation Right that has the effect of reducing the exercise price thereof; (e) exchange any Stock Option or Stock Appreciation Right for Common Stock, cash, or other consideration when the exercise price per Share under such Stock Option or Stock Appreciation Right exceeds the Fair Market Value of a Share; or (f) take any action that would be considered a “repricing” of a Stock Option or Stock Appreciation Right under the applicable listing standards of the national exchange on which the Common Stock is listed (if any).  Notwithstanding anything herein to the contrary, the Board or the Committee may amend this Plan or any Award Agreement at any time without a Participant’s consent to comply with Applicable Law, including Section 409A of the Code.  The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV or as otherwise specifically provided herein, no such amendment or other action by the Committee shall materially impair the rights of any Participant without the Participant’s consent.

Article 12

UNFUNDED STATUS OF PLAN

This Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation.  With respect to any payment as to which a Participant has a fixed and vested interest but which is not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any right that is greater than those of a general unsecured creditor of the Company.

Article 13

GENERAL PROVISIONS

13.1Lock-Up; Legend.  The Committee may require each person receiving Shares pursuant to a Stock Option or other Award under this Plan to represent to and agree with the Company in writing that the Participant is acquiring the Shares without a view to distribution thereof.  The Company may, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during any period determined by the underwriter or the Company.  In addition to any legend required by this Plan, the certificates for such Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.  All certificates for Shares delivered under this Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities exchange system upon whose system the Common Stock is then quoted, and any Applicable Law, and the Committee may cause a legend or legends to be put on any such

A-16	Accendra Health, Inc. ● 2026 Proxy Statement

Appendix A

certificates to make appropriate reference to such restrictions.  If the Shares are held in book-entry form, then the book-entry will indicate any restrictions on such Shares.

13.2Dividends and Dividend Equivalents Subject to Forfeiture.  Any dividend or Dividend Equivalent Rights credited with respect to an Award (except for dividends paid following the grant of an Award of unrestricted (i.e., fully vested) Shares) shall be subject to the same restrictions on transferability and forfeitability to the same extent as the Award with respect to which such Shares or other property has been distributed and subject to such other terms and conditions as set forth in the Award Agreement.  Any dividends or Dividend Equivalent Rights granted with respect to an Award shall be payable to the Participant only if, when and to the extent such underlying Award vests.  The Dividend Equivalent Rights granted with respect to Awards that do not vest shall be forfeited.

13.3Other Plans.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

13.4No Right to Employment/Directorship/Consultancy.  Neither this Plan nor the grant of any Award hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any Affiliate, nor shall there be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate such employment, consultancy, or directorship at any time.

13.5Withholding of Taxes.  A Participant shall be required to pay to the Company or one of its Affiliates, as applicable, or make arrangements satisfactory to the Company regarding the payment of, any income tax, social insurance contribution or other applicable taxes that are required to be withheld in respect of an Award.  The Committee may (but is not obligated to), in its sole discretion, permit or require a Participant to satisfy all or any portion of the applicable taxes that are required to be withheld with respect to an Award by (a) the delivery of Shares (which are not subject to any pledge or other security interest) that have been both held by the Participant and vested for at least six (6) months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment under applicable accounting standards) having an aggregate Fair Market Value equal to such withholding liability (or portion thereof); (b) having the Company withhold from the Shares otherwise issuable or deliverable to, or that would otherwise be retained by, the Participant upon the grant, exercise, vesting, or settlement of the Award, as applicable, a number of Shares with an aggregate Fair Market Value equal to the amount of such withholding liability; or (c) by any other means specified in the applicable Award Agreement or otherwise determined by the Committee.

13.6Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to this Plan.  The Committee shall determine whether cash, additional Awards, or other securities or property shall be used or paid in lieu of fractional Shares or whether any fractional shares should be rounded, forfeited, or otherwise eliminated.

13.7No Assignment of Benefits.  No Award or other benefit payable under this Plan shall, except as otherwise specifically provided in this Plan or under Applicable Law or permitted by the Committee, be transferable in any manner, and any attempt to transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

13.8Clawbacks.  All awards, amounts, or benefits received or outstanding under this Plan will be subject to clawback, cancellation, recoupment, rescission, payback, reduction, or other similar action in accordance with any Company clawback or similar policy or any Applicable Law related to such actions.  A Participant’s acceptance of an Award will constitute the Participant’s acknowledgement of and consent to the Company’s application, implementation, and enforcement of any applicable Company clawback or similar policy that may apply to the Participant, whether adopted before or after the Effective Date, and any Applicable Law relating to clawback, cancellation, recoupment, rescission, payback, or reduction of compensation, and the Participant’s agreement that the Company may take any actions that may be necessary to effectuate any such policy or Applicable Law, without further consideration or action.

Accendra Health, Inc. ● 2026 Proxy Statement	A-17

Appendix A

13.9Listing and Other Conditions.

(a)Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of Shares pursuant to an Award shall be conditioned upon such Shares being listed on such exchange or system.  The Company shall have no obligation to issue such Shares unless and until such Shares are so listed, and the right to exercise any Option or other Award with respect to such Shares shall be suspended until such listing has been effected.

(b)If at any time counsel to the Company advises the Company that any sale or delivery of Shares pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under Applicable Law, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to Shares or Awards, and the right to exercise any Option or other Award shall be suspended until, based on the advice of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(c)Upon termination of any period of suspension under this Section 13.9, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all Shares available before such suspension and as to Shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

(d)A Participant shall be required to supply the Company with certificates, representations, and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent, or approval that the Company deems necessary or appropriate.

13.10Governing Law.  This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the Commonwealth of Virginia, without reference to principles of conflict of laws.

13.11Construction.  Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

13.12Other Benefits.  No Award granted or paid out under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates or affect any benefit or compensation under any other plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

13.13Costs.  The Company shall bear all expenses associated with administering this Plan, including expenses of issuing Shares pursuant to Awards hereunder.

13.14No Right to Same Benefits.  The provisions of Awards need not be the same with respect to each Participant and such Awards to individual Participants need not be the same in subsequent years.

13.15Death/Disability.  The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award.  The Committee may also require the agreement of the transferee to be bound by all of the terms and conditions of this Plan.

13.16Section 16(b) of the Exchange Act.  It is the intent of the Company that this Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act.  Accordingly, if the operation of any provision of this Plan would conflict with the intent expressed in this Section 13.16, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

A-18	Accendra Health, Inc. ● 2026 Proxy Statement

Appendix A

13.17Deferral of Awards.  The Committee may establish one or more programs under this Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of Shares or other consideration under an Award.  The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules, and procedures that the Committee deems advisable for the administration of any such deferral program.

13.18Section 409A of the Code.  This Plan and Awards are intended to comply with or be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed, and interpreted in accordance with such intent.  To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code.  Notwithstanding anything herein to the contrary, any provision in this Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with or be exempt from Section 409A of the Code and, to the extent such provision cannot be amended to comply therewith or be exempt therefrom, such provision shall be null and void.  The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under this Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company.  Notwithstanding any contrary provision in this Plan or Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under this Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, until the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) upon expiration of such delay period.

13.19Data Privacy.  As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section 13.19 by and among, as applicable, the Company and its Affiliates, for the exclusive purpose of implementing, administering, and managing this Plan and Awards and the Participant’s participation in this Plan.  In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the “Data”).  In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan, the Company and its Affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan.  Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections.  By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of Common Stock.  The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage this Plan and Awards and the Participant’s participation in this Plan.  A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative.  The Company may cancel the Participant’s eligibility to participate in this Plan, and in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein.  For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

Accendra Health, Inc. ● 2026 Proxy Statement	A-19

Appendix A

13.20Successor and Assigns.  This Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator, or trustee of such estate.

13.21Severability of Provisions.  If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

13.22Headings and Captions.  The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

Article 14

EFFECTIVE DATE OF PLAN

This Plan shall become effective on the date this Plan is approved by the shareholders of the Company in accordance with the requirements of the laws of the Commonwealth of Virginia.  If this Plan is not approved by the Company’s shareholders, this Plan will not become effective and the Prior 2023 Plan will continue in full force and effect in accordance with its terms.

Article 15

TERM OF PLAN

No Award shall be granted pursuant to this Plan on or after May 11, 2033, but Awards granted prior to such date may extend beyond that date.

* * * * *

A-20	Accendra Health, Inc. ● 2026 Proxy Statement

Appendix B - Accendra Health, Inc. Non-GAAP Financial Measures

The following tables provide reconciliations of net loss, net revenue, operating income and net loss per common share to non-GAAP measures used by management.

Year Ended
(in thousands)	December 31, 2025
Net loss, as reported (GAAP)	$(1,100,642)
Loss from discontinued operations, net of tax	997,960
Income tax provision	729
Interest expense, net	107,183
Acquisition-related charges and intangible amortization (1)	95,832
Transaction breakage fee (2)	80,000
Exit and realignment charges, net (3)	18,447
Transaction financing fees, net (4)	18,288
Litigation and related charges (5)	2,418
Other depreciation and amortization (6)	140,935
Stock compensation (7)	12,001
Other (8)	1,696
Adjusted EBITDA from continuing operations (non-GAAP)	374,847
Adjusted EBITDA from discontinued operations (non-GAAP)	49,599
Total Adjusted EBITDA (non-GAAP)	$424,446

Year Ended
(in thousands)	December 31, 2025
Net revenue, as reported (GAAP)	$2,762,032
Revenue from discontinued operations (9)	7,909,655
Total revenue (Non-GAAP)	$10,671,687

Year Ended
(in thousands)	December 31, 2025
Operating income, as reported (GAAP)	$27,460
Acquisition-related charges and intangible amortization (1)	95,832
Transaction breakage fee (2)	80,000
Exit and realignment charges, net (3)	18,447
Litigation and related charges (5)	2,418
Operating income, adjusted (non-GAAP) (Adjusted Operating Income)	224,157
Operating loss, adjusted from discontinued operations (non-GAAP)	(8,930)
Total operating income, adjusted (non-GAAP)	$215,227

Accendra Health, Inc. ● 2026 Proxy Statement	B-1

Appendix B

Year Ended
(in thousands)	December 31, 2025
Net loss, as reported (GAAP)	$(1,100,642)
Loss from discontinued operations, net of tax	997,960
Pre-tax adjustments:
Acquisition-related charges and intangible amortization (1)	95,832
Transaction breakage fee (2)	80,000
Exit and realignment charges, net (3)	18,447
Transaction financing fees, net (4)	18,288
Litigation and related charges (5)	2,418
Other (8)	1,696
Income tax benefit on pre-tax adjustments (10)	(33,710)
Income from continuing operations, net of tax, adjusted (non-GAAP)	80,289
Loss from discontinued operations, adjusted (non-GAAP)	(31,923)
Total income, adjusted (non-GAAP) (Total Adjusted Net Income)	$48,366

Year Ended
(in thousands)	December 31, 2025
Net loss per common share, as reported (GAAP)	$(14.31)
Loss from discontinued operations, net of tax per common share	12.97
Pre-tax adjustments:
Acquisition-related charges and intangible amortization (1)	0.91
Transaction breakage fee (2)	1.04
Exit and realignment charges, net (3)	0.18
Transaction financing fees, net (4)	0.17
Litigation and related charges (5)	0.03
Other (8)	0.02
Income from continuing operations, net of tax, per common share adjusted (non-GAAP)	1.01
Loss from discontinued operations, net of tax per common share adjusted (non-GAAP)	(0.40)
Total income, per common share adjusted (non-GAAP) (Total Adjusted Net Income per common share)	$0.61

The following items have been excluded in our non-GAAP financial measures:

(1)	Acquisition-related charges and intangible amortization for the year ended December 31, 2025 includes $22 million of acquisition-related costs related to the terminated acquisition of Rotech, which consisted primarily of legal and professional fees. Acquisition-related charges and intangible amortization also includes amortization of intangible assets established during acquisition method of accounting for business combinations. Acquisition-related charges consist primarily of one-time costs related to acquisitions, including transaction costs necessary to consummate acquisitions, which consist of investment banking advisory fees and legal fees, director and officer tail insurance expense, as well as transition costs, such as severance and retention bonuses, IT integration costs and professional fees. These amounts are highly dependent on the size and frequency of acquisitions and are being excluded to allow for a more consistent comparison with forecasted, current and historical results.
(2)	Transaction breakage fee includes a cash payment to Rotech of $80 million on June 5, 2025, for the termination of the Rotech Acquisition.
(3)	Exit and realignment charges, net were $18 million and included professional fees associated with strategic initiatives of $8.4 million, severance associated with strategic realignments of $5.4 million, a $4.8 million gain on sale of patient service equipment in response to the contract termination with a commercial Payor and IT strategic initiatives and other of $1.5 million. These charges also included $6.8 million related to wind-down costs of Fusion5. These costs are not normal recurring, cash operating expenses necessary for the Company to operate its business on an ongoing basis.
(4)	Transaction financing fees, net includes $12 million in net interest paid and $6.7 million in recognition of previously deferred debt issuance costs, all in connection with the previously expected Rotech acquisition.
(5)	Litigation and related charges includes settlement costs and related charges of certain legal matters. These costs do not occur in the ordinary course of our business, are inherently unpredictable in timing and amount.

B-2	Accendra Health, Inc. ● 2026 Proxy Statement

Appendix B

(6)	Other depreciation and amortization relates to patient service equipment and other fixed assets, excluding such amounts captured within exit and realignment charges, net or acquisition-related charges and intangible amortization.
(7)	Stock compensation includes share-based compensation expense related to our share-based compensation plans, excluding such amounts captured within exit and realignment charges, net or acquisition-related charges and intangible amortization. Stock compensation includes a $4.0 million benefit associated with updated expected achievement for our performance share awards.
(8)	Other includes interest costs and net actuarial losses related to our frozen noncontributory, unfunded retirement plan for certain retirees in the United States.
(9)	Represents net revenue from discontinued operations as disclosed in Note 3 in the Notes to Consolidated Financial Statements in our Form 10-K for the year ended December 31, 2025.
(10)	These charges have been tax effected by determining the income tax rate depending on the amount of charges incurred in different tax jurisdictions and the deductibility of those charges for income tax purposes.

Accendra Health, Inc. ● 2026 Proxy Statement	B-3

Accendra Health

CORPORATE OFFICE
(804) 277-4304
www.accendrahealth.com

STREET ADDRESS
4435 Waterfront Drive, Suite 300
Glen Allen, VA 23060

01 - Mark A. Beck 04 - Stephen W. Klemash 02 - Gwendolyn M. Bingham 05 - Teresa L. Kline 03 - Kenneth Gardner-Smith 06 - Edward A. Pesicka 63BM For Against Abstain For Against Abstain For Against Abstain 4. Approval of the Accendra Health, Inc. Amended and Restated 2023 Omnibus Incentive Plan. A Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2, 3, and 4. 049L0B 1. Election of six Directors, each for a one-year term and until their respective successors are elected and qualified: For Against Abstain For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. 2. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026. 3. Non-Binding advisory vote to approve the compensation of the Company’s named executive officers. 5. To transact any other business as may properly come before the Annual Meeting. 2026 Annual Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. T IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.T Online Go to www.envisionreports.com/ACH or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/ACH Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada You may vote online or by phone instead of mailing this card. Your vote matters – here’s how to vote! Votes submitted electronically must be received by May 13, 2026 at 11:59 p.m., Eastern Daylight Time

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/ACH Annual Meeting of Shareholders to be held May 14, 2026 This Proxy is solicited by the Board of Directors of Accendra Health, Inc. Mark A. Beck, Stephen W. Klemash, and Edward A. Pesicka, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Accendra Health, Inc. to be held on May 14, 2026 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote “FOR” all nominees named in Proposal 1 and “FOR” Proposals 2, 3, and 4. The Proxies, in their discretion, are further authorized to vote upon such other business as may properly come before the 2026 Annual Meeting of Shareholders and any postponements or adjournments thereof. (Items to be voted appear on reverse side) Proxy — Accendra Health, Inc. C Non-Voting Items T IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.T Change of Address — Please print new address below. Comments — Please print your comments below. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The 2026 Proxy Statement and the 2025 Annual Report/Form 10-K to Shareholders are available at: www.envisionreports.com/ACH 2026 Annual Meeting of Accendra Health, Inc. Shareholders The 2026 Annual Meeting of Shareholders of Accendra Health, Inc. will be held on Thursday, May 14, 2026 at 9:00 a.m. EDT, virtually via the Internet at https://meetnow.global/M9CXXJJ. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.